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                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                                       and

                            FIRST UNION NATIONAL BANK
                                 Master Servicer

                                       and

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                Special Servicer

                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.
                                     Trustee

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                  Paying Agent


                         POOLING AND SERVICING AGREEMENT


                          Dated as of February 10, 2002

                         ------------------------------

                                  $728,324,739

                  Commercial Mortgage Pass-Through Certificates

                                 Series 2002-C1


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
                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01   Defined Terms...............................................


                                   ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS
                AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01   Conveyance of Mortgage Loans................................
SECTION 2.02   Acceptance of the Trust Fund by Trustee.....................
SECTION 2.03   Mortgage Loan Seller's Repurchase or Substitution of
                 Mortgage Loans for Document Defects and Breaches
                 of Representations and Warranties.........................
SECTION 2.04   Representations and Warranties of Depositor.................
SECTION 2.05   Conveyance of Mortgage Loans; Acceptance of REMIC I by
                 Trustee...................................................
SECTION 2.06   Execution, Authentication and Delivery of Class R-I
                 Certificates..............................................
SECTION 2.07   Conveyance of REMIC I Regular Interests; Acceptance
                 of REMIC II by Trustee....................................
SECTION 2.08   Execution, Authentication and Delivery of REMIC II
                 Certificates..............................................


                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01   Administration of the Mortgage Loans........................
SECTION 3.02   Collection of Mortgage Loan Payments........................
SECTION 3.03   Collection of Taxes, Assessments and Similar Items;
                 Servicing Accounts; Reserve Accounts......................
SECTION 3.04   Certificate Account, Interest Reserve Account, the
                 Gain-on-Sale Reserve Account, Additional Interest
                 Account, Distribution Account and Companion
                 Distribution Account......................................
SECTION 3.05   Permitted Withdrawals From the Certificate Account,
                 Interest Reserve Account, the Additional Interest
                 Account and the Distribution Account......................
SECTION 3.06   Investment of Funds in the Servicing Accounts, the Reserve
                 Accounts, the Certificate Account, the Interest Reserve Account, the Distribution Account, the Companion Distribution Account, the Additional Interest Account
                 and the REO Account.......................................
SECTION 3.07   Maintenance of Insurance Policies; Errors and Omissions
                 and Fidelity Coverage.....................................
SECTION 3.08   Enforcement of Alienation Clauses...........................
SECTION 3.09   Realization Upon Defaulted Mortgage Loans; Required
                 Appraisals................................................
SECTION 3.10   Trustee and Custodian to Cooperate; Release of Mortgage
                 Files.....................................................
SECTION 3.11   Servicing Compensation......................................
SECTION 3.12   Property Inspections; Collection of Financial Statements;
                 Delivery of Certain Reports...............................
SECTION 3.13   Annual Statement as to Compliance...........................
SECTION 3.14   Reports by Independent Public Accountants...................
SECTION 3.15   Access to Certain Information...............................
SECTION 3.16   Title to REO Property; REO Account..........................
SECTION 3.17   Management of REO Property..................................
SECTION 3.18   Resolution of Defaulted Mortgage Loans and REO Properties...
SECTION 3.19   Additional Obligations of Master Servicer and Special
                 Servicer..................................................
SECTION 3.20   Modifications, Waivers, Amendments and Consents.............
SECTION 3.21   Transfer of Servicing Between Master Servicer and
                 Special Servicer; Record Keeping..........................
SECTION 3.22   Sub-Servicing Agreements....................................
SECTION 3.23   Representations and Warranties of Master Servicer and
                 Special Servicer..........................................
SECTION 3.24   Sub-Servicing Agreement Representation and Warranty.........
SECTION 3.25   Designation of Controlling Class Representative.............
SECTION 3.26   Servicing and Administration of the AB Mortgage Loans
                 and the Companion Loans...................................
SECTION 3.27   Abbey Intercreditor Agreement...............................


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERs

SECTION 4.01   Distributions...............................................
SECTION 4.02   Statements to Certificateholders; CMSA Loan Periodic
                 Update File...............................................
SECTION 4.03   P&I Advances................................................
SECTION 4.04   Allocation of Realized Losses and Additional Trust Fund
                 Expenses; Allocation of Certificate Deferred Interest;
                 Allocation of Appraisal Reduction Amounts.................
SECTION 4.05   Calculations................................................
SECTION 4.06   Use of Agents...............................................


                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01   The Certificates............................................
SECTION 5.02   Registration of Transfer and Exchange of Certificates.......
SECTION 5.03   Book-Entry Certificates.....................................
SECTION 5.04   Mutilated, Destroyed, Lost or Stolen Certificates...........
SECTION 5.05   Persons Deemed Owners.......................................


                                   ARTICLE VI

                 THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL
                SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01   Liability of Depositor, Master Servicer and Special
                 Servicer..................................................
SECTION 6.02   Merger, Consolidation or Conversion of Depositor or
                 Master Servicer or Special Servicer.......................
SECTION 6.03   Limitation on Liability of Depositor, Master Servicer
                 and Special Servicer......................................
SECTION 6.04   Resignation of Master Servicer and the Special Servicer.....
SECTION 6.05   Rights of Depositor, the Paying Agent and Trustee in
                 Respect of Master Servicer and the Special Servicer.......
SECTION 6.06   Depositor, Master Servicer and Special Servicer to
                 Cooperate with Trustee and the Paying Agent...............
SECTION 6.07   Depositor, Special Servicer, Paying Agent and Trustee
                 to Cooperate with Master Servicer.........................
SECTION 6.08   Depositor, Master Servicer, Paying Agent and Trustee
                 to Cooperate with Special Servicer........................
SECTION 6.09   Designation of Special Servicer by the Controlling Class....
SECTION 6.10   Master Servicer or Special Servicer as Owner of a
                 Certificate...............................................
SECTION 6.11   The Controlling Class Representative........................


                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01   Events of Default...........................................
SECTION 7.02   Trustee to Act; Appointment of Successor....................
SECTION 7.03   Notification to Certificateholders..........................
SECTION 7.04   Waiver of Events of Default.................................
SECTION 7.05   Additional Remedies of Trustee Upon Event of Default........


                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE PAYING AGENT

SECTION 8.01   Duties of Trustee and the Paying Agent......................
SECTION 8.02   Certain Matters Affecting Trustee and the Paying Agent......
SECTION 8.03   Trustee and Paying Agent Not Liable for Validity or
                 Sufficiency of Certificates or Mortgage Loans.............
SECTION 8.04   Trustee or Paying Agent May Own Certificates................
SECTION 8.05   Fees and Expenses of Trustee and the Paying Agent;
                 Indemnification of Trustee and the Paying Agent...........
SECTION 8.06   Eligibility Requirements for Trustee and Paying Agent.......
SECTION 8.07   Resignation and Removal of Trustee and the Paying Agent.....
SECTION 8.08   Successor Trustee or Paying Agent...........................
SECTION 8.09   Merger or Consolidation of Trustee..........................
SECTION 8.10   Appointment of Co-Trustee or Separate Trustee...............
SECTION 8.11   Appointment of Custodians...................................
SECTION 8.12   Appointment of Authenticating Agents........................
SECTION 8.13   Access to Certain Information...............................
SECTION 8.14   Appointment of REMIC Administrators.........................
SECTION 8.15   Representations, Warranties and Covenants of Trustee........
SECTION 8.16   Representations, Warranties and Covenants of the Paying
                 Agent.....................................................
SECTION 8.17   Reports to the Securities and Exchange Commission;
                 Available Information.....................................
SECTION 8.18   Maintenance of Mortgage File................................
SECTION 8.19   Companion Paying Agent......................................
SECTION 8.20   Companion Register..........................................


                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01   Termination Upon Repurchase or Liquidation of All
                 Mortgage Loans............................................
SECTION 9.02   Additional Termination Requirements.........................


                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01  REMIC Administration........................................
SECTION 10.02  Grantor Trust Administration................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01  Amendment...................................................
SECTION 11.02  Recordation of Agreement; Counterparts......................
SECTION 11.03  Limitation on Rights of Certificateholders..................
SECTION 11.04  Governing Law...............................................
SECTION 11.05  Notices.....................................................
SECTION 11.06  Severability of Provisions..................................
SECTION 11.07  Grant of a Security Interest................................
SECTION 11.08  Streit Act..................................................
SECTION 11.09  Successors and Assigns; Beneficiaries.......................
SECTION 11.10  Article and Section Headings................................
SECTION 11.11  Notices to Rating Agencies..................................
SECTION 11.12  Complete Agreement..........................................

                                    EXHIBITS
                                    --------



Exhibit Description                Exhibit No.          Section Reference
-------------------               -----------          -----------------

Form of Class A-1 Certificate          A-1          Section 1.01 Definition
                                                    of "Class A-1 Certificate"

Form of Class A-2 Certificate          A-2          Section 1.01 Definition
                                                    of "Class A-2 Certificate"

Form of Class IO-I Certificate         A-3          Section 1.01 Definition
                                                    of "Class IO-I Certificate"

Form of Class IO-II Certificate        A-4          Section 1.01 Definition
                                                    of "Class IO-II Certificate"

Form of Class B Certificate            A-5          Section 1.01 Definition
                                                    of "Class B Certificate"

Form of Class C Certificate            A-6          Section 1.01 Definition
                                                    of "Class C Certificate"

Form of Class D Certificate            A-7          Section 1.01 Definition
                                                    of "Class D Certificate"

Form of Class E Certificate            A-8          Section 1.01 Definition
                                                    of "Class E Certificate"

Form of Class F Certificate            A-9          Section 1.01 Definition
                                                    of "Class F Certificate"

Form of Class G Certificate           A-10          Section 1.01 Definition
                                                    of "Class G Certificate"

Form of Class H Certificate           A-11          Section 1.01 Definition
                                                    of "Class H Certificate"

Form of Class J Certificate           A-12          Section 1.01 Definition
                                                    of "Class J Certificate"

Form of Class K Certificate           A-13          Section 1.01 Definition
                                                    of "Class K Certificate"

Form of Class L Certificate           A-14          Section 1.01 Definition
                                                    of "Class L Certificate"

Form of Class M Certificate           A-15          Section 1.01 Definition
                                                    of "Class M Certificate"

Form of Class N Certificate           A-16          Section 1.01 Definition
                                                    of "Class N Certificate"

Form of Class O Certificate           A-17          Section 1.01 Definition
                                                    of "Class O Certificate"

Form of Class R-I Certificate         A-18          Section 1.01 Definition
                                                    of "Class R-I Certificate"

Form of Class R-II Certificate        A-19          Section 1.01 Definition
                                                    of "Class R-II Certificate"

Form of Class Z Certificate           A-20          Section 1.01 Definition
                                                    of "Class Z Certificate"

Mortgage Loan Schedule                  B           Section 1.01 Definition
                                                    of "Mortgage Loan Schedule"

Schedule of Exceptions to              C-1          Section 2.02(a)
Mortgage File Delivery

Form of Custodial Certification        C-2          Section 2.02(b)

Form of Master Servicer Request        D-1          Section 1.01 Definition
for Release                                       of "Request for
                                                    Release";
                                                    Section 2.03(b);
                                                    Section 3.10(a); and
                                                    Section 3.10(b)

Form of Special Servicer               D-2          Section 1.01 Definition
Request for Release                                 of "Request for
                                                    Release"; Section 3.10(b)

Calculation of NOI/Debt Service         E           Section 1.01 Definition
Coverage Ratios                                     of "Net Operating Income"

Form of Updated Collection              F           Section 1.01 Definition
Report                                              of "Updated Collection
                                                    Report"

Form of Transferor Certificate         G-1          Section 5.02(b)

Form of Transferee Certificate         G-2          Section 5.02(b)
for QIBs

Form of Transferee Certificate         G-3          Section 5.02(b)
for Non-QIBs

Form of Transferee Certificate          H           Section 5.02(c)

Form of Transfer Affidavit and         I-1          Section 5.02(d)(i)(2)
Agreement Pursuant to Section
5.02(d)(i)(2)

Form of Transferor Certificate         I-2          Section 5.02(d)(i)(4)
Pursuant to Section
5.02(d)(i)(4)

Form of Notice and                     J-1          Section 6.09
Acknowledgment

Form of Acknowledgment of              J-2          Section 6.09
Proposed Special Servicer

Form of CMSA Property File              K           Section 1.01 Definition
Report                                              of "CMSA Property File
                                                    Report"

Form of Comparative Financial           L           Section 1.01 Definition
Status Report                                       of "Comparative
                                                    Financial Status Report"

Form of REO Status Report               M           Section 1.01 Definition
                                                    of "REO Status Report"

Form of Watch List                      N           Section 1.01 Definition
                                                    of "Watch List"

Form of Delinquent Loan Status          O           Section 1.01 Definition
Report                                              of "Delinquent Loan
                                                    Status Report"

Form of Historical Loan                 P           Section 1.01 Definition
Modification Report                                 of "Historical Loan
                                                    Modification Report"

Form of Historical Liquidation          Q           Section 1.01 Definition
Report                                              of "Historical
                                                    Liquidation Report"

Form of NOI Adjustment Worksheet        R           Section 1.01 Definition
                                                    of "NOI Adjustment
                                                    Worksheet"

Form of Operating Statement             S           Section 1.01 Definition
Analysis Report                                     of "Operating Statement
                                                    Analysis Report"

Form of Interim Delinquent Loan         T           Section 1.01 Definition
Status Report                                       of "Interim Delinquent
                                                    Loan Status Report"

Form of CMSA Loan Periodic              U           Section 1.01 Definition
Update File                                         of "CMSA Loan Periodic
                                                    Update File"

Form of Certificateholder              V-1          Section 3.15
Confirmation Certificate
Request by Beneficial Holder

Form of Prospective Purchaser          V-2          Section 3.15
Certificate

Form of CMSA Bond File Report           W           Section 1.01 Definition
                                                    of "CMSA Bond File
                                                    Report"

Form of CMSA Collateral Summary         X           Section 1.01 Definition
File                                                of "CMSA Collateral
                                                    Summary File"

Form of CMSA Financial File             Y           Section 1.01 Definition
                                                    of "CMSA Financial File"

Form of CMSA Loan Setup File            Z           Section 1.01 Definition
                                                    of "CMSA Loan Setup File"

Initial Companion Holder               AA           Section 8.20

Class IO-II Reference Rate             BB           Section 1.01 Definition
                                                    of "Class IO-II
                                                    Reference Rate"

Form of Purchase Option Notice         CC           Section 3.18

                         POOLING AND SERVICING AGREEMENT

            This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of February 10, 2002, among FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, FIRST UNION NATIONAL BANK, as Master Servicer, GMAC COMMERCIAL MORTGAGE CORPORATION, as Special Servicer, WELLS FARGO BANK MINNESOTA, N.A., as Trustee, and LASALLE BANK NATIONAL ASSOCIATION, as Paying Agent.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be the Mortgage Loans.

            As provided herein, the Paying Agent on behalf of the Trustee will elect to treat the segregated pool of assets consisting of all of the Mortgage Loans (exclusive of that portion of the interest payments thereon that constitute Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Residual Interest will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law, and will be represented by the Class R-I Certificates.

            As provided herein, the Paying Agent on behalf of the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates will be designated as a separate "regular interest" in REMIC II for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth the Class or Component designation, the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest"), the Corresponding Components of the Class IO Certificates and the Original Class Principal Balance for each Class of Sequential Pay Certificates (the "Corresponding Certificates").


 Corresponding   Original Class     Corresponding    Corresponding Components of
 Certificates   Principal Balance  REMIC I Regular    Class IO Certificates (1)
                                    Interests (1)

Class A-1          $131,057,000         LA-1                    IO-A-1

Class A-2          $430,663,000        LA-2-1                  IO-A-2-1

                                       LA-2-2                  IO-A-2-2

Class B             $26,402,000          LB                      IO-B

Class C             $32,774,000          LC                      IO-C

Class D              $9,104,000          LD                      IO-D

Class E              $8,194,000          LE                      IO-E

Class F             $12,746,000          LF                      IO-F

Class G             $10,014,000          LG                      IO-G

Class H             $14,567,000          LH                      IO-H

Class J             $14,566,000          LJ                      IO-J

Class K              $5,463,000          LK                      IO-K

Class L              $5,462,000          LL                      IO-L

Class M              $7,283,000          LM                      IO-M

Class N              $3,642,000          LN                      IO-N

Class O             $16,387,739          LO                      IO-O


            (1) The REMIC I Regular Interest and the Components of the Class IO Certificates that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the "Corresponding REMIC I Regular Interest" and the "Corresponding Components" respectively, with respect to each other.

            The portion of the Trust Fund consisting of: (i) the Additional Interest and the Additional Interest Account and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. As provided herein, the Paying Agent on behalf of the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of REMIC I or REMIC II.

            Four mortgage loans (the "Companion Loans") with an aggregate original principal amount of $1,649,723.43 are not part of the Trust Fund but are secured by corresponding Mortgages that secure related Mortgage Loans (each an "AB Mortgage Loan" and collectively, the "AB Mortgage Loans") that are part of the Trust Fund. As and to the extent provided herein, the Companion Loans will be serviced and administered in accordance with this Agreement. Amounts attributable to the Companion Loans will not be assets of the Trust Fund, and will be owned by the Companion Holder.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01      Defined Terms.
                              -------------

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Abbey Intercreditor Agreement": That certain Intercreditor Agreement, dated January 2002, between First Union National Bank, as mortgage lender, and Capri Select Income, LLC, as mezzanine lender.

            "Abbey Mezzanine Lender": The "Mezzanine Lender" as defined in the Abbey Intercreditor Agreement.

            "AB Mortgage Loan": Each Mortgage Loan identified on the Mortgage Loan Schedule as loan number 75, 96, 97, and 106.

            "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class IO Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued for the related Interest Accrual Period on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to the Class IO-I and Class IO-II Certificates for any Distribution Date, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Accrued Component Interest": With respect to each Component of the Class IO-I and Class IO-II Certificates for any Distribution Date, one month's interest at the Class IO-I Strip Rate or Class IO-II Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule.

            "Additional Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            "Additional Interest Account": The segregated account or accounts created and maintained by the Paying Agent pursuant to Section 3.04(d) which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, Additional Interest Account." The Additional Interest Account shall not be an asset of REMIC I or REMIC II.

            "Additional Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

            "Additional Trust Fund Expense": Any Special Servicing Fees, Workout Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer and the Trustee on Advances (to the extent not offset by Penalty Interest and late payment charges) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (and not otherwise paid from Penalty Interest and late payment charges), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (viii), (ix), (xi), (xii), (xiii) and
(xix) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or (y) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

            "Additional Yield Amount": With respect to any Distribution Date and the Regular Certificates (other than the Class IO Certificates and any Excluded Class) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, provided that a Yield Maintenance Charge and/or Prepayment Premium was actually collected on a Mortgage Loan or an REO Loan during the related Collection Period, the product of (a) such Yield Maintenance Charge and/or Prepayment Premium multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for the Regular Certificates then receiving principal over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for such Mortgage Loan or REO Loan, as the case may be, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Regular Certificates on such Distribution Date pursuant to Section 4.01(a), and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

            "Advance":  Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event":  As defined in Section 10.01(h).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

            "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer or the Master Servicer, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the American Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider.

            "Appraisal Reduction Amount": The excess, if any, of (a) the sum of, as calculated by the Master Servicer as of the first Determination Date immediately succeeding the Master Servicer obtaining knowledge of the occurrence of the Required Appraisal Date if no new Required Appraisal (or letter update or internal valuation) is required or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Mortgage Loan (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer or the Trustee with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan document) held with respect to such Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the outstanding principal balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable. The Master Servicer may consult with the Special Servicer, who agrees to cooperate with the Master Servicer, regarding its calculation, if necessary.

            "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File.

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

            "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect on the Closing Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

            "Authenticating Agent": Any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Paying Agent).

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, and
(v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(d), net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses (ii)-(xv), (xix) and (xx) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii) - (vi) of Section 3.05(b),
(iii) Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v) with respect to the Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Certificate Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c) and (vi) any amounts deposited in the Certificate Account or the Distribution Account in error.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Bid Allocation": With respect to the Master Servicer and each Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Borrower Reserve Agreement": With respect to any Mortgage Loan, the related borrower reserve agreement, replacement reserve agreement or similar agreement executed by the Mortgagor and setting forth the terms and amounts required to be reserved or escrowed for the related Mortgaged Property, in each case pledged as additional collateral under the related Mortgage.

            "Breach": A breach of any representation or warranty relating to any Mortgage Loan set forth in the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois, Minneapolis, Minnesota, or the cities in which the Corporate Trust Office of the Trustee (which as of the Closing Date is Columbia, Maryland) or the offices of the Master Servicer (which as of the Closing Date is Charlotte, North Carolina) or the offices of the Special Servicer (which as of the Closing Date is San Francisco, California) or the offices of the Paying Agent (which as of the Closing Date is Chicago, Illinois) are located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "First Union National Bank, as Master Servicer for Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of and in trust for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1."

            "Certificate Deferred Interest": The amount by which interest distributable to any Class of Sequential Pay Certificates is reduced by the amount of Mortgage Deferred Interest allocable to such Class on any Distribution Date.

            "Certificate Factor": With respect to any Class of Regular Certificates as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal Balance, Class IO-I Notional Amount or Class IO-II Notional Amount, as applicable, of such Class of Regular Certificates and the denominator of which is the Original Class Principal Balance or Original Notional Amount of such Class of Regular Certificates.

            "Certificate Notional Amount": With respect to any Class IO-I or Class IO-II Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class IO-I or Class IO-II Notional Amount, as applicable.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the Paying Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the Paying Agent, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

            "Class A Certificates": The Class A-1 and Class A-2 Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

             "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class IO Certificates": The Class IO-I and Class IO-II Certificates

            "Class IO-I Certificate": Any one of the Certificates with a "Class IO-I" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing the Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class IO-I Notional Amount": With respect to the Class IO-I Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class IO-I Strip Rate": With respect to any Class of Components (other than Components IO-A-2-2, IO-B, IO-C, IO-D, IO-E and IO-F) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates, and in the case of Components IO-A-2-2, IO-B, IO-C, IO-D, IO-E and IO-F (i) for any Distribution Date occurring on or before the Class IO-II Termination Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class IO-II Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the Class IO-II Termination Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class IO-I Strip Rate be less than zero).

            "Class IO-II Certificate": Any one of the Certificates with a "Class IO-II" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing the IO-II Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class IO-II Components": Each of Component IO-A-2-2, Component IO-B, Component IO-C, Component IO-D, Component IO-E and Component IO-F.

            "Class IO-II Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class IO-II Components.

            "Class IO-II Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date on Exhibit BB.

            "Class IO-II Strip Rate": With respect to each of the Class IO-II Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the Class IO-II Termination Date, (x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Class IO-II Reference Rate for such Distribution Date minus 0.03%, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class IO-II Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the Class IO-II Termination Date, 0% per annum.

            "Class IO-II Termination Date": The Distribution Date in February 2009.

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class Principal Balance": The aggregate principal balance of any Class of Sequential Pay Certificates outstanding from time to time. As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). The Class Principal Balance of any Class of Sequential Pay Certificates will be increased on any Distribution Date by the amount of any Certificate Deferred Interest allocated to such Class on such Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            "Class Z Certificate": Any one of the Certificates with a "Class Z" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a proportionate interest in the Additional Interest that is described in Section 4.01(b).

            "CLF Intercreditor Agreement": Intercreditor Agreement Among Note Holders, dated as of October 1, 2001, between Capital Lease Funding, L.P., as lead lender, and First Union National Bank, as co-lender together with (a) with respect to loan number 75, Intercreditor Agreement Supplement, dated as of November 14, 2001; (b) with respect to loan number 96, Intercreditor Agreement Supplement, dated as of November 28, 2001; (c) with respect to loan number 97, Intercreditor Agreement Supplement, dated as of November 14, 2001; and (d) with respect to loan number 106, Intercreditor Agreement Supplement, dated as of November 14, 2001, regarding the administration of each Loan Pair and the allocation of all amounts received by the holders of the notes constituting any portion thereof.

            "Closing Date":  February 25, 2002.

            "CMSA": The Commercial Mortgage Securities Association (formerly the Commercial Real Estate Secondary Market and Securitization Association) or any successor organization.

            "CMSA Bond File": The monthly report in the "CMSA Bond File" format substantially in the form of and containing the information called for therein, a form of which is attached hereto as Exhibit W, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Collateral Summary File": The monthly report in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, a form of which is attached hereto as Exhibit X, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Financial File": The monthly report in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit Y, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Periodic Update File": The monthly report in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit U, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Setup File": The report in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit Z, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Property File": The monthly report in the "CMSA Property File" format substantially in the form of and containing the information called for therein for each Mortgaged Property, a form of which is attached hereto as Exhibit K, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

            "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

            "Companion Distribution Account": With respect to the Companion Loans, the separate account created and maintained by the Companion Paying Agent pursuant to Section 3.04(b) and held on behalf of the Companion Holder, which shall be entitled "LaSalle Bank National Association, as Companion Paying Agent for the Companion Holder of the Companion Loans." The Companion Distribution Accounts shall not be assets of the Trust Fund, but instead each Companion Distribution Account shall be held by the Companion Paying Agent on behalf of the applicable Companion Holder. Any such account shall be an Eligible Account.

            "Companion Holder": With respect to any Companion Loan, the owner of the Mortgage Note representing such Companion Loan. As of the Closing Date, the Companion Holder of each Companion Loan is Capital Lease Funding, L.P.

            "Companion Loan": As defined in the Preliminary Statement.

            "Companion Paying Agent": The paying agent appointed pursuant to
Section 8.19.

            "Companion Register": The register maintained by the Companion Paying Agent pursuant to Section 8.20.

            "Comparative Financial Status Report": A report substantially containing the content described in Exhibit L attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, calculated as of the last day of the calendar month immediately preceding the preparation of such report, for (i) each of the three immediately preceding monthly periods (to the extent such information is available), (ii) the most current available year-to-date, (iii) the previous two full fiscal years stated separately, and (iv) the "base year" (representing the original analysis of information used as of the Cut-off Date), or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally. For the purposes of the Master Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller.

            "Component": Each of Component IO-A-1, Component IO-A-2-1, Component IO-A-2-2, Component IO-B, Component IO-C, Component IO-D, Component IO-E, Component IO-F, Component IO-G, Component IO-H, Component IO-J, Component IO-K, Component IO-L, Component IO-M, Component IO-N and Component IO-O.

            "Component IO-A-1": One of sixteen components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1 as of any date of determination.

            "Component IO-A-2-1": One of sixteen components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-1 as of any date of determination.

            "Component IO-A-2-2": One of sixteen components of the Class IO-I Certificates and one of six components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-2 as of any date of determination.

            "Component IO-B": One of sixteen components of the Class IO-I Certificates and one of the six components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LB as of any date of determination.

            "Component IO-C": One of sixteen components of the Class IO-I Certificates and one of the six components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LC as of any date of determination.

            "Component IO-D": One of sixteen components of the Class IO-I Certificates and one of the six components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD as of any date of determination.

            "Component IO-E": One of sixteen components of the Class IO-I Certificates and one of the six components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE as of any date of determination.

            "Component IO-F": One of sixteen components of the Class IO-I Certificates and one of the six components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF as of any date of determination.

            "Component IO-G": One of sixteen components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG as of any date of determination.

            "Component IO-H": One of sixteen components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH as of any date of determination.

            "Component IO-J": One of sixteen components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ as of any date of determination.

            "Component IO-K": One of sixteen components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK as of any date of determination.

            "Component IO-L": One of sixteen components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL as of any date of determination.

            "Component IO-M": One of sixteen components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM as of any date of determination.

            "Component IO-N": One of sixteen components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN as of any date of determination.

            "Component IO-O": One of sixteen components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LO as of any date of determination.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

            "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is greater than 25% of the Original Class Principal Balance thereof; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Residual Certificates or the Class IO Certificates) bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1 and Class A-2 Certificates shall be deemed a single Class of Certificates.

            "Controlling Class Representative":  As defined in Section 3.25.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Services (CMBS) -- First Union National Bank Commercial Mortgage Trust, Series 2002-C1.

            "Corrected Mortgage Loan": Any Mortgage Loan and, if applicable, any Companion Loan, that had been a Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan".

            "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular Interest.

            "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular Interest.

            "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Component of the Class IO Certificates.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-off Date": With respect to any Mortgage Loan or Companion Loan, the Due Date for such Mortgage Loan or Companion Loan in February, 2002.

            "Cut-off Date Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent sixty days or more in respect to a Periodic Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Mortgagor continues to make the Assumed Scheduled Payment and the Master Servicer or Special Servicer, as the case may be, has received written evidence acceptable to the Special Servicer or the Controlling Class Representative from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 90 days(or 150 days with the consent of the Controlling Class Representative) after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan shall immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defeasance Collateral": With respect to any Defeasance Loan, the United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate":  As defined in Section 5.03(a).

            "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit O attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but constituted Specially Serviced Mortgage Loans, or were in foreclosure but were not REO Property and the status of resolution or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "Depositor": First Union Commercial Mortgage Securities, Inc. or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the fourth Business Day prior to such Distribution Date.

            "Determination Information": As defined in Section 3.18(b).

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor or lessee; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Discount Rate": With respect to any prepaid Mortgage Loan or REO Loan for purposes of allocating any Yield Maintenance Charge or Prepayment Premium received thereon or with respect thereto among the respective Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), an amount equal to the discount rate stated in the Mortgage Loan documents related to such Mortgage Loan or REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided, that if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for such prepaid Mortgage Loan or REO Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Paying Agent or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Class of Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than with respect to the Class IO Certificates)(to not less than zero) by
(i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates for such Distribution Date, and (ii) with respect to each such Class (other than the Class IO Certificates), such Class' share of any Certificate Deferred Interest allocated to such Class in accordance with Section 4.04(c).

            "Distribution Account": The segregated account or accounts created and maintained by the Paying Agent on behalf of the Trustee pursuant to Section 3.04(b) which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1."

            "Distribution Date": The twelfth day of any month, or if such twelfth day is not a Business Day, the Business Day immediately succeeding, commencing on March 12, 2002.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": With respect to any document or documents constituting a part of a Mortgage File, the occurrence and continuance of any of the following: the document has not been properly executed, is missing (beyond the time period required for its delivery pursuant to the terms of Section 2.02 and Section 2.03), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face.

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date or any Companion Loan on or prior to its maturity date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan is scheduled to be first due;
(ii) any Mortgage Loan after its Stated Maturity Date or any Companion Loan after its maturity date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and with respect to deposits held for 30 days or more in such account the (a) long-term deposit or unsecured debt obligations of which are rated at least (A) "Aa3" by Moody's and
(B) "AA-" by S&P (or "A-" provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or with respect to deposits held for less than 30 days in such account the (b) short-term deposits of which are rated at least "P-1" by Moody's and "A-1" by S&P (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter in the case of a Specially Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Restricted Certificate": Any Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate; provided, that any such Certificate
(a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions related to ERISA Restricted Certificates contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged Property.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Exchange Act": Securities Exchange Act of 1934, as amended.

            "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates.

            "Exemption": Department of Labor Prohibited Transaction Exemption ("PTE") 96-22, as amended by PTE 97-34 and PTE 2000-58, and as such exemption may be amended from time to time, or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Freddie Mac or any successor.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan (and, if applicable, any defaulted Companion Loan) or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers, pursuant to the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, as applicable, by the Majority Subordinate Certificateholder, the Companion Holder, Abbey Mezzanine Lender or the Special Servicer pursuant to
Section 3.18(d), 3.18(m) or 3.26(d) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

            "First Union": First Union National Bank or its successor in interest.

            "First Union Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of February 10, 2002, between the Depositor and First Union and relating to the transfer of the First Union Mortgage Loans to the Depositor.

            "First Union Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the First Union Mortgage Loan Purchase Agreement.

            "Fitch": Fitch Ratings, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "FNMA": Federal National Mortgage Association or any successor.

            "GACC": German American Capital Corporation or its successor in interest.

            "GACC Mortgage Loans: Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the GACC Mortgage Loan Purchase Agreement.

            "GACC Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of February 10, 2002, between the Depositor and GACC and relating to the transfer of the GACC Mortgage Loans to the Depositor.

            "Gain-on-Sale Proceeds": With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of the Mortgage Loan or related REO Property net of any related Liquidation Expenses, over (ii) the Purchase Price for such Mortgage Loan on the date on which such Liquidation Proceeds were received.

            "Gain-on-Sale Reserve Account": A segregated custodial account or accounts created and maintained by the Paying Agent pursuant to Section 3.04(f) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Paying Agent for Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1." Any such account shall be an Eligible Account.

            "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Grantor Trust Assets.

            "Grantor Trust Assets": The segregated pool of assets consisting of any Additional Interest with respect to the ARD Loans after their respective Anticipated Repayment Dates and amounts held from time to time in the Additional Interest Account that represent Additional Interest.

            "Grantor Trust Provisions": Subpart E of Part I of Subchapter J of the Code.

            "Ground Lease": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

            "Historical Liquidation Report": A report substantially containing the information described in Exhibit Q attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "Historical Loan Modification Report": A report substantially containing the information described in Exhibit P attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "Holder":  A Certificateholder.

            "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

            "Impound Reserve":  As defined in Section 3.16(c) hereof.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Paying Agent, the Trustee and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Paying Agent, the Trustee or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Paying Agent, the Trustee or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Paying Agent, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Paying Agent, the Trustee or any Affiliate thereof, as the case may be.

            "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Paying Agent, the Trustee or the Trust Fund, delivered to the Paying Agent, the Trustee and the Master Servicer), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Paying Agent and the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Paying Agent, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Resolution Period": As defined in Section 2.03(a).

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Insured Environmental Event":  As defined in Section 3.08(c).

            "Insured Event": With respect to a Lease Enhancement Policy, any occurrence, condition or event that gives rise or with the passage of time will give rise to a claim under the Lease Enhancement Policy.

            "Interest Accrual Period": With respect to each Class of Regular Certificates or REMIC I Regular Interests and any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, each Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates and REMIC I Regular Interests.

            "Interest Reserve Account": The segregated account created and maintained by the Master Servicer pursuant to Section 3.04(c) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "First Union National Bank, as Master Servicer for Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of and in trust for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1".

            "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day's interest at the related Mortgage Rate (without regard to the second proviso in the definition thereof) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date.

            "Interest Reserve Loan": Each Mortgage Loan that is an Actual/360 Mortgage Loan.

            "Interested Person": The Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Independent Contractor hired by the Special Servicer, any Holder of a Certificate, any Companion Holder (only as to the related Companion Loan) or any Affiliate of any such Person.

            "Interim Delinquent Loan Status Report": A report substantially containing the content described in Exhibit T attached hereto, setting forth those Mortgage Loans which, as of the last day of the calendar month immediately preceding the preparation of such report, were delinquent or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "Internet Website": The Internet Websites maintained by the Paying Agent and, if applicable, the Master Servicer initially located at "www.etrustee.net" and "www.firstunion.com", respectively, or such other address as provided to the parties hereto from time to time.

            "Investment Account": As defined in Section 3.06(a).

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

            "LaSalle": LaSalle Bank National Association or its successor in interest, in its capacity as a Mortgage Loan Seller.

            "LaSalle Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the LaSalle Mortgage Loan Purchase Agreement.

            "LaSalle Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of February 10, 2002, among the Depositor and LaSalle and relating to the transfer of the LaSalle Mortgage Loans to the Depositor.

            "Late Collections": With respect to any Mortgage Loan or Companion Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan or Companion Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Lease Enhancement Policy": Any non-cancelable lease enhancement insurance policy that insures against certain losses arising out of casualty and/or condemnation of the related Mortgaged Property.

            "Lease Enhancement Policy Insurer": With respect to any Lease Enhancement Policy, in the case of loan number 96, Lexington Insurance Company.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, as applicable; or (iv) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder, the Companion Holder, the Abbey Mezzanine Lender or the Special Servicer pursuant to
Section 3.18(d), 3.18(m) or 3.26(d), or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; or (iii) such REO Property is purchased by the Companion Holder as described in Section 3.26(d).

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.18 or 3.26 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Subordinate Certificateholder, the Companion Holder, the Abbey Mezzanine Lender or the Special Servicer pursuant to Section 3.18(d), Section 3.18(m) or Section 3.26(d); (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller, pursuant to the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, as applicable; or (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder pursuant to Section 9.01.

            "Loan Pair": Collectively, a Companion Loan and the related AB Mortgage Loan.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "Lockout Period": With respect to any Mortgage Note that prohibits the Mortgagor from prepaying such Mortgage Loan until a date specified in such Mortgage Note, the period from the Closing Date until such specified date.

            "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates (other than any Holder which is an Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than 50% of the Voting Rights allocated to the Controlling Class; provided, however, that if there is no single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Subordinate Certificateholder shall be the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1 Certificates and the Class A-2 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

            "Master Servicer": First Union National Bank, its successor in interest (including the Trustee as successor pursuant to Section 7.02), or any successor master servicer appointed as herein provided.

            "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan the fee payable to the Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Mortgage Loan the percentage set forth under the column "Master Servicing Fee Rate" on the Mortgage Loan Schedule.

            "Material Breach": A Breach that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust Fund or any Certificateholder therein.

            "Material Document Defect": A Document Defect that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust Fund or any Certificateholder therein; provided, however, that the absence of the following documents shall be presumed to be Material Document Defects: the original Mortgage Note (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), an original or executed copy of the Mortgage (with evidence of recording thereon), an original or copy of the required lender's title insurance policy (or in lieu thereof a marked-up title commitment marked as binding and countersigned by the title company or its authorized agent), the original of any related letters of credit or a copy of any related ground lease from the Mortgage File or any material nonconformity to the Mortgage Loan Schedule of any such document or any material irregularity on the face thereof.

            "Money Term": With respect to any Mortgage Loan, the maturity date, Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a Principal Prepayment (but not any late fees or default interest provisions).

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and the specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification and any Distribution Date, the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

            "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

            (i) the original executed Mortgage Note including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, or in blank;

            (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office;

            (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office;

            (iv) an original executed assignment, in recordable form, (except for completion of the assignee's name (if the assignment is delivered in blank) and any missing recording information) (or, in the case of the LaSalle Mortgage Loans and the GACC Mortgage Loans, a copy of an executed assignment, in recordable form) of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, or in blank;

            (v) an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause
      (iv) above), in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, or in blank;

            (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed;

            (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

            (viii) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original (or, in the case of the LaSalle Mortgage Loans and GACC Mortgage Loans, a copy) UCC Amendment, in form suitable for filing in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, as assignee, or in blank;

            (ix) an original or copy of any Ground Lease, any Lease Enhancement Policy, guaranty or ground lessor estoppel;

            (x) any intercreditor agreement relating to permitted debt of the Mortgagor and any intercreditor agreement related to mezzanine debt related to the Mortgagor;

            (xi) a copy of any letter of credit and related transfer documents, loan agreement, escrow agreement or security agreement relating to a Mortgage Loan;

            (xii) for any hospitality property, copies of franchise agreements and comfort letters, if any;

            (xiii) with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related CLF Intercreditor Agreement; provided that a copy of each mortgage note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(vi) and (ix) (solely with respect to any guaranty) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage, any Lease Enhancement Policy, and other security documents contained in the related Mortgage File. As used in this Agreement, "Mortgage Loan" does not include any Companion Loan other than with respect to the servicing and administration of Mortgage Loans as set forth in Section 3.26.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

            (i) the Mortgage Loan number;

            (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

            (iii) the Cut-off Date Balance;

            (iv) the amount of the Periodic Payment due on the first Due Date following the Closing Date;

            (v) the original Mortgage Rate;

            (vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Loan, the Anticipated Repayment Date;

            (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

            (viii) the original and remaining amortization term;

            (ix) whether the Mortgage Loan is secured by a Ground Lease;

            (x) the Master Servicing Fee Rate;

            (xi) whether such Mortgage Loan is an ARD Loan and if so the Anticipated Repayment Date and Additional Interest Rate for such ARD Loan;

            (xii) the related Mortgage Loan Seller;

            (xiii) whether such Mortgage Loan is insured by a Lease Enhancement Policy or environmental policy;

            (xiv) whether such Mortgage Loan is cross-defaulted or cross-collateralized with any other Mortgage Loan;

            (xv) whether such Mortgage Loan is a Defeasance Loan;

            (xvi) whether the Mortgage Loan is secured by a letter of credit;

            (xvii) whether such Mortgage Loan is an Interest Reserve Loan;

            (xviii) whether payments on such Mortgage Loan are made to a lock-box;

            (xix) the amount of any Reserve Funds escrowed in respect of each Mortgage Loan;

            (xx) the original principal balance;

            (xxi) the interest accrual basis;

            (xxii) the number of grace days until a Periodic Payment is late;

            (xxiii) the number of units and square feet of property; and

            (xxiv) type of Mortgaged Property (general property type).

            "Mortgage Loan Seller": First Union, GACC, LaSalle or their respective successors in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding, provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Penalty Interest or Additional Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one-month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year will be determined exclusive of the Interest Reserve Amounts for such months, and (B) preceding the Due Date in March will be determined inclusive of the Interest Reserve Amounts for the immediately preceding February and, if applicable, January; provided, further, that, if the Mortgage Rate of the related Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, solely for purposes of calculating the Pass-Through Rate, the Mortgage Rate for such Mortgage Loan shall be calculated without regard to such event;

            "Mortgaged Property": The property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of voluntary Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.

            "Net Investment Earnings": With respect to the Certificate Account, the Interest Reserve Account, any Servicing Account, any Special Reserve Account, any Reserve Account or any REO Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to the Certificate Account, the Interest Reserve Account, any Servicing Account, any Special Reserve Account, any Reserve Account or any REO Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate.

            "Net Operating Income or NOI": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of REMIC I, including any lease renewed, modified or extended on behalf of REMIC I if the Special Servicer has the right to renegotiate the terms of such lease.

            "NOI Adjustment Worksheet": A report prepared by the Special Servicer, with respect to each Specially Serviced Mortgage Loan and REO Loan and by the Master Servicer with respect to each other Mortgage Loan or, if applicable, Loan Pair, substantially containing the content described in Exhibit R attached hereto, presenting the computations made in accordance with the methodology described in Exhibit R to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement and in accordance with the most recent CMSA standards, as such standards may change from time to time.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Loan by the Master Servicer or the Trustee, as the case may be, that, as determined by the Master Servicer or the Trustee, as applicable, in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan, REO Loan or Companion Loan by the Master Servicer or the Trustee, as the case may be, that, as determined by the Master Servicer or the Trustee in accordance with the Servicing Standard, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Companion Loan or REO Property.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class IO, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R-I, Class R-II or Class Z Certificate.

            "Non-United States Person": Any Person other than a United States Person.

            "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

            "Operating Statement Analysis": With respect to each Mortgage Loan and REO Mortgaged Property, a report prepared by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan and by the Master Servicer with respect to each other Mortgage Loan or, if applicable, Loan Pair substantially containing the content described in Exhibit S attached hereto and conforming to the most recent CMSA standard, as such standards may change from time to time.

            "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special Servicer) acceptable to and delivered to the Paying Agent or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of REMIC I or REMIC II as a REMIC; (b) the qualification of the Grantor Trust as a grantor trust; (c) compliance with REMIC provisions or
(d) the resignation of the Master Servicer or Special Servicer pursuant to
Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer or the Depositor, as applicable.

            "Option Holder": As defined in Section 3.18(d).

            "Option Price":  As defined in Section 3.18(d).

            "Original Class Principal Balance": With respect to any Class of Regular Certificates (other than the Class IO Certificates), the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Class IO-I Notional Amount": $728,324,739.

            "Original Class IO-II Notional Amount": $444,320,000.

            "Original Notional Amount": The Original Class IO-I Notional Amount or the Original Class IO-II Notional Amount, as the context requires.

            "OTS":  The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate":  With respect to:

            (i) the Class A-1 Certificates for any Distribution Date, 5.585% per annum;

            (ii) the Class A-2 Certificates for any Distribution Date, 6.141% per annum;

            (iii) the Class B Certificates for any Distribution Date, 6.320% per annum;

            (iv) the Class C Certificates for any Distribution Date, 6.509% per annum;

            (v) the Class D Certificates for any Distribution Date, 6.622% per annum;

            (vi) the Class E Certificates for any Distribution Date, the lesser of (1) 6.868% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

            (vii) the Class F Certificates for any Distribution Date, the lesser of (1) 6.966% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

            (viii) the Class G Certificates for any Distribution Date, the Weighted Average Net Mortgage Rate for such date minus 0.02% per annum;

            (ix) the Class H Certificates for any Distribution Date, 5.967% per annum;

            (x) the Class J Certificates for any Distribution Date, 5.967% per annum;

            (xi) the Class K Certificates for any Distribution Date, 5.967% per annum;

            (xii) the Class L Certificates for any Distribution Date, 5.967% per annum;

            (xiii) the Class M Certificates for any Distribution Date, 5.967% per annum;

            (xiv) the Class N Certificates for any Distribution Date, 5.967% per annum;

            (xv) the Class O Certificates for any Distribution Date, 5.967% per annum;

            (xvi) the Class IO-I Certificates, for the initial Distribution Date, 0.54248% per annum, and for any subsequent Distribution Date, the weighted average of Class IO-I Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date); and

            (xvii) the Class IO-II Certificates for the initial Distribution Date, 0.95872% per annum, and for any subsequent Distribution Date, the weighted average of the Class IO-II Strip Rates for the respective Class IO-II Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Paying Agent": LaSalle Bank National Association, in its capacity as paying agent hereunder, its successors in interest, or any successor Paying Agent as hereinafter provided.

            "Paying Agent Fee": The portion of the Trustee Fee payable to the Paying Agent pursuant to the terms hereof calculated at the Paying Agent Fee Rate of 0.0016%.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03(a) and (b).

            "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

            "Penalty Interest": With respect to any Mortgage Loan or Companion Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Mortgage Loan or Companion Loan (or successor REO Loan) accrued at the related Mortgage Rate.

            "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate or a Class Z Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Periodic Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled payment of principal and/or interest on such Mortgage Loan (exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

            "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Paying Agent if otherwise qualifying hereunder):

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity. Interest may either be fixed or variable. In addition, such obligations may not have a rating from S&P with an "r" highlighter. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (v) units of money market funds that maintain a constant asset value and which are rated in the highest applicable rating category by Moody's and which are rated "AAAm" or "AAAm G" by S&P (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

            (vi) any other obligation or security that constitutes a "cash flow investment" within the meaning of Section 860G(a)(6) of the Code and is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Paying Agent; provided, however, in no event shall such other obligation or security be rated less than "AA/A-1" or "Aa3/P-1" by S&P and Moody's, respectively;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

            "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization, a Plan or a Non-United States Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "Plurality Residual Certificateholder": As to any taxable year of REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

            "Policy Termination Event": With respect to any Lease Enhancement Policy, any abatement, rescission, cancellation, termination, contest, legal process, arbitration or disavowal of liability thereunder by the related insurer.

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except that it is assumed that each ARD Loan is repaid on its Anticipated Repayment Date.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and if applicable, the Additional Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance Charge actually collected).

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Paying Agent, the Trustee and the Special Servicer in writing of its selection.

            "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following:

            (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously received or advanced with respect to a Distribution Date prior to the related Collection Period;

            (b) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

            (c) with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause
(a), (b) or (c) above, payments that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments deemed due in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

            (f) with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (g) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

            "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.00%.

            "Privileged Person": Any Certificateholder, Certificate Owner, any Person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, the Companion Holder (only with respect to its Companion Loan), any Underwriter or any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit V-1 or Exhibit V-2, as applicable.

            "Prospectus": The prospectus dated February 6, 2002, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement": The final prospectus supplement dated February 14, 2002 of the Depositor relating to the registration of the Registered Certificates under the Securities Act.

            "PTE 95-60":  As defined in Section 5.02(c).

            "Purchase Option":  As defined in Section 3.18(d).

            "Purchase Option Notice":  As defined in Section 3.18(f).

            "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, as applicable, by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer as described in
Section 3.18(d) or 3.26(d), the Abbey Mezzanine Lender pursuant to Section 3.18(m), or by the Depositor, the Special Servicer, the Majority Subordinate Certificateholder or the Master Servicer pursuant to Section 9.01, a cash price equal to the outstanding principal balance of such Mortgage Loan (or REO Loan) as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances made with respect to such Mortgage Loan, (b) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon, (c) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action or sale, incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase (to the extent not included in clause (b) above) and (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses in respect of such Mortgage Loan previously reimbursed or paid by the Trust Fund) and (e) with respect to the Abbey Mezzanine Lender's purchase of any Mortgage Loan pursuant to Section 3.18(m), if the Abbey Mezzanine Lender does not exercise its right to purchase the applicable Mortgage Loan within the 15 day time period pursuant to the Abbey Intercreditor Agreement, the Abbey Mezzanine Lender will be required to pay an amount equal to 1% of the purchase price of the applicable Mortgage Loan to the Special Servicer as a Principal Recovery Fee (and such Principal Recovery Fee will not be an expense of the Trust); provided, that the Purchase Price shall not be reduced by any outstanding P&I Advance.

            "Qualified Bidder":   As defined in Section 7.01(c).

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A2" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate (or, with respect to the required Moody's rating, if not rated by Moody's, then at least "A" by two other nationally recognized statistical rating organizations (which may include S&P )) but in no event lower than "A" by S&P and "A2" by Moody's (or, if not rated by Moody's, then at least "A" by two other nationally recognized statistical rating organizations (which may include S&P)), or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the lesser of (a) the original Loan-to-Value Ratio of the deleted Mortgage Loan or (b) the then-current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, as applicable; (viii) have an Environmental Assessment that indicates no adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the greater of (a) the original Debt Service Coverage Ratio of the deleted Mortgage Loan and (b) the then-current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee and the Paying Agent have received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class); and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": The Distribution Date in February 2034, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

            "Rating Agency":  Each of Moody's and S&P.

            "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premiums or Yield Maintenance Charges), plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest so canceled; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment).

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registered Certificate": Any Class A-1, Class A-2, Class B, Class C or Class D Certificate.

            "Regular Certificate": Any REMIC II Certificate other than a Class R-II Certificate.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": The Paying Agent or any REMIC administrator appointed pursuant to Section 8.14.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date (excluding all Additional Interest on such Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) all amounts held from time to time in the Collection Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account, any REO Account and, to the extent related to REMIC I, the Distribution Account; (iii) any REO Property acquired in respect of such a Mortgage Loan; (iv) the rights of the Depositor under Sections 2, 3, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of each of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement and the LaSalle Mortgage Loan Purchase Agreement with respect to such Mortgage Loans; and (v) the rights of the mortgagee under all Insurance Policies with respect to such Mortgage Loans, in each case exclusive of the interest of the holder of a Companion Loan therein.

            "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the REMIC I Principal Balance of each REMIC I Regular Interest (other than REMIC I Regular Interest L-A-2-1 and L-A-2-2) shall equal the Original Class Principal Balance of the corresponding Class of Sequential Pay Certificates as set forth in the Preliminary Statement hereto. As of the Closing Date, the REMIC I Principal Balance of REMIC I Regular Interest L-A-2-1 and L-A-2-2 shall be $75,563,000 and $355,100,000, respectively. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(h), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). The REMIC I Principal Balance of any Class of REMIC I Regular Interests will be increased on any Distribution Date by the amount of any Certificate Deferred Interest deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.01(a).

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, the Weighted Average Net Mortgage Rate.

            "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

            "REMIC II Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class IO-I, Class IO-II, Class J, Class K, Class L, Class M, Class N, Class O or Class R-II Certificate.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Special Servicer, in trust for registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1."

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(k) or Section 2.03(f).

            "REO Extension":  As defined in Section 3.16(a).

            "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of REMIC I and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan (or, if applicable, Companion Loan) as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, or the Trustee for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer, or the Trustee for other related Servicing Advances as provided in this Agreement) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

            "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (subject to the CLF Intercreditor Agreement with respect to a Mortgaged Property securing a Loan
Pair) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Status Report": A report substantially in the form of and containing the information described in Exhibit M attached hereto, or in such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "REO Tax":  As defined in Section 3.17(a).

            "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute.

            "Required Appraisal Date": With respect to any Required Appraisal Mortgage Loan, the earliest date on which any of the items specified in clauses
(i) through (vi) of the first paragraph of the definition of Required Appraisal Mortgage Loan occurs.

            "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is sixty (60) days or more delinquent in respect of any Periodic Payments (other than a Balloon Payment), (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment), (iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which a Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding or
(vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid by its scheduled maturity date unless the Mortgagor continues to make the Assumed Scheduled Payment and the Master Servicer or the Special Servicer, as the case may be, has received written evidence acceptable to the Special Servicer or Controlling Class Representative from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 90 days (or 150 days with the consent of the Controlling Class Representative) after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Mortgage Loan); provided, however, that a Required Appraisal Mortgage Loan will cease to be a Required Appraisal Mortgage Loan;

            (a) with respect to the circumstances described in clauses (i) and
(iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

            (b) with respect to the circumstances described in clauses (iv), (v) and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi) above exists that would cause the Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

            "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable, and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

            "Residual Certificate": A Class R-I Certificate or Class R-II Certificate.

            "Resolution Extension Period": With respect any Mortgage Loan and any Material Document Defect which would require the related Mortgage Loan Seller to cure, repurchase or substitute for such Mortgage Loan pursuant to the terms of the related Mortgage Loan Purchase Agreement:

            (i) with respect to a Material Document Defect relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at any time during the applicable Initial Resolution Period but becomes a Specially Serviced Mortgage Loan during the period following the Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of: (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

            (ii) with respect to a Material Document Defect relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period but is subject to a Servicing Transfer Event during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event;

            (iii) with respect to a Material Document Defect relating to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero days, provided that, if the applicable Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause
      (ii) of this definition will be deemed to apply; and

            (iv) with respect to any Mortgage Loan not covered by clauses (i),
      (ii) or (iii) above, the ninety (90) day period following the end of the applicable Initial Resolution Period.

            "Responsible Officer": When used with respect to (i) the initial Trustee or initial Paying Agent any officer or assistant officer in the Corporate Trust Services Group or Asset-Backed Securities Trust Services Group of the initial Trustee or initial Paying Agent, respectively, and (ii) any successor Trustee or Paying Agent, any officer or assistant officer in the Corporate Trust Department of the Trustee or Paying Agent, or any other officer or assistant officer of the Trustee or Paying Agent customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee or Paying Agent because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Servicer Reports": Each of the Watch List, Operating Statement Analysis, NOI Adjustment Worksheet and Comparative Financial Status Report.

            "S&P": Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner.

            "Securities Act": The Securities Act of 1933, as amended.

            "Senior Certificate": Any Class A-1, Class A-2 or Class IO Certificate.

            "Sequential Pay Certificates": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate.

            "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and
(b) the difference between the Master Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer or the Trustee in connection with the servicing of a Mortgage Loan or Companion Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.02 and
Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a),
(c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the REO Account) and Section 3.20(h) (to the extent not paid by the related Mortgagor) and (g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a) or (b). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

            "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File), including but not limited to original letters of credit and related transfer documents, delivered by the related Mortgagor in connection with, or relating to the origination and servicing of any Mortgage Loan or which are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, engineering reports, environmental reports, lockbox and cash management agreements, financial statements, management agreements, leases, rent rolls and tenant estoppels.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing-Retained Bid":  As defined in Section 7.01(c).

            "Servicing Standard": With respect to the Master Servicer or the Special Servicer, as applicable, the servicing and administration of the Mortgage Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loan on a net present value basis and the best interests of the Certificateholders and the Trust, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, any Mortgage Loan Seller or any other party to the transaction; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of the Master Servicer or any Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor; provided, however, that if GMAC Commercial Mortgage Corporation is the Special Servicer, then the Special Servicing Standard shall apply to the Special Servicer in lieu of the Servicing Standard set forth herein and references to "Servicing Standard" in this Agreement as such references may apply to GMAC Commercial Mortgage Corporation as Special Servicer shall be deemed to be references to the "Special Servicing Standard".

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

            "Similar Law": As defined in Section 5.02(c).

            "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

            "Special Reserve Account": A segregated custodial account or accounts created and maintained by the Master Servicer pursuant to Section 2.02(d) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "First Union National Bank, as Master Servicer for Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1." Any such account shall be an Eligible Account. As used herein, the Trustee may also create a segregated custodial account or accounts pursuant to Section 2.02(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1."

            "Special Servicer": GMAC Commercial Mortgage Corporation, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

            "Special Servicing Standard": With respect to the Special Servicer if GMAC Commercial Mortgage Corporation is the Special Servicer, the servicing and administration of the Mortgage Loans for which it is responsible hereunder on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, further as follows: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (iii) without regard to (A) any relationship that the Special Servicer or any Affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate by the Special Servicer, or by any Affiliate thereof, (C) the Special Servicer's obligation to direct the Master Servicer to make Servicing Advances, and (D) the right of the Special Servicer (or any Affiliate thereof), to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

            (a) the related Mortgagor shall have (i) failed to make when due any Balloon Payment unless the Mortgagor continues to make the Assumed Scheduled Payment and the Master Servicer or the Special Servicer, as the case may be, has received written evidence acceptable to the Special Servicer or the Controlling Class Representative from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 90 days (or 150 days with the consent of the Controlling Class Representative) after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Specially Serviced Mortgage Loan), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; or

            (b) the Master Servicer shall have determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Periodic Payment (or in the case of a Balloon Loan, the Assumed Scheduled Payment) is likely to occur and is likely to remain unremedied for at least 60 days; or

            (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer shall have determined, in its good faith and reasonable judgement, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided, that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicer Fees shall be payable); or

            (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

provided, however, that any Mortgage Loan that is cross-collateralized with a Mortgage Loan that becomes a Specially Serviced Mortgage Loan (and which has not otherwise become a Specially Serviced Mortgage Loan) shall also become a Specially Serviced Mortgage Loan upon request by the Controlling Class Representative in its sole discretion; provided, further, however, that a Companion Loan shall be deemed to be a Specially Serviced Mortgage Loan pursuant to Section 3.26(a); provided, further, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

            (i) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

            (ii) with respect to the circumstances described in clauses (b),
      (d), (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

            (iii) with respect to the circumstances described in clause (c) above, when such default is cured; and

            (iv) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

            "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

            "State and Local Taxes": Taxes imposed by the states of New York and North Carolina and by any other state or local taxing authorities as may, by notice to the Trustee and the Paying Agent, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee and the Paying Agent, have such jurisdiction.

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Collection Period minus (z) the sum of:

            (i) the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed to Certificateholders on or before such date of determination;

            (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

            (iii) the principal portion of all Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (iv) any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection Period for the most recent Distribution Date.

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination; and

            (ii) the principal portion of all Insurance Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

            A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            With respect to any Companion Loans on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

            "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R-I, Class R-II or Class Z Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Master Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

            "Successful Bidder":  As defined in Section 7.01(c).

            "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust Fund": Collectively, (i) all of the assets of REMIC I and REMIC II, and (ii) the Grantor Trust Assets.

            "Trustee": Wells Fargo Bank Minnesota, N.A., its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": With respect to each Mortgage Loan and REO Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on a 30/360 Basis), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

            "Trustee Fee Rate": 0.0031% per annum.

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

            "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the related REMIC I Remittance Rate for such Distribution Date, accrued on the REMIC I Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any Uncertificated Accrued Interest in respect of such REMIC I Regular Interest from the prior Distribution Dates that was not previously deemed paid. Uncertificated Accrued Interest in respect of any REMIC I Regular Interest shall be calculated on a 30/360 Basis and, with respect to any REMIC I Regular Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date.

            "Underwriter": Each of Deutsche Banc Alex. Brown Inc., First Union Securities, Inc. or ABN AMRO Incorporated or, in each case, its successor in interest.

            "United States Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code.

            "Unrestricted Servicer Reports": Each of the Updated Collection Report, Delinquent Loan Status Report, Historical Loan Modification Report, Historical Liquidation Report, Interim Delinquent Loan Status Report and REO Status Report.

            "Updated Collection Report": A report substantially containing the content described in Exhibit F attached hereto and available each month on the P&I Advance Date, setting forth each Mortgage Loan or REO Loan with respect to which the Master Servicer received a Periodic Payment after the Determination Date and before the P&I Advance Date for the related month.

            "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Regular Certificates. Ninety-eight percent (98%) of the Voting Rights shall be allocated among the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates in proportion to the respective Class Principal Balances of their Certificates; provided that, solely for the purpose of determining the Voting Rights of the Classes of Sequential Pay Certificates, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof; provided, further, however, that the aggregate Appraisal Reduction Amount shall not reduce the Class Principal Balance of any Class for purposes of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. Two percent (2%) in the aggregate of the Voting Rights shall be allocated to the Class IO Certificates (allocated, pro rata, between the Class IO-I and Class IO-II Certificates based upon their Notional Amounts). The Class Z Certificates and the Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.

            "Watch List": As of each Determination Date a report, substantially in the form of Exhibit N attached hereto (or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally, identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a Debt Service Coverage Ratio of less than 1.05x, other than Mortgage Loans whose operating results for the first year of operations represent less than seven months of operating history, (ii) that has a Stated Maturity Date occurring in the next ninety days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advance exists and has been outstanding for 30 days or more, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the Debt Service Coverage Ratio has decreased by more than 10% in the prior 12 months and is less than 1.40x, (vii) for which any lease relating to more than 25% of the rentable area of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months (without being replaced by one or more tenants or leases),
(viii) that is late in making its Periodic Payment three or more times in the preceding twelve months, (ix) with material deferred maintenance at the related Mortgaged Property that is delinquent in being repaired or maintained or (x) that is 30 or more days delinquent; provided that a Mortgage Loan will not be identified on the Watch List solely because the related Mortgagor has failed to deliver operating statements, rent rolls or other financial statements required to be delivered under the Mortgage Loan documents until such operating statements, rent rolls or other financial statements are more than 60 days past due or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net Mortgage Rates applicable to the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.0%.

            "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X {(1+ .055/2)^0.16667}-1) where
..055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.


                                   ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS
                AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01      Conveyance of Mortgage Loans.
                              ----------------------------

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of each of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement and the LaSalle Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement and the LaSalle Mortgage Loan Purchase Agreement, as applicable, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned and the Servicing File to the Master Servicer for each Mortgage Loan so assigned. The Special Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan (other than a Specially Serviced Mortgage Loan which will not be at the expense of the Special Servicer) at the expense of the Special Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement, the LaSalle Mortgage Loan Purchase Agreement and this Section 2.01(b).

            (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and
(viii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period (not to exceed 18 months) after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

            If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of "Mortgage File", the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related First Union Mortgage Loan Purchase Agreement, GACC Mortgage Loan Purchase Agreement or LaSalle Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan; provided that all required original assignments with respect to such Mortgage Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit.

            (d) With respect to the First Union Mortgage Loans, the Trustee shall, for a fee paid to the Trustee by the Depositor on the Closing Date as to each First Union Mortgage Loan, promptly (and in any event within 90 days following the later of the Closing Date or the delivery date of all assignments and UCC Financing Statements (including all recording information necessary to complete the subject document) to the Trustee) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents (to the extent the Trustee has received notice from the applicable Mortgage Loan Seller that such documents are to be recorded and provided further that the Depositor shall reimburse the Trustee for reasonable costs and expenses incurred for recording such other documents) relating to each such Mortgage Loan, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment, UCC-2 and UCC-3 shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct First Union pursuant to the First Union Mortgage Loan Purchase Agreement, to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. On a monthly basis, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments following the Trustee's receipt thereof, to the extent not previously provided.

            With respect to the LaSalle Mortgage Loans and the GACC Mortgage Loans, each of LaSalle and GACC is obligated pursuant to the terms of the LaSalle Mortgage Loan Purchase Agreement or GACC Mortgage Loan Purchase Agreement, as the case may be, to promptly (and in any event within 90 days following the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents relating to each such Mortgage Loan, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to LaSalle or GACC, as the case may be, and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment, UCC-2 and UCC-3 shall reflect that the recorded original should be returned by the public recording office to LaSalle or GACC, as the case may be, or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to LaSalle or GACC, as the case may be, or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, LaSalle or GACC, as the case may be, shall obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, LaSalle or GACC, as the case may be, shall promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter LaSalle or GACC, as the case may be, shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. On a monthly basis, LaSalle or GACC, as the case may be, shall forward, or cause to be forwarded, to the Master Servicer a copy, and to the Trustee the original, of the aforementioned recorded assignments following LaSalle's or GACC's receipt thereof, to the extent not previously provided.

            (e) All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer with respect to Specially Serviced Mortgage Loans as required hereunder and not delivered to the extent required herein to the Master Servicer.

            (f) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement and the LaSalle Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

            SECTION 2.02      Acceptance of the Trust Fund by Trustee.
                              ---------------------------------------

            (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the proviso at the end of the definition of "Mortgage File" and the provisions of
Section 2.01 and subject to the further limitations on review provided for in
Section 2.02(b) and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement and the LaSalle Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for a Loan Pair, any present or future Companion Holder. The Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that except as identified in the schedule of exceptions, which is attached hereto as Exhibit C-1 without regard to the proviso in the definition of "Mortgage File", each of the original executed Mortgage Notes and endorsements as described in clause (i) of the definition of Mortgage File and the documents referred to in clauses
(ii), (vii), (ix) and (xi) of the definition of Mortgage File are in its possession; provided that with respect to clause (ix) of the definition of Mortgage File, the Trustee certification shall relate only to copies of ground leases, and, with respect to clause (xi) of the definition of Mortgage File, the Trustee's certification shall relate only to originals of any letter of credit and transfer documents. The Trustee shall promptly deliver the letters of credit and transfer documents to the Master Servicer and, promptly upon receipt of such letters of credit and transfer documents, the Master Servicer shall promptly deliver a certificate to the Trustee acknowledging such receipt. With respect to the schedule of exceptions described in the preceding sentence, within fifteen
(15) Business Days of the Closing Date, with respect to the documents specified in clauses (ii), (vii), (ix) (solely with respect to Ground Leases) and (xi) (solely with respect to letters of credit) of the definition of Mortgage File, the related Mortgage Loan Seller shall cure any exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (ii) resulting solely from a delay in the return of the related documents from the applicable recording office, shall be cured in the time and manner described in Section 2.01(c)). If such exception is not so cured, the related Mortgage Loan Seller shall either (1) repurchase the related Mortgage Loan, (2) with respect to exceptions relating to clause (xi) (solely with respect to letters of credit) of the definition of "Mortgage File", deposit with the Master Servicer an amount, to be held in a Special Reserve Account, equal to the amount of the undelivered letter of credit (in the alternative, the related Mortgage Loan Seller may deliver to the Master Servicer, with a certified copy to the Trustee, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (3) with respect to any exceptions relating to clauses (ii) and
(vii), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (2) and (3) shall be held pursuant to the related Mortgage Loan Purchase Agreement by the Trustee or the Master Servicer, as applicable, until the earlier of (x) the date on which the Master Servicer certifies to the Trustee and the Controlling Class Representative that such exception has been cured (or the Trustee certifies the same to the Controlling Class Representative), at which time such funds or letter of credit, as applicable, shall be returned to the related Mortgage Loan Seller and (y) thirty (30) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty
(30) Business Days, (A) in the case of clause (2), the Master Servicer shall retain the funds on deposit in the related Special Reserve Account, or (B) in the case of clause (3), the related Mortgage Loan Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of Section 2.03(b) or the related Mortgage Loan Purchase Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (2) or (3) shall be treated as an "outside reserve fund" for purposes of the REMIC Provisions, and the related Mortgage Loan Seller shall be treated as the beneficial owner thereof (and any amounts reimbursed by REMIC I or REMIC II) and shall be taxed on any reinvestment income with respect to such funds.

            (b) In addition, within ninety (90) days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the fourth anniversary of the Closing Date, and thereafter annually until all exceptions are cleared, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C-2) to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller (with copies to the Majority Subordinate Certificateholder) that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto,
(i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(b), (iv)(c), (vi),
(viii) and (ix) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct and (iv) solely with respect to the Companion Loans, all documents specified in clause (xiii) of the definition of Mortgage File are in its possession. Further, with respect to the documents described in clause (viii) of the definition of Mortgage File, absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). The UCC's to be assigned to the trust will be delivered on new national forms and in recordable form and will be filed in the state of incorporation as so indicated on the documents provided.

            (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            (d) The Master Servicer may establish one or more Special Reserve Accounts, each of which shall be an Eligible Account, and the Master Servicer or its designee shall deposit any amount required to be deposited in a Special Reserve Account within one Business Day of receipt. The Trustee may also establish one or more Special Reserve Accounts, each of which shall be an Eligible Account, and the Trustee or its designee shall deposit any amount required to be deposited in a Special Reserve Account within one Business Day of receipt. The related Mortgage Loan Seller may direct the Master Servicer or Trustee, as applicable, to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next P&I Advance Date. The Master Servicer or the Trustee, as applicable, shall act upon the written instructions of the Mortgage Loan Seller with respect to the investment of the funds in the Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate and timely written instructions from the related Mortgage Loan Seller, the Master Servicer nor the Trustee shall have any obligation to invest or direct the investment funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the related Mortgage Loan Seller and shall be withdrawn by the Master Servicer, the Trustee or their designees and remitted to the related Mortgage Loan Seller on each P&I Advance Date (net of any losses incurred), and the related Mortgage Loan Seller shall remit to the Master Servicer or the Trustee from the related Mortgage Loan Seller's own funds for deposit into such Special Reserve Account the amount of any Net Investment Loss (net of Net Investment Earnings) in respect of such Permitted Investments immediately upon realization of such Net Investment Losses and receipt of written notice thereof from the Master Servicer or the Trustee, as applicable.

            SECTION 2.03 Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

            (a) If any party hereto or the Controlling Class Representative discovers or receives notice of a Document Defect or a Breach, the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the other parties hereto, to the Controlling Class Representative and to the Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach, if any party hereto determines that such Document Defect or Breach is a Material Document Defect or Material Breach, such party shall notify the Master Servicer of such determination and promptly after receipt of such notice, the Master Servicer shall request in writing (with a copy to the other parties hereto, the Rating Agencies and the Controlling Class Representative) that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than ninety (90) days after any party to this Agreement discovers such Document Defect or Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, as applicable, (ii) repurchase the affected Mortgage Loan in accordance with Section 3(c) of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, or (iv) at the sole discretion of the Controlling Class Representative (so long as the Controlling Class Representative is not the related Mortgage Loan Seller or an Affiliate thereof), provide to the Master Servicer a letter of credit or deposit in a Special Reserve Account with the Trustee an amount equal to 25% of the Stated Principal Balance of any Mortgage Loan for which certain types of Material Document Defects relating to delay in the return of documents from local filing or recording offices remain uncorrected for 18 months following the Closing Date as provided in Section 2.02(a) and in conformity with the applicable Mortgage Loan Purchase Agreement; provided, however, that if such Material Document Defect or Material Breach is capable of being cured but not within such ninety (90) day period (the "Initial Resolution Period"), such Material Document Defect or Material Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provision and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have (x) with respect to any such Material Breach, an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan) and (y) with respect to any such Material Document Defect, the applicable Resolution Extension Period to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan); and provided, further, with respect to such additional ninety (90) day period or Resolution Extension Period, as applicable, the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reasons such Document Defect or Breach is not capable of being cured within the initial ninety (90) day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Material Document Defect or Material Breach will be cured within the additional ninety (90) day period or Resolution Extension Period, as applicable. For a period of four years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Material Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

            If a repurchase obligation arises for any Mortgage Loan such obligation shall extend to, and the related Mortgage Loan Seller shall repurchase, any related Mortgage Loan cross-collateralized with the affected Mortgage Loan; provided, that with respect to any Mortgage Loan the Mortgage Loan Seller shall not be required to repurchase or substitute for the affected Mortgage Loan for which the repurchase obligation has arisen, or all of the related cross-collateralized Mortgage Loans, if the affected Mortgaged Property may be released pursuant to the specific terms of any partial release provisions in the related Mortgage Loan documents and the remaining Mortgaged Property(ies) satisfies the requirements, if any, set forth in the Mortgage(s) for the Mortgaged Property(ies) remaining after application of the partial release provisions or, in the alternative, at the sole discretion of the Controlling Class Representative (so long as the Controlling Class Representative is not the related Mortgage Loan Seller or an Affiliate thereof), if the credit of the remaining Mortgage Loans comprising the pool of cross-collateralized Mortgage Loans shall be reasonably acceptable; provided, however, that in connection with a partial release, the related Mortgage Loan Seller shall obtain an Opinion of Counsel (at such Mortgage Loan Seller's expense) to the effect that the contemplated action will not, with respect to REMIC I or REMIC II, endanger such status or, unless such party determines in its sole discretion to indemnify the Trust Fund against any resultant tax, result in the imposition of any tax.

            (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loan; provided, that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the related Mortgage Loan Purchase Agreement will provide that the Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage Loan.

            (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I. No substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which have been substituted for deleted Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

            (d) Notwithstanding anything herein to the contrary, the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement and the LaSalle Mortgage Loan Purchase Agreement provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

            (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement and the LaSalle Mortgage Loan Purchase Agreement. Nothing in this Agreement shall prohibit the Special Servicer from pursuing any course of action authorized by this Agreement while the Certificateholders, or the Trustee on behalf of the Certificateholders, asserts a claim or brings a cause of action to enforce the rights set forth in the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement against the related Mortgage Loan Seller. In the event that a Mortgage Loan or REO Property is liquidated during the period of time in which any action with respect to a claim is ongoing pursuant to this
Section 2.03, if a court of competent jurisdiction issues a final order that the related Mortgage Loan Seller is or was obligated to repurchase such Mortgage Loan or REO Loan or REO Property or such Mortgage Loan Seller otherwise accepts liability in connection therewith, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust Fund, such Mortgage Loan Seller will be obligated to pay to the Trust Fund the amount, if any, by which the applicable Purchase Price exceeds any Liquidation Proceeds received upon a liquidation of such Mortgage Loan; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fee) related thereto. For the avoidance of doubt, the Special Servicer shall be entitled to a Principal Recovery Fee based upon any Liquidation Proceeds received pursuant to this Section 2.03 as provided in the third paragraph of Section 3.11(c), but not on the amount paid by the applicable Mortgage Loan Seller as the excess of the Purchase Price over the Liquidation Proceeds previously received as described in the immediately preceding sentence.

            (f) Notwithstanding the foregoing, if there exists a Breach relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s) with respect to matters described in Representations 23 and 27 of the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, then the Master Servicer shall (and the Special Servicer may) direct the related Mortgage Loan Seller in writing to wire transfer to the Certificate Account, within 90 days of such Mortgage Loan Seller's receipt of such direction, the amount of any such costs and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made in full, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach and the related Mortgage Loan Seller shall not be obligated to repurchase the affected Mortgage Loan on account of such Breach or otherwise cure such Breach. Amounts deposited in the Certificate Account pursuant to this paragraph shall be used for the reimbursement or payment of costs related to such Breach.

            Notwithstanding anything herein to the contrary, the parties hereto understand and agree that if a Material Document Defect or a Material Breach existed with respect to any Mortgage Loan at the time it became an REO Loan and either (i) the related Mortgage Loan Seller had discovered or been notified of such Material Document Defect or Material Breach at least 90 days prior to such Mortgage Loan's becoming an REO Mortgage Loan or (ii) such Material Document Defect or Material Breach, regardless of whether it was yet discovered as of the date that such Mortgage Loan became an REO Loan, materially and adversely affects the value of the related REO Property or material additional collateral or the interests of the Trust Fund or any Certificateholder therein, then the related Mortgage Loan Seller, in accordance with the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or LaSalle Mortgage Loan Purchase Agreement, shall have the same cure/repurchase rights and obligations with respect to such Material Document Defect or Material Breach and such related REO Property or material additional collateral as it would have had with respect to the affected Mortgage Loan, if it were still outstanding.

            If there exists with respect to any REO Property an alleged Material Breach or Material Document Defect, then in the event of a potential sale of such REO Property, the Special Servicer shall promptly notify the related Mortgage Loan Seller in writing of any offer that it receives to purchase such REO Property. Upon the receipt of such notice by such Mortgage Loan Seller, such Mortgage Loan Seller shall have the right to purchase such REO Property from the Trust Fund at a purchase price equal to the amount of such offer. Such Mortgage Loan Seller shall have three (3) Business Days from the date that it was notified of such offer to purchase such REO Property. The Special Servicer shall provide such Mortgage Loan Seller with any appraisal or other third-party reports relating to such REO Property within its possession to enable the related Mortgage Loan Seller to evaluate such REO Property. Any sale of a Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of any related REO Property, to a Person other than the related Mortgage Loan Seller shall be
(i) without recourse of any kind (either expressed or implied) by such Person against such Mortgage Loan Seller and (ii) without representation or warranty of any kind (either expressed or implied) by such Mortgage Loan Seller to or for the benefit of such Person. For the avoidance of doubt, the Special Servicer shall be entitled to a Principal Recovery Fee based on any Liquidation Proceeds received pursuant to this Section 2.03 as provided in the third paragraph of
Section 3.11(c).

            SECTION 2.04      Representations and Warranties of Depositor.
                              -------------------------------------------

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer, the Paying Agent and the Special Servicer, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

            (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (viii) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto.

            (ix) The Depositor is transferring the Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests.

            (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

            SECTION 2.05 Conveyance of Mortgage Loans; Acceptance of REMIC I by Trustee.
                           ---------------------------------------------------

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans and the other property comprising REMIC I to the Trustee for the benefit of the Holders of the Class R-I Certificates and REMIC II as the holder of the REMIC I Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other property comprising REMIC I and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-I Certificates and REMIC II as the holder of the REMIC I Regular Interests.

            SECTION 2.06 Execution, Authentication and Delivery of Class R-I Certificates.
                           ----------------------------------------------------

            The Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations.

            SECTION 2.07 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.
                           ----------------------------------------

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the respective Holders of the REMIC II Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates.

            SECTION 2.08 Execution, Authentication and Delivery of REMIC II Certificates.
                           --------------------------------------------------

            Concurrently with the assignment to the Trustee of the REMIC I Regular Interests and in exchange therefor, and pursuant to the written request of the Depositor, executed by an affiliate of the Depositor, the Certificate Registrar, has executed, and the Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement.


                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01      Administration of the Mortgage Loans.
                              ------------------------------------

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein; provided, that the Master Servicer shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the extent required herein to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder; provided, further, however, that the Special Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Master Servicer to provide sufficient information to the extent required herein to the Special Servicer to comply with such duties or failure by the Master Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master
Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

            (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20 and Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(h). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

            (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee, and unless the same Person acts in both capacities, to each other, under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the duties or actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the duties or actions of or the failure to act by the Master Servicer.

            SECTION 3.02      Collection of Mortgage Loan Payments.
                              ------------------------------------

            (a) Each of the Master Servicer or the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans; provided, further, that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder if it is a Certificateholder) shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided, that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. Consistent with the foregoing and subject to Section 3.20, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Mortgage Loan.

            (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to a Loan Pair, the related CLF Intercreditor Agreement) or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this
Agreement: first, as a recovery of any related and unreimbursed Advances plus unreimbursed interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fourth, in accordance with the normal servicing practices of the Master Servicer or Special Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest; fifth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and sixth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate Account as set forth in clauses (ii) through (xiv) of Section 3.05(a) from amounts so applied.

            (c) Within 60 days after the Closing Date, the Master Servicer shall notify the Lease Enhancement Policy Insurer that (i) both the Master Servicer and the Special Servicer shall be sent notices under the Lease Enhancement Policy and (ii) Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of the First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, shall be named the insured party under each Lease Enhancement Policy. In the event that the Master Servicer has actual knowledge of an Insured Event under any Lease Enhancement Policy, the Master Servicer shall notify the Special Servicer thereof within three Business Days after learning of such event. With respect to each Lease Enhancement Policy, the Master Servicer and the Special Servicer (only following a Servicing Transfer Event with respect to a Mortgage Loan with a Lease Enhancement Policy) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy. The Master Servicer, with respect to non-Specially Serviced Mortgage Loans, or the Special Servicer, with respect to Specially Serviced Mortgage Loans, shall prepare and file a "proof of loss" form with the Lease Enhancement Policy Insurer, as the case may be, within five Business Days after receiving notice or obtaining actual knowledge of any Insured Event under the related policy and shall diligently process any claims under such policy in accordance with the Servicing Standard. The Special Servicer (with respect to Specially Serviced Mortgage Loans) or the Master Servicer (with respect to non-Specially Serviced Mortgage Loans) shall abide by the terms and conditions relating to enforcing claims and monitor the dates by which any claim or action must be taken (including delivering any notices to the Lease Enhancement Policy Insurer or performing any actions required under each policy) under the Lease Enhancement Policy to realize the full value of such Lease Enhancement Policy, as applicable, for the benefit of the Certificateholders. The Special Servicer shall give written notice to the Master Servicer of any claim made under any Lease Enhancement Policy and of any Policy Termination Event of which the Master Servicer does not already have written notice and the Master Servicer shall give written notice to the Special Servicer of any claim made under any Lease Enhancement Policy and of any Policy Termination Event of which the Special Servicer does not already have written notice.

            (d) In the event that the Master Servicer or the Special Servicer receives notice of any Policy Termination Event, the Master Servicer or the Special Servicer, as applicable, shall, within three Business Days after receipt of such notice, notify the Master Servicer or Special Servicer, as applicable, the Trustee and the Rating Agencies of such Policy Termination Event in writing. Upon receipt of such notice, The Master Servicer, with respect to non-Specially Serviced Mortgage Loans, or the Special Servicer, with respect to Specially Serviced Mortgage Loans, shall address such Policy Termination Event in accordance with the Servicing Standard. Any legal fees incurred in connection with a resolution of a Policy Termination Event shall be paid by the Master Servicer as a Servicing Advance or if such advance is deemed to be a Nonrecoverable Advance such fees shall be reimbursable to it as an Additional Trust Fund Expense from the Certificate Account pursuant to Section 3.05(a).

            (e) Within the later of (i) 60 days after the Closing Date and (ii) 10 Business Days of delivery of any letter of credit transfer documents, the Master Servicer shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit.

            (f) In the event that the Master Servicer or Special Servicer receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving Additional Interest in any Collection Period, the Master Servicer or Special Servicer, as applicable, will promptly notify the Trustee and the Paying Agent. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee, the Paying Agent nor the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

            (g) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan Documents, the Master Servicer shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan Documents.

            SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.
                            ---------------------------------------------------

            (a) The Master Servicer shall, as to all Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer or the Trustee for any unreimbursed Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the applicable Mortgage Loan to be paid to the Mortgagor; (vi) withdraw amounts deposited in error or (vii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II or the Grantor Trust.

            (b) The Master Servicer (or the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) The Master Servicer shall, as to all Mortgage Loans, subject to
Section 3.01(d), make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Paying Agent's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' notice with respect to Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO Property, before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Mortgage Loan or REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination.

            If the Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made (or such shorter period as may be necessary to avoid a foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage), the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance required to be made hereunder shall constitute an Event of Default by the Master Servicer subject to and as provided in Section 7.01 unless the Trust Fund suffers no loss with respect to the related Mortgage Loan as a result of the Master Servicer's failure and the Master Servicer reimburses the Trust Fund for any penalties related to the payment of the delinquent taxes or cures the lapse in insurance coverage, as applicable.

            (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer and the Trustee shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, any unpaid interest at the Reimbursement Rate (or, with respect to the AB Mortgage Loans and related Companion Loans, the rate provided in the CLF Intercreditor Agreement) in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable, subject to the terms of a CLF Intercreditor Agreement with respect to the related Loan Pair, first out of late payment charges and Penalty Interest received on the related Mortgage Loan or REO Property, and to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections (other than late payment charges and Penalty Interest) on the Mortgage Loans then on deposit in the Certificate Account. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer or the Trustee be entitled to reimbursement from funds on deposit in the Certificate Account for any Servicing Advance made solely with respect to any Companion Loan.

            (e) The determination by the Master Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee and the Depositor, setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) of the related Mortgaged Property or REO Property, as the case may be; which Appraisal shall be conducted pursuant to Section 3.09(a) by the Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Specially Serviced Mortgage Loan or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition or value of the related Mortgaged Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

            (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below if permitted under the related Mortgage Loan documents. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II or the Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

            SECTION 3.04 Certificate Account, Interest Reserve Account, the Gain-on-Sale Reserve Account, Additional Interest Account, Distribution Account and Companion Distribution Account.
                           --------------------------------------------------

            (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans or Companion Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans or Companion Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal of the Mortgage Loans or Companion Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans or Companion Loans, including Additional Interest;

            (iii) all Prepayment Premiums and Yield Maintenance Charges;

            (iv) all Insurance Proceeds and Liquidation Proceeds (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to
      Section 9.01) received in respect of any Mortgage Loan or Companion Loan;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c);

            (viii) any amount in respect of Purchase Prices and Substitution Shortfall Amounts pursuant to Section 2.03(b);

            (ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls;

            (x) any amount required to be deposited by the Master Servicer pursuant to Section 3.03(d) and 4.03(d) in connection with reimbursing the Trust Fund for interest paid on a P&I Advance or Servicing Advance or for Additional Trust Fund Expenses, as applicable; and

            (xi) any amount paid by a Mortgagor to cover items for which a Servicing Advance has been previously made and for which the Master Servicer, Special Servicer or the Trustee, as applicable, has been previously reimbursed out of the Certificate Account.

            The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or Additional Trust Fund Expenses as provided in Sections 3.03(d) or 4.03(d)) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) above with respect to any Mortgage Loan (which is not a REO Loan), the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Paying Agent, on behalf of the Trustee for the benefit of the Certificateholders, shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the office of the Paying Agent to be held in trust for the benefit of the Certificateholders. The Companion Paying Agent shall establish and maintain a trust account for distributions to the Companion Loans (the "Companion Distribution Account") at the office of the Paying Agent to be held in trust for the benefit of the Companion Holder. The Distribution Account and the Companion Distribution Account shall be Eligible Accounts. The Trustee hereby authorizes the Paying Agent and the Companion Paying Agent to make deposits in and withdrawals from the Distribution Accounts and the Companion Distribution Account, respectively, in accordance with the terms of this Agreement. The Master Servicer shall deliver to the Paying Agent each month on or before 2:00 PM (New York City time) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v) and (b)(ii)(B) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received on the Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

            The Master Servicer shall deliver to the Companion Paying Agent each month on or before 2:00 p.m. on the P&I Advance Date therein, for deposit in the Companion Distribution Account, an aggregate amount of immediately available funds equal to the amount available to be distributed to the related Companion Holder pursuant to the related CLF Intercreditor Agreement.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

            (ii) the Purchase Price paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section 9.01.

            The Paying Agent shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

            (c) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible Account. On or before each Distribution Date in February and, during each year that is not a leap year, January, the Master Servicer shall withdraw from the Certificate Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan for such Distribution Date (such withdrawal from the Certificate Account to be made out of general collections on the Mortgage Pool where any related P&I Advance was deposited in the Distribution Account).

            (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(f), the Paying Agent, on behalf of the Trustee shall establish and maintain the Additional Interest Account in the name of the Trustee in trust for the benefit of the Class Z Certificateholders. The Additional Interest Account shall be established and maintained as an Eligible Account. Prior to the applicable Distribution Date, the Master Servicer shall remit to the Paying Agent for deposit in the Additional Interest Account an amount equal to the Additional Interest received during the applicable Collection Period.

            Following the distribution of Additional Interest to the Class Z Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest, the Paying Agent shall terminate the Additional Interest Account.

            (e) Funds in the Certificate Account and the Interest Reserve Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds on deposit in the Gain-on-Sale Reserve Account shall be invested pursuant to Section 3.06. The Master Servicer shall give written notice to the Trustee, the Paying Agent, the Special Servicer and the Rating Agencies of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Paying Agent shall give written notice to the Trustee, the Master Servicer, the Special Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.

            (f) The Paying Agent shall establish (upon notice from Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in the name of the Trustee in trust for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Paying Agent and other accounts of the Paying Agent. Upon the disposition of any REO Property in accordance with Section 3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale and remit such funds to the Paying Agent for deposit into the Gain-on-Sale Reserve Account.

            SECTION 3.05 Permitted Withdrawals From the Certificate Account, Interest Reserve Account, the Additional Interest Account and the Distribution Account.
                           ---------------------------------------------------

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) (A) to remit to the Paying Agent for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a); and (v) to remit to the Companion Paying Agent for deposit in each Companion Distribution Account the amounts required to be so deposited pursuant to the second paragraph of Section 3.04(b) and any amount relating to a Companion Loan that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse the Trustee and itself, in that order, for unreimbursed P&I Advances, the Trustee's and Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of the related Servicing Fees) and principal (net of any related Workout Fee or Principal Recovery Fee) (A) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made and (B) if the P&I Advance was made in respect to an AB Mortgage Loan, received in respect of the related Companion Loan;

            (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees or Principal Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause
      (v) with respect to any such Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Specially Serviced Mortgage Loan or Corrected Mortgage Loan (whether in the form of payments or Liquidation Proceeds) or such REO Loan (whether in the form of REO Revenues or Liquidation Proceeds) that are allocable as a recovery of principal or interest thereon (provided that no Principal Recovery Fee shall be payable out of (i) Insurance Proceeds and (ii) any Liquidation Proceeds received in connection with the purchase of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder, the Companion Holder, the Abbey Mezzanine Lender, or the Special Servicer as described in Section 3.18(d), Section 3.18(m) or
      Section 3.26(d) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01); provided, however, with respect to Section 3.18(m) that if the Abbey Mezzanine Lender does not exercise its right to purchase the applicable Mortgage Loan within the 15 day time period pursuant to the Abbey Intercreditor Agreement, with respect to any purchase of the applicable Mortgage Loan, the Abbey Mezzanine Lender will be required to pay an amount equal to 1% of the purchase price of the applicable Mortgage Loan to the Special Servicer as a Principal Recovery Fee (and such Principal Recovery Fee will not be an expense of the Trust);

            (vi) to reimburse the Trustee or itself, in that order, for any unreimbursed Servicing Advances, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan, Companion Loan or REO Property as to which such Servicing Advance was made;

            (vii) to reimburse the Trustee or itself, in that order, for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances or to pay itself, with respect to any Mortgage Loan or any REO Property, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

            (viii) at such time as it reimburses the Trustee or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay the Trustee or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable; the Master Servicer's rights to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) subject to the terms of the CLF Intercreditor Agreement with respect to the related Loan Pair, out of late payment charges and Penalty Interest collected on or in respect of the related Mortgage Loan (and if the Advance was made with respect to an AB Mortgage Loan; out of such amounts collected on or in respect of the related Companion Loan) and REO Loan (the use of such late payment charges and Penalty Interest to be allocated between the Master Servicer and the Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the Special Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Mortgage Loans, Companion Loans and any REO Properties on deposit in the Certificate Account;

            (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.12(a);

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in
      Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period; (B) any Prepayment Interest Excesses, and (C) Penalty Interest and late payment charges on Mortgage Loans which are not Specially Serviced Mortgage Loans (to the extent such Penalty Interest and/or late payment charges were not applied to offset interest on Advances pursuant to clause (viii)(A) or Additional Trust Fund Expenses pursuant to Section 3.03(d) or 4.03(d) or inspection expenses pursuant to Section 3.12(a));

            (xi) to pay to the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), Penalty Interest and late payment charges on Specially Serviced Mortgage Loans (to the extent such Penalty Interest and/or late payment charges were not applied to offset Additional Trust Fund Expenses pursuant to Section 3.03(d) or 4.03(d) or inspection expenses pursuant to Section 3.12(a));

            (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18 or 4.03(c);

            (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

            (xiv) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (D) the cost of recording this Agreement in accordance with Section 11.02(a);

            (xv) to pay itself, the Special Servicer, any of the Mortgage Loan Sellers, the Majority Subordinate Certificateholder, a Companion Holder, or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xvi) to withdraw any Interest Reserve Amount and deposit such Interest Reserve Amount into the Interest Reserve Account pursuant to
      Section 3.04(c);

            (xvii) to remit to the Paying Agent for deposit into the Additional Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

            (xviii) to remit to the Paying Agent for deposit into the Distribution Account the amounts required to be deposited pursuant to
      Section 3.04(b);

            (xix) to remit to the Companion Paying Agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to Section 3.04(b);

            (xx) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

            (xxi) to withdraw any amounts deposited in error;

            (xxii) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Certificate Account; and

            (xxiii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii)-(xix) above. The Master Servicer shall, to the extent permitted by the terms of the related CLF Intercreditor Agreement, make claims for reimbursement from the related Companion Holder in connection with related Servicing Advances and interest thereon and other related expenses so as to minimize the total amount of withdrawals on the Certificate Account for such items. Notwithstanding anything in this Section 3.05(a) to the contrary, in no event shall the Master Servicer withdraw from funds on deposit in the Certificate Account any amount to be applied to, or to provide reimbursement for, any amounts referenced in this
Section 3.05(a) (other than amounts referenced in clause (xviii)) which relate to any Companion Loan to the extent the related AB Mortgage Loan has been paid in full in a prior Collection Period.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the Paying Agent from the Certificate Account amounts permitted to be paid to the Special Servicer (or to such third party contractors), the Trustee or the Paying Agent therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee describing the item and amount to which the Special Servicer (or such third party contractors), the Trustee or the Paying Agent is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan or Companion Loan for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

            (b) The Paying Agent may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

            (i) to make deemed distributions to itself as holder of the REMIC I Regular Interests and to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

            (ii) to pay the Trustee and the Paying Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section
      8.05 to the extent not paid pursuant to Section 4.01(i);

            (iii) to pay the Trustee and the Paying Agent their respective portions of the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

            (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee or the Paying Agent (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Section 3.20(d), 9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Paying Agent which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 4.01(i);

            (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Paying Agent, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

            (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

            (vii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

            (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account as contemplated by Section 4.01(i).

            (d) The Master Servicer shall on each P&I Advance Date to occur in March of each year, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during the immediately preceding Collection Period and, if applicable, the second preceding Collection Period.

            (e) The Paying Agent shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

            SECTION 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Interest Reserve Account, the Distribution Account, the Companion Distribution Account, the Additional Interest Account and the REO Account.
                           ---------------------------------------------------

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Interest Reserve Account or the Certificate Account (each, for purposes of this Section 3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an "Investment Account") and the Paying Agent may direct in writing any depository institution maintaining the Gain-on-Sale Reserve Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. Funds held in the Distribution Account, the Additional Interest Account and the Companion Distribution Account shall remain uninvested. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account, the Certificate Account, the Interest Reserve Account (exclusive of any accounts as are held by the Master Servicer) or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO Account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments"; and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Certificate Account or the Interest Reserve Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, Servicing Accounts, the Interest Reserve Account and Reserve Accounts), or the Special Servicer (in the case of the REO Account) shall:

                  (x) consistent with any notice required to be given
            thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and
            (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account, or the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the Interest Reserve Account and the Certificate Account, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period, provided, that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.
                              ---------------------------------------------

            (a) The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall, consistent with the Servicing Standard, use reasonable efforts to cause the related borrowers to maintain for each Mortgaged Property all insurance coverage as is required under the related Mortgage and if the related borrower fails to maintain such insurance, the Master Servicer or the Special Servicer, as applicable, shall cause such insurance to be maintained; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or Special Servicer, as applicable, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. Even if the Mortgage Loan Documents do not require such coverage, the Majority Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Subordinate Certificateholder. Subject to Section 3.17(a) and the last paragraph of this
Section 3.07(a), the Special Servicer shall also cause to be maintained, for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee;
(iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) include coverage in an amount not less than the lesser of
(x) the full replacement cost of the improvements securing a Mortgaged Property or REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); and (vi) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain (and in the case of the Special Servicer, with respect to any REO Loan and any Specially Serviced Mortgage Loan), and shall not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar act, if and only if the Master Servicer or Special Servicer, as applicable, has determined, in consultation with the Controlling Class Representative, in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located; provided, however, the Controlling Class Representative shall not have more than three Business Days to respond to the Master Servicer's or Special Servicer's request for consultation; provided, further, that upon the Master Servicer's or Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Master Servicer or Special Servicer, as the case may be, to consult with the Controlling Class Representative, the Master Servicer or Special Servicer shall not be required to do so.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA, or FHLMC, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

            SECTION 3.08      Enforcement of Alienation Clauses.
                              ---------------------------------

            (a) Upon receipt of any request of a waiver in respect of a due-on-sale or due-on-encumbrance provision, the Master Servicer shall promptly forward such request to the Special Servicer along with a written recommendation and rationale therefor, with respect to matters for which the Master Servicer receives additional servicing compensation pursuant to Section 3.11(b)(ii), regarding such request. With respect to all Mortgage Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer (after providing the Controlling Class Representative 12 Business Days notice of such proposed action pursuant to Section 6.11, which notice shall be given by the Special Servicer no later than three Business Days after receipt of such request) has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Servicer (after providing the Controlling Class Representative 12 Business Days notice of such proposed action pursuant to Section 6.11, which notice shall be given by the Special Servicer no later than three Business Days after receipt of such request) has made any such determination, the Special Servicer shall deliver to the Trustee, the Master Servicer, the Rating Agencies and each other party hereto an Officers' Certificate setting forth the basis for such determination. The Special Servicer shall not exercise any such waiver in respect of a due-on-encumbrance provision of any Mortgage Loan (i) without receiving prior written confirmation from Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates or (ii) for which
(a) the Stated Principal Balance of such Mortgage Loan is equal to or in excess of $20,000,000, (b) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 2% of the aggregate Stated Principal Balance of all Mortgage Loans, (c) such Mortgage Loan is one of the ten largest Mortgage Loans as of the date of the waiver (by Stated Principal Balance), or (d) has a Loan-to-Value Ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of 1.2x or less, without receiving a prior written confirmation secured by S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates. With respect to a waiver of a due-on-sale provision, the Special Servicer shall not waive any such restriction without receiving prior written confirmation from S&P and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates; provided, that if the Mortgage Loan does not meet the criteria set forth in clauses (ii)(a), (ii)(b) or (ii)(c) of the prior sentence, the Special Servicer may waive such requirement without approval by S&P in accordance with the Servicing Standard; and provided, further, that if the Mortgage Loan does not meet the criteria set forth in clauses (ii)(a), or (ii)(b) of the prior sentence, the Special Servicer may waive such requirement without approval by Moody's in accordance with the Servicing Standard.

            (b) Notwithstanding any other provisions of this Section 3.08, the Master Servicer (without the Special Servicer's consent) or the Special Servicer, as applicable, may grant, without any Rating Agency confirmation as provided in paragraph (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way provided the Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or cause the Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

            (c) Within ninety (90) days after receipt of an environmental insurance policy, with respect to each of the Mortgage Loans covered by an environmental insurance policy, the Master Servicer shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust Fund, to make claims) under such environmental insurance policy. In the event that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance or an Additional Trust Fund Expense. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

            In the event that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) receives notice of any termination of any environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall, within five Business Days (or two Business Days with respect to any Specially Serviced Mortgage Loan) after receipt of such notice, notify each other, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

            SECTION 3.09 Realization Upon Defaulted Mortgage Loans; Required Appraisals.
                              ------------------------------------------

            (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall, at the request of the Special Servicer, advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Non-recoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in
Section 3.05(a). Notwithstanding anything to the contrary set forth herein, the Master Servicer shall not be obligated to provide to the Special Servicer a written recommendation and rationale with respect to any waiver, consents, or approvals if any action by the Master Servicer is not required for any such waiver, consent or approval except with respect to assumptions of non-Specially Serviced Mortgage Loans; provided, that the Master Servicer shall not be entitled to any fees if it is not required to act pursuant to the terms hereof. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

            With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition or fair market value of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling Class Representative, the Paying Agent and the Trustee within 10 Business Days of obtaining such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a)(vi) and 3.05(a)(vii).

            Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain an appraisal of a Companion Loan pursuant to this
Section 3.09(a) to the extent the related AB Mortgage Loan has been paid in full.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund (to the extent not allocable to a Companion Loan) will not cause the imposition of a tax on either REMIC I or REMIC II under the REMIC Provisions or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Paying Agent, the Controlling Class Representative and the Master Servicer), that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except with respect to any Companion Loan and any Environmental Assessment ordered after the related AB Mortgage Loan has been paid in full); and if any such Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund.

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, as applicable, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Paying Agent, the Controlling Class Representative and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Paying Agent shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Paying Agent's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

            (e) The Special Servicer shall report to the Master Servicer, the Controlling Class Representative, the Paying Agent and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) The Special Servicer shall, with the reasonable cooperation of the Master Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to any Mortgaged Property required by Sections 6050J and 6050P of the Code and each year deliver to the Trustee and the Paying Agent an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

            (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Paying Agent, the Controlling Class Representative and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

            SECTION 3.10      Trustee and Custodian to Cooperate;
                              Release of Mortgage Files.
                              -----------------------------------

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11      Servicing Compensation.
                              ----------------------

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            (b) Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest, modification fees for Mortgage Loan modifications made by the Master Servicer pursuant to Section 3.20(i), charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan and accrued during the time that such Mortgage Loan was not a Specially Serviced Mortgage Loan, and (ii) one hundred percent (100%) of any assumption application fee and fifty percent (50%) of any assumption fee (or 0% if the Master Servicer fails to provide a written recommendation and rationale therefor to the Special Servicer) to the extent actually paid by a Mortgagor with respect to any Mortgage Loan, in either case, that is not a Specially Serviced Mortgage Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account; provided that the Master Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances or Additional Trust Fund Expenses as provided in Sections 3.03(d) and 4.03(d). Penalty Interest or late payment charges in respect of any Mortgage Loan which has accrued during the period when the related Mortgage Loan is not a Specially Serviced Mortgage Loan shall be additional compensation to the Master Servicer even if collected during the period when the related Mortgage Loan is a Specially Serviced Mortgaged Loan. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses; (ii) interest or other income earned on deposits in the Certificate Account and the Interest Reserve Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period), (iii) one hundred percent (100%) of all defeasance fees for all Mortgage Loans and (iv) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Mortgage Loan, any interest or other income earned on deposits in the Reserve Accounts and Servicing Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement. The Master Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the Master Servicer, the Special Servicer, the Paying Agent or the Trustee for any related unpaid or unreimbursed Master Servicing Fees and/or Advances) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

            In addition, with respect to each Specially Serviced Mortgage Loan and REO Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof), the Special Servicer shall be entitled to the Principal Recovery Fee payable out of, and calculated by application of the Principal Recovery Fee Rate to, all amounts (whether in the form of payments of Liquidation Proceeds or REO Revenues) received in respect of such Mortgage Loan (or, in the case of an REO Loan, in respect of the related REO Property) and allocable as a recovery of principal, interest and expenses in accordance with Section 3.02(b) or the definition of "REO Loan", as applicable; provided that no Principal Recovery Fee shall be payable in connection with, or out of (i) Insurance Proceeds and (ii) Liquidation Proceeds resulting from the purchase of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer pursuant to Section 3.18(d) or
Section 3.26(d) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; and provided further that no Principal Recovery Fee shall be payable (i) in connection with a Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the Liquidation Proceeds; provided further that if any such Liquidation Proceeds are received with respect to any Corrected Mortgaged Loan, and the Special Servicer is properly entitled to a Workout Fee therefrom, such Workout Fee will be payable based on and from the portion of such Liquidation Proceeds that constitute principal and/or interest; and provided, further that, with respect to Liquidation Proceeds collected in connection with item (i) of the definition thereof, the Special Servicer, prior to such condemnation or taking by power of eminent domain, shall have prepared the sale, transfer or liquidation of such Mortgaged Property or such condemnation is of a material portion of the Mortgaged Property, and the Special Servicer shall have been primarily responsible for protecting the Trust Fund's interests in such proceedings bringing about the condemnation or taking by power of eminent domain.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

            (d) Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest and assumption application fees received on or with respect to Specially Serviced Mortgage Loans actually collected that accrued during the time that the related Mortgage Loan was a Specially Serviced Mortgage Loan, (ii) one-hundred percent (100%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Mortgage Loan and fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Mortgage Loan, in either case, that is not a Specially Serviced Mortgage Loan, and (iii) modification fees collected on all Mortgage Loans (other than modifications made by the Master Servicer pursuant to Section 3.20(i)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account provided that the Special Servicer's right to receive late payment charges and Penalty Interest pursuant to clause
(i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances or Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d). The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in
Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account. The Special Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Master Servicer is entitled.

            SECTION 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.
                              ---------------------------------------------

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan, provided that such expense shall be reimbursable first out of Penalty Interest and late payment charges on the related Mortgage Loan and received since the Closing Date, then as an Additional Trust Fund Expense (except with respect to any Companion Loan and any inspection occurring after the related AB Mortgage Loan has been paid in full). Each of the Master Servicer for each Mortgage Loan other than a Specially Serviced Mortgage Loan or REO Loan and the Special Servicer for each Specially Serviced Mortgage Loan and REO Loan shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of each Mortgaged Property securing a Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a then current principal balance (or allocated loan amount) of less than $2,000,000 at the time of such inspection, every other calendar year) beginning in 2002, unless such Mortgaged Property has been inspected within the previous 6 months. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware,
(ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the Mortgaged Property. The Master Servicer shall deliver such reports to the Trustee and the Paying Agent within 45 days of the related inspection and the Paying Agent shall, subject to Section 3.15, make copies of all such inspection reports available for review by Certificateholders and Certificate Owners during normal business hours at the offices of the Paying Agent at all times after Paying Agent's receipt thereof. Upon written request and at the expense of the requesting party, the Paying Agent shall deliver copies of any such inspection reports to Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; and provided, further that the Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

            With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the Special Servicer may reasonably request.

            (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a Comparative Financial Status Report and
(iii) CMSA Financial File. Not later than 5:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to Specially Serviced Mortgage Loans) providing the required information as of such Determination Date: (i) a Historical Liquidation Report; (ii) a Historical Loan Modification Report; (iii) an REO Status Report, and (iv) a Delinquent Loan Status Report. Not later than 4:00 p.m. (New York City time) on the second Business Day of each calendar month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer (in electronic format acceptable to the Master Servicer and the Special Servicer) an Interim Delinquent Loan Status Report.

            (c) Not later than 3:00 p.m. (New York City time) on the third Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Paying Agent (in electronic format acceptable to the Master Servicer and the Paying Agent) (A) the most recent Historical Loan Modification Report, Historical Liquidation Report and REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (B) a CMSA Property File, a Comparative Financial Status Report and CMSA Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (C) a Delinquent Loan Status Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (D) a Watch List Report with the required information as of such Determination Date; and (E) an Updated Collection Report.. Not later than 4:00 p.m. (New York City time) on the third Business Day of each calendar month, the Master Servicer shall deliver or cause to be delivered to the Paying Agent (in electronic format acceptable to the Master Servicer and the Paying Agent) an Interim Delinquent Loan Status Report.

            (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d) and the Master Servicer shall deliver to the Paying Agent the reports set forth in Section 3.12 in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer with respect to the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer and the Paying Agent with respect to the reports set forth in Section 3.12(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Paying Agent may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the Paying Agent pursuant to this Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) and this Section 3.12(d) of this Agreement.

            The Special Servicer, in the case of any Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer, in the case of all other Mortgage Loans shall each consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law and the related Mortgage Loan documents.

            The Special Servicer shall promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the Trustee, the Paying Agent, the Special Servicer or the Controlling Class Representative in each case (other than the Rating Agencies and the Controlling Class Representative which shall be sent copies within 30 days following the Master Servicer's receipt) upon request.

            Within 30 days after receipt by the Master Servicer or the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update and, with respect to any NOI Adjustment Worksheet prepared or updated by the Special Servicer, forward to the Master Servicer, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

            The Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer with respect to each other Mortgage Loan, shall each prepare and maintain and forward to each other one Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable. The Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special Servicer, as applicable, within thirty days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year. The Master Servicer and the Special Servicer shall each use the "Normalized" column from the NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update the corresponding Operating Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the NOI Adjustment Worksheet for such property. Copies of Operating Statement Analyses and NOI Adjustment Worksheets are to be made available by the Master Servicer to the Trustee, the Paying Agent, the Special Servicer or the Controlling Class Representative in each case upon request.

            SECTION 3.13      Annual Statement as to Compliance.
                              ---------------------------------

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Paying Agent, the Underwriters, the Controlling Class Representative, and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before April 30 of each year, beginning April 30, 2003, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of REMIC I or REMIC II as a REMIC under the REMIC Provisions or of the Grantor Trust as a "Grantor Trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The Master Servicer and Special Servicer shall deliver a copy of such Officer's Certificate to the Depositor.

            SECTION 3.14      Reports by Independent Public Accountants.
                              -----------------------------------------

            On or before April 30 of each year, beginning April 30, 2003, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, Underwriters, Rating Agencies, Controlling Class Representative, Depositor, and, in the case of the Special Servicer, to the Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December 31, 2002) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

            SECTION 3.15      Access to Certain Information.
                              -----------------------------

            (a) Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below), the Special Servicer (with respect to the items in clauses (d), (e),
(f), (g), (h) and (i) (to the extent not available from the Master Servicer) below and the Paying Agent (with respect to the items in clause (b) and (i) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans, during normal business hours, or send to the requesting party, such party having been certified to the Paying Agent or the Master Servicer, as applicable, in accordance with (a) and (b) in the following paragraph, as appropriate, for review by any Certificate Owner or Certificateholder or any person identified by a Certificate Owner or Certificateholder or its designated agent to the Paying Agent, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any Certificate or interest therein, the Trustee, the Paying Agent, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor originals or copies of the following items (in each case at the expense of the reviewing party unless otherwise provided in this Agreement): (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officers' Certificates delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to
Section 3.09, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (h) the Servicing File relating to each Mortgage Loan and (i) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance pursuant to Section 3.03(c), Section 3.20(d) and Section 4.03(c) including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a). Copies of any and all of the foregoing items will be available from the Master Servicer, the Special Servicer or the Trustee, as the case may be, upon request and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

            In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative, in connection with providing access to or copies of any items in accordance with this Agreement, the Paying Agent or the Master Servicer (on behalf of itself and the Special Servicer), as applicable, shall require: (a) in the case of Certificate Owners and the Controlling Class Representative, a confirmation (which, in the case of a the Controlling Class Representative may be a standing confirmation) executed by the requesting Person substantially in the form of Exhibit V-1 hereto (or such other form as may be reasonably acceptable to the Paying Agent or the Master Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner and the Controlling Class Representative may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential (and such Person shall execute and deliver a confidentiality agreement in a form satisfactory to the Master Servicer, if requested); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit V-2 hereto (or such other form as may be reasonably acceptable to the Paying Agent or the Master Servicer, as applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative, by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential and (such Person shall execute and deliver a confidentiality agreement in a form satisfactory to the Master Servicer, if requested) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Paying Agent or the Master Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available without a password via the Paying Agent's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission, and the Paying Agent or the Master Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this
Section 3.15 that has previously been made available without a password via the Paying Agent's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Paying Agent, the Rating Agencies and the Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            The Paying Agent, the Master Servicer, the Special Servicer and the Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

            (b) The Paying Agent shall, and the Master Servicer may but is not required to, make available each month to any interested party (i) the Distribution Date Statement via their respective Internet Websites, and (ii) as a convenience for interested parties this Agreement on their respective Internet Websites. In addition, the Paying Agent shall make available each month, on each Distribution Date, the Unrestricted Servicer Reports, the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond File, and the CMSA Collateral Summary File to any interested party on its Internet Website. The Paying Agent shall, upon request, make available each month, on each Distribution Date, (i) the Restricted Servicer Reports, and (ii) the CMSA Property File and the CMSA Financial File to any Privileged Person. The Paying Agent shall make available each month, on the fourth Business Day of each calendar month, the Interim Delinquent Loan Status Report to any interested party on its Internet Website.

            The Master Servicer may, but is not required to, make available each month via its Internet Website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File, and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer, the Restricted Servicer Reports, the CMSA Financial File and the CMSA Property File. Any (y) Restricted Servicer Report or Unrestricted Servicer Report (other than the Interim Delinquent Loan Status Report) that is not available on the Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related Distribution Date, and (z) Interim Delinquent Loan Status Report that is not available on the Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the third Business Day of each calendar month shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the Master Servicer, upon request, to any Person otherwise entitled to access such report on the Master Servicer's Internet Website.

            In connection with providing access to the Paying Agent's Internet Website or the Master Servicer's Internet Website, the Paying Agent or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer.

            If three or more Holders or the Controlling Class Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Paying Agent, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Paying Agent shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            (c) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement. The Paying Agent shall not be liable for the dissemination of information in accordance with this
Section 3.15(c). The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Paying Agent's Website and assumes no responsibility therefor. In addition, the Paying Agent, the Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Paying Agent, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

            (d) Upon the request of the Controlling Class Representative made not more frequently than once a month (which request may be a standing, continuing request), or at such mutually acceptable time each month as the Controlling Class Representative shall reasonably designate, each of the Master Servicer and Special Servicer shall, without charge, make a knowledgeable Servicing Officer available, at the option of the Controlling Class Representative either by telephone or at the office of such Servicing Officer, to answer questions from the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and each of the Special Servicers each shall condition such disclosure upon the Controlling Class Representative entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer and the Controlling Class Representative regarding such disclosure to it. Neither the Master Servicer nor the Special Servicer shall be required to provide any information or disclosures in violation of any applicable law, rule or regulation.

            SECTION 3.16    Title to REO Property; REO Account.
                            ----------------------------------

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, if applicable, the Companion Holder, as their interests shall appear. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than sixty days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the Paying Agent an Opinion of Counsel, addressed to the Trustee, the Paying Agent, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of either REMIC I or REMIC II or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the related REO Account to the extent of available funds and then be a Servicing Advance by the Master Servicer.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders and, if applicable, the Companion Holder, as their interests shall appear, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds (net of Liquidation Expenses) received in respect of an REO Property within 2 Business Days of receipt. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee, the Paying Agent and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in addition to the Impound Reserve, the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and other related expenses).

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

            SECTION 3.17      Management of REO Property.
                              --------------------------

            (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review, in its good faith and reasonable judgment, that:

            (i) None of the income from Directly Operating such REO Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), and the Special Servicer does not engage in any of the activities described in the definition of "Directly Operate" that would cause the REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

            (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as REO Property and so lease or manage such REO Property; or

            (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and, in the reasonable judgement of the Special Servicer in accordance with the Servicing Standard, that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating the REO Property that would not incur an REO Tax, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either
      (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by
      it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(f).

            The Special Servicer's decision as to how each REO Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiv) consult with counsel.

            (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve and protect such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or either result in the receipt by REMIC I of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper management, maintenance and disposition of such REO Property, including without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property; and

            (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officers' Certificate delivered to the Trustee) the Master Servicer would not make such advances if the Master Servicer owned such REO Property or the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c) Unless Section 3.17 (a)(i) applies, the Special Servicer shall contract with any Independent Contractor (if required by the REMIC Provisions for the REO Property to remain classified as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code) for the operation and management of any REO Property, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

            (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

            SECTION 3.18 Resolution of Defaulted Mortgage Loans and REO Properties.
                            ----------------------------------------------

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

            (b) After a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgage Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such new Appraisal, if applicable. The Special Servicer shall, from time to time, but no less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standard. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency and the Majority Subordinate Certificateholder promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Master Servicer and the Majority Subordinate Certificateholder the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information (excluding any documents determined in good faith by the Special Servicer to be privileged work product) then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the Master Servicer, and shall instead deliver the Determination Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Defaulted Mortgage Loan, pursuant to this Section 3.18.

            (c) In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Defaulted Mortgage Loan to the Option Holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage Loan File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may rely on the information contained in reports of Independent third parties in making such determination.

            (d) Subject to the terms set forth in Section 2.03, in the event a Mortgage Loan becomes a Defaulted Mortgage Loan, each of the Majority Subordinate Certificateholder and the Special Servicer (with its assignees, an "Option Holder") shall have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee, the Paying Agent and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, the Majority Subordinate Certificateholder shall have the right to exercise the Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Majority Subordinate Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the fifteen day period immediately following the expiration of such 60-day period. Following the expiration of such fifteen day period, the Majority Subordinate Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (i) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout.

            (e)  [RESERVED]

            (f) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Master Servicer, the Paying Agent and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit CC, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable.

            (g) If the Special Servicer or any of its Affiliates or assignees, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the Master Servicer shall determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within thirty (30) days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Mortgage Loan, the Master Servicer may obtain an opinion as to the fair value of such Defaulted Mortgage Loan, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and, absent manifest error, the Master Servicer may conclusively rely on the opinion of any such Person which was chosen by the Master Servicer with reasonable care. Notwithstanding the thirty (30) day time period referenced above in this paragraph, the Master Servicer will have an additional fifteen (15) days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Master Servicer or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Master Servicer's determination of fair value, the Special Servicer shall deliver to the Master Servicer the Determination Information for the use of the Master Servicer or any such third party.

            Notwithstanding anything contained in this Section 3.18(g) to the contrary, if the Special Servicer or any of its Affiliates or assignees, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within thirty
(30) days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Defaulted Mortgage Loan, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such Person which was chosen by the Trustee with reasonable care. Notwithstanding the thirty (30) day time period referenced above in this paragraph, the Trustee will have an additional fifteen (15) days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

            In the event a designated third party determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together will all information and reports it relied upon in making such determination, to the Special Servicer, the Master Servicer or the Trustee, as the case may be, who shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to Section 3.18(f) above. Upon receipt of such notice, such Option Holder shall have three (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(h) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the Master Servicer and the Trustee shall provide the notices described in Section 3.18(i) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

            (h) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(f) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer within ten (10) Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Master Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into the Certificate Account after deduction of the expenses of such sale incurred in connection therewith, within one (1) Business Day following receipt.

            (i) The Master Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(i). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

            (j) Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

            (k) In the event that title to any REO Property is acquired by the Trust in respect of any Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in
Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Controlling Class Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer shall give the Controlling Class Representative, the Master Servicer, the Paying Agent and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust, an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (a) the fair market value set forth in such Appraisal or (b) the Purchase Price. The rights of any Mortgage Loan Seller to purchase an REO Property pursuant to
Section 2.03(f) shall supersede any rights to purchase an REO Property pursuant to this Section 3.18(k).

            (l) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Paying Agent, the Depositor, the Special Servicer, the Master Servicer, any Mortgage Loan Seller or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer, the Paying Agent or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor, the Paying Agent or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

            (m) Notwithstanding Section 3.18(d) or Section 3.18(j), pursuant to the terms of the Abbey Intercreditor Agreement, the Abbey Mezzanine Lender will have the right to purchase the Mortgage Loans described in the Abbey Intercreditor Agreement at the Purchase Price (as long as an event of default has occurred and is continuing under the related Mortgage Loan documents) and such right shall have priority over any provision of Section 3.18(d) or Section 3.18(j); provided, however, with respect to this Section 3.18(m) that if the Abbey Mezzanine Lender does not exercise its right to purchase the applicable Mortgage Loan within the 15 day time period pursuant to the Abbey Intercreditor Agreement, with respect to any purchase of the applicable Mortgage Loan, the Abbey Mezzanine Lender will be required to pay an amount equal to 1% of the purchase price of the applicable Mortgage Loan to the Special Servicer as a Principal Recovery Fee (and such Principal Recovery Fee will not be an expense of the Trust).

            (n) Notwithstanding anything herein to the contrary, the Special Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

            (o) The amount paid for a Defaulted Mortgage Loan or related REO Property purchased under this Agreement shall be deposited into the Certificate Account, or if applicable, applied in accordance with the related CLF Intercreditor Agreement. Upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan or related REO Property ownership of the Defaulted Mortgage Loan or REO Property. The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the Master Servicer or Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Defaulted Mortgage Loan or related REO Property.

            SECTION 3.19 Additional Obligations of Master Servicer and Special Servicer.
                              ---------------------------------------------

            (a) The Master Servicer shall deposit in the Certificate Account on each P&I Advance Date, without any right of reimbursement therefor with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) that was subject to a Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfall and (ii) the sum of (A) the Master Servicing Fee (calculated for this purpose only at a rate of 0.025% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period; provided, however, that to the extent such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the obligation of the Mortgagor, to the extent not otherwise consistent with the Servicing Standard or otherwise consented to by the Controlling Class Representative, to pay interest through the next Due Date under the Mortgage Loan documents, the amount specified in clause (i) above shall include the remainder of the Master Servicing Fee with respect to such Mortgage Loan for such Collection Period as well as the remainder of all Master Servicing Fees with respect to Mortgage Loans other than such Mortgage Loan for such Collection Period.

            (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            (c) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to the Master Servicer and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property. Upon reasonable request of the Special Servicer, the Master Servicer shall deliver to the Special Servicer any other information and copies of any other documents in its possession with respect to a non-Specially Serviced Mortgage Loan or the related Mortgaged Property.

            SECTION 3.20      Modifications, Waivers, Amendments and Consents.
                              -----------------------------------------------

            (a) Subject to Sections 3.20(b) through 3.20(j) below and further subject to Sections 3.08(b) and 6.11, the Master Servicer (to the extent provided in Section 3.02(a) and Section 3.20(i) below) and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) without the consent of the Trustee or any Certificateholder. The Master Servicer shall promptly provide to the Special Servicer any request it receives for an amendment, waiver or modification.

            (b) All modifications, waivers or amendments of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided however, that neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Mortgage Loan not otherwise permitted by this Section 3.20 that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            (c) Except as provided in 3.20(d) and the last sentence of Section 3.02(a), the Special Servicer, on behalf of the Trustee, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released other than in connection with a taking of all or part of the related Mortgaged Property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO Property; or

            (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $20,000,000 or one of the ten largest Mortgage Loans by Stated Principal Balance, permit the transfer or transfers of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates;

            (v) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (vi) impair the value or enforceability of a Lease Enhancement
      Policy.

            (d) Notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), and the rights of the Controlling Class Representative set forth in Section 6.11, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,
(iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, or (v) accept a Principal Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and (B) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate). In the case of every other modification, waiver or consent, the Special Servicer shall determine and may rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Mortgage Loan under Treasury Regulations Section 1.860G-2(b) and (2) cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            In addition, notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an appraisal in accordance with the standards of the Appraisal Institute of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

            In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (A) the original Mortgage Rate of such Mortgage Loan, (B) the highest Pass-Through Rate of any Class of Certificates (other than the Class IO Certificates) then outstanding and (C) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years prior to the expiration of the term of such Ground Lease; (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

            The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Paying Agent and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (e) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

            (f) The Special Servicer or, with respect to clause (i) below, the Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section 1.1001-3(e)(2) and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (g) The Special Servicer shall notify the Master Servicer, any related Sub-Servicers, the Trustee, the Paying Agent, the Controlling Class Representative and the Rating Agencies, in writing, of any material modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15(g) hereof.

            (h) The Master Servicer shall not permit defeasance of any Mortgage Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, and (y) to the extent inconsistent with the terms of such Mortgage Loan, and if the terms of the Mortgage Loan grant the Master Servicer the right to require defeasance, the Master Servicer shall act in accordance with the Servicing Standard to require defeasance. Unless and to the extent the Master Servicer is precluded from preventing such defeasance by the related Mortgage Loan documents or otherwise (provided that the Master Servicer shall not allow such defeasance to cause any REMIC created hereunder to fail to qualify as a REMIC, and provided further, the Master Servicer may rely on an Opinion of Counsel as provided for in (ii) below), the Master Servicer will not permit defeasance of any Mortgage Loan, unless: (i) the defeasance collateral consists of "Government Securities" within the meaning of the Investment Company Act of 1940, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event (provided that the Master Servicer shall be entitled to rely conclusively on an Opinion of Counsel to that effect), (iii) the Master Servicer has notified the Rating Agencies, (iv) each Rating Agency has confirmed that such defeasance will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by either Rating Agency, (v) the Master Servicer has requested and received from the related Mortgagor (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and
(B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date and in accordance with the Periodic Payment (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each Periodic Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity (as defined below) is designated to assume the Mortgage Loan and own the defeasance collateral; provided that, if under the terms of the related Mortgage Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the U.S. government obligations contemplated by the related Mortgage Loan documents. Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (vi) of the preceding sentence have been satisfied. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.20(h) shall be paid by the Mortgagor of the defeased Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard. For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming a Mortgage Loan and owning and pledging the Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan. For the avoidance of doubt, the Special Servicer shall have no obligation to perform any action in connection with a defeasance.

            (i) For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer set forth in this Section 3.20, the Master Servicer shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

            (i) approving routine leasing activity (including any subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

            (ii) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

            (iii) approving annual budgets for the related Mortgaged Property, provided that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

            (iv) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment; and

            (v) approving certain consents with respect to right-of-ways and easements and consent to subordination of the related Mortgage Loan to such easements or right-of-ways.

            (j) To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under Section 3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

            (k) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates:

            (i) With respect to any Mortgaged Property that secures a Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

            (ii) With respect to each Mortgage Loan with an unpaid principal balance that is equal to or greater than (A) two percent (2%) of the then aggregate principal balance of all the Mortgage Loans or (B) $10,000,000 and which is secured by a Mortgaged Property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such Mortgaged Property.

            (l) The Special Servicer shall not consent to the modification, waiver or amendment of a Lease Enhancement Policy without receiving prior written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, downgrade or withdrawal of the ratings on the Certificates. The Master Servicer shall not consent to any modification, waiver or amendment of any Lease Enhancement Policy.

            SECTION 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.
                              -------------------------------------------------

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly notify the Trustee and the Paying Agent, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver or cause to be delivered a copy of the related Mortgage File and Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. Notwithstanding the occurrence of a Servicing Transfer Event, the Master Servicer shall continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer).

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof to the Master Servicer, and shall return the related Mortgage File and Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c) On or before the Business Day following each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiv) and (xxv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, and (3) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

            (d) No later than 30 days after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Trustee, the Paying Agent, the Master Servicer and the Controlling Class Representative, a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan and negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

            (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            If within ten (10) Business Days of receiving an Asset Status Report containing a specific request pursuant to Section 6.11 for consent with respect to a recommended action for which the Controlling Class Representative is entitled to object under Section 6.11, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to this Agreement, applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents and provided further that an Asset Status Report is not intended to be a substitution for the specific requests for approval set forth in Section 6.11. If the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class Representative, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

            The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section 3.21(d). Notwithstanding the foregoing, the Special Servicer (i) may take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard; provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

            Upon making such determination in clause (ii) of the immediately preceding paragraph, the Special Servicer shall notify the Trustee and the Paying Agent of such rejection and deliver to the Paying Agent a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Paying Agent shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Paying Agent's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders, (other than for a reason which violates the Servicing Standard, which shall control), the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) and provide a copy of such revised report to the Master Servicer. The Paying Agent shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Mortgage Loan and take such actions consistent with the Servicing Standard, the terms of the related Mortgage Loan, the terms hereof and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

            No direction of the Controlling Class Representative or the majority of the Certificateholders shall (a) require or cause the Special Servicer to violate the terms of a Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (c) expose the Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Paying Agent or the Trustee or the officers and the directors of each party to claim, suit or liability or (d) expand the scope of the Master Servicer's, Trustee's, Paying Agent's or Special Servicer's responsibilities under this Agreement and the Special Servicer shall disregard any such direction.

            SECTION 3.22      Sub-Servicing Agreements.
                              ------------------------

            (a) The Master Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than Section 7.01(a)(x) and (xi)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the Master Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer under such agreement or (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Paying Agent, the Trust Fund, any successor Master Servicer or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty, and
(v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer shall notify the Trustee, the Special Servicer, the Controlling Class Representative and the Depositor in writing promptly of the appointment by it of any Sub-Servicer appointed after the Closing Date.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and shall be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

            (c) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

            (d) In the event of the resignation, removal or other termination of First Union National Bank or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, in each case without paying any sub-servicer termination fee.

            Each Sub-Servicing Agreement will provide, among other things, that the Master Servicer and its successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Mortgage Loans if Moody's (i) reduces the rating assigned to one or more Classes of the respective Certificates as a result of the sub-servicing of the Mortgage Loans by the Sub-Servicer, or (ii) advises the Master Servicer or the Trustee in writing that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer shall remain obligated and liable to the Special Servicer, the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

            SECTION 3.23 Representations and Warranties of Master Servicer and Special Servicer.
                              -------------------------------------------------

            (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Paying Agent, the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Master Servicer is a national banking association, duly organized under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of association or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

            (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

            (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

            (ix) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (x) The Master Servicer possesses all insurance required pursuant to
      Section 3.07(c) of this Agreement.

            (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Paying Agent, the Depositor and the Master Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a corporation duly organized under the laws of the State of California, validly existing and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party.

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgement, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

            (vii) The Special Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.07 hereof.

            (viii) No consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Special Servicer with this Agreement, or the consummation by the Special Servicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

            (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Section 3.23(a) (with respect to the Master Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

            SECTION 3.24    Sub-Servicing Agreement Representation and Warranty.
                            ---------------------------------------------------

            (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Section 3.22(a) and the second paragraph of Section 3.22(d) in all material respects.

            SECTION 3.25    Designation of Controlling Class Representative.
                            -----------------------------------------------

            (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 6.11) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Paying Agent of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Paying Agent that the Controlling Class has changed, the Paying Agent shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Paying Agent or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class by a writing delivered to the Paying Agent. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Paying Agent with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

            (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Paying Agent shall deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Paying Agent or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Paying Agent shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Paying Agent with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Paying Agent shall notify the other parties to this Agreement of such event. The expenses incurred by the Paying Agent in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

            (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Paying Agent, the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Paying Agent and to such existing Controlling Class Representative.

            (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Paying Agent, the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

            (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the reasonable judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

            (f) All rights to, and requirements for, information (including the delivery of information or access to information) provided to the Controlling Class Representative contained herein shall also apply to each Companion Holder with respect information relating to the related AB Mortgage Loan (other than with respect to information related to the calculation of the Option Price related to the related AB Mortgage Loan).

            SECTION 3.26 Servicing and Administration of the AB Mortgage Loans and the Companion Loans.
                            -----------------------------------------------

            (a) Each Companion Loan shall be serviced and administered hereunder as if it was a Mortgage Loan for so long as the related AB Mortgage Loan or REO Loan is an asset of the Trust Fund, including for purposes of: (i) the application of the Servicing Standard, as if the holder of such Companion Loan was the Holder of a separate Class of Certificates backed solely by such Companion Loan; (ii) determining whether a Servicing Transfer Event has occurred with respect to such Companion Loan; and (iii) the payment of the Special Servicing Fee and other forms of compensation to the Special Servicer; provided, however, notwithstanding anything herein to the contrary: (i) no party hereto shall make any P&I Advances with respect to such Companion Loan or otherwise for the benefit of the holder thereof; (ii) if a Servicing Transfer Event were to occur with respect to such Companion Loan, then the Companion Loan and related AB Mortgage Loan shall be treated collectively as a single Specially Serviced Mortgage Loan at the request of the Controlling Class Representative (so long as the Controlling Class Representative is not an affiliate of the related Mortgage Loan Seller), including for purposes of application of the Servicing Standard, until all Servicing Transfer Events with respect to the Companion Loan have ceased to exist; (iii) if a Servicing Transfer Event were to occur with respect to an AB Mortgage Loan, then such AB Mortgage Loan and related Companion Loan shall be treated collectively as a single Specially Serviced Mortgage Loan, including for purposes of application of the Servicing Standard, until both such loans have become Corrected Mortgage Loans; (iv) all amounts received on or with respect to such Companion Loan and the corresponding AB Mortgage Loan or on or with respect to any related REO Property shall be allocable between the holder of such Companion Loan and the Trust, as holder of the corresponding AB Mortgage Loan, in accordance with the terms of the related CLF Intercreditor Agreement, with any amounts so allocable to the corresponding AB Mortgage Loan to be deposited in the Certificate Account for application as contemplated by Section
3.05 (or, if received on any related REO Property, in the REO Account for application as contemplated by Section 3.16) and any amounts allocable to such Companion Loan to be distributed by the Companion Paying Agent to the holder of such Companion Loan in accordance with Section 3.26(c) below, in each case within one Business Day of the receipt thereof or, in the case of payments to the holder of such Companion Loan, within such longer period as is permitted by the related CLF Intercreditor Agreement (except that any amounts allocable under such CLF Intercreditor Agreement for purposes of paying or reimbursing any party hereto or the Trust for any Advances, Advance Interest, servicing or special servicing compensation or Additional Trust Fund Expenses related to such Companion Loan, the corresponding AB Mortgage Loan and/or any related REO Property, including any such items which were previously paid out of amounts allocable to the corresponding AB Mortgage Loan, shall be deemed to have been received and allocable to the corresponding AB Mortgage Loan and shall be deposited into the Certificate Account for application as contemplated by
Section 3.05 (or, if received on any related REO Property, in the REO Account for application as contemplated by Section 3.16)); (v) no Master Servicing Fees will be payable with respect to such Companion Loan; (vi) no Trustee Fees or Paying Agent Fees will be payable with respect to matters affecting such Companion Loan; (vii) except to the extent that the corresponding AB Mortgage Loan is affected or it is otherwise required by the related loan documents, this Agreement or CLF Intercreditor Agreement, no confirmation will be required of the Rating Agencies with respect to such Companion Loan; (viii) all statements, reports and written or electronic information forwarded by any party hereto to the Controlling Class Representative shall also be contemporaneously forwarded to the holder of such Companion Loan (but only to the extent that such statements, reports and other information directly relate to such Companion Loan and the exclusive of any information, statements or reports related to the calculation of the Option Price for the AB Mortgage Loan); (ix) the Master Servicer shall, to the extent permitted by the related CLF Intercreditor Agreement, make claims for reimbursement from the holder of such Companion Loan in connection with related Advances and Advance Interest and other related expenses so as to minimize the total amount of the withdrawals on the Certificate Account for such items; and (x) in no event shall such Companion Loan be taken into account for purposes of determining distributions on the actual Certificates. Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding AB Mortgage Loan or any related REO Property is part of the Trust Fund or provided that any amounts payable by the holder of such Companion Loan to or for the benefit of the Trust or any party hereto in accordance with the related CLF Intercreditor Agreement after such period remain due and owing.

            (b) The servicing and administration of each AB Mortgage Loan and the corresponding Companion Loan shall be subject to and shall be consistent with the terms and conditions of the CLF Intercreditor Agreement and the Servicing Standard notwithstanding the terms hereof so long as such terms and conditions do not conflict with the REMIC Provisions. The Trustee, the Master Servicer and the Special Servicer each acknowledge that each AB Mortgage Loan and its related Companion Loan shall be serviced and administered pursuant to the related CLF Intercreditor Agreement. Except with respect to the exclusion of information related to the calculation of the Option Price of an AB Mortgage Loan, in the event of conflict between the CLF Intercreditor Agreement and this Agreement, the CLF Intercreditor Agreement shall control.

            (c) Payments of amounts allocable to a Companion Loan shall be payable to the holder of such Companion Loan in accordance with the written instructions of such holder delivered to the Companion Paying Agent no later than five (5) Business Days prior to the related Distribution Date.

            (d) It is hereby acknowledged and agreed that the holder of each Companion Loan may purchase the corresponding AB Mortgage Loan out of the Trust Fund at the price and in accordance with the terms and conditions specified in
Section 6 of the related CLF Intercreditor Agreement. The price paid in connection with such purchase shall be deposited into the Certificate Account, and the Trustee, upon a request for release and receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the holder of such Companion Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the holder of such Companion Loan the ownership of the corresponding AB Mortgage Loan. In connection with such purchase, the Master Servicer and the Special Servicer shall each deliver to the holder of such Companion Loan the respective portion of the related Servicing File held by it.

            (e) Transfers of each Companion Loan shall be governed by the related CLF Intercreditor Agreement. Neither the Trustee, the Master Servicer nor the Trust Fund shall acquire a Companion Loan.

            (f) For the purposes of this Agreement, receipt by the Master Servicer or the Special Servicer of any amounts relating to an AB Mortgage Loan or the Trust's share of any amounts relating to the underlying Mortgaged Property shall be deemed to be amounts received on behalf of the Trust.

            (g) The Master Servicer provides to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related CLF Intercreditor Agreement. Any report prepared by the Master Servicer pursuant to the terms of any CLF Intercreditor Agreement shall also be delivered to the Controlling Class Representative insofar as such report relates to the related Companion Loan.

            SECTION 3.27      Abbey Intercreditor Agreement
                              -----------------------------

            The Master Servicer and Special Servicer shall act as Mortgage Lender (as defined in the Abbey Intercreditor Agreement) with respect to the Mortgage Loans referred to in the Abbey Intercreditor Agreement and shall service such Mortgage Loans in accordance with the Abbey Intercreditor Agreement as long as such terms and conditions do not conflict with the REMIC Provisions and this Agreement. In the event of a conflict between this Agreement and the Abbey Intercreditor Agreement, the Abbey Intercreditor Agreement will control.


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01      Distributions.
                              -------------

            (a) On each Distribution Date the Paying Agent shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (vii) and deemed distributions from REMIC I pursuant to Section 4.01(h), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

            (i) to distributions of interest to the Holders of the Senior Certificates in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ii) to distributions of principal to the Holders of the Class A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

            (iii) after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal, pro rata, to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above);

            (iv) to distributions to the Holders of the Class A-1 Certificates and the Class A-2 Certificates, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

            (v) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (vi) after the Class Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a)).

            (vii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

            (viii) to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ix) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (x) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

            (xi) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xiii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

            (xiv) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xv) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xvi) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

            (xvii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xviii) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xix) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

            (xx) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxi) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

            (xxiii) to distributions of interest to the Holders of Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiv) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxv) to distributions to the Holders of the Class H Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xxvi) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxvii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxviii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

            (xxix) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxx) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxi) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

            (xxxii) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxiii) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxiv) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

            (xxxv) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxvi) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxvii) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

            (xxxviii) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxix) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xl) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

            (xli) to distributions of interest to the Holders of the Class O Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xlii) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to distributions of principal to the Holders of the Class O Certificates, in an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xliii) to distributions to the Holders of the Class O Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class O Certificates and not previously reimbursed;

            (xliv) to make distributions to the Holders of the Class R-II Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(a), over (B) the aggregate distributions made in respect of the Regular Certificates on such Distribution Date pursuant to clauses (i) through (xliii) above;

provided that on each Distribution Date after the aggregate of Class Principal Balances of each Class of Subordinated Certificates has been reduced to zero, the payments of principal to be made as contemplated by clauses (ii) and (iii) above with respect to the Class A Certificates will be made to the Holders of the respective Classes of such Class A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such Distribution Date. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            All distributions of interest made in respect of the Class IO-I and Class IO-II Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class IO-I and Class IO-II Strip Rate, as applicable, of such Component multiplied by its Component Notional Amount, less an allocable portion of any Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (b) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account any amounts that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans and any REO Loans during the related Collection Period and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1 (whether or not such Class has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows:

                  (1) First, to the Holders of the respective Classes of Regular
            Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the Additional Yield Amounts for each such Class of Certificates for such Distribution Date; and

                  (2) Second, to the Holders of the Class IO-I Certificates, to
            the extent of any remaining portion of such Yield Maintenance
            Charges.

            On each Distribution Date, the Paying Agent shall withdraw from the Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the ARD Loans and any related REO Loans and shall distribute such amounts to the Holders of the Class Z Certificates pro rata in accordance with their respective Percentage Interests of such Class.

            (c) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate, but taking into account possible future distributions of Additional Interest) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Paying Agent was subsequently notified in writing. If such check is returned to the Paying Agent, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Paying Agent shall be set aside by the Paying Agent and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Paying Agent has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Paying Agent shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II Certificates.

            (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

            (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (f) Except as otherwise provided in Section 9.01, whenever the Paying Agent receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

            (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Paying Agent shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

            (g) Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.

            (h) All distributions made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(a) or Section
9.01 shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its Corresponding REMIC I Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of principal with respect to the Class A-2 Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC Regular Interest LA-2-1 until its REMIC Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-2-2. All distributions made in respect of the Class IO-I and Class IO-II Certificates on each Distribution Date pursuant to Section 4.01(a) or
Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Component's Corresponding REMIC I Regular Interest. In each case, if such distribution on any such Class of Regular Certificates was a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such Class of Regular Certificates, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC I Regular Interest; provided, however, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class A-2 Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest L-A-2-1 and REMIC Regular Interest L-A-2-2 allocated pro rata based upon their respective REMIC I Principal Balances. Any amounts remaining in the Distribution Account in respect of REMIC I after the deemed distributions in respect of the REMIC I Regular Interests shall (except as otherwise provided in Section 9.01) be distributed by the Paying Agent to the Holders of the Class R-I Certificates.

            (i) On each Distribution Date, the Companion Paying Agent (based upon a statement of the Master Servicer to be delivered to the Paying Agent that specifies the amount required to be deposited in the Companion Distribution Account and any amounts payable to the Master Servicer from the Companion Distribution Account pursuant to this Section 4.01(i)) shall make withdrawals and payments from the Companion Distribution Account for the related Companion Loans in the following order of priority:

            (i) to pay the Trustee and the Paying Agent, as applicable, or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to
      Section 8.05, to the extent any such amounts relate solely to a Loan Pair;

            (ii) to pay for the cost of the Opinions of Counsel sought by the Trustee or the Paying Agent as contemplated by Sections 9.02(a)(i) and 10.01(h), to the extent any such costs relate to a Loan Pair;

            (iii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Companion Distribution Account not required to be deposited therein;

            (iv) on each Distribution Date, to pay all amounts remaining in the Companion Distribution Account to the Companion Holder; and

            (v) to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            All distributions from a Companion Distribution Account required hereunder shall be made by the Companion Paying Agent to the Companion Holder by wire transfer in immediately available funds to the account of such Companion Holder or an agent therefor appearing on the Companion Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first-class mail to the address of such Companion Holder or its agent appearing on the Companion Register). Any such account shall be located at a commercial bank in the United States.

            To the extent amounts are payable to or in respect of the Trust Fund pursuant to Section 4.01(i)(i) or (ii), the Companion Distribution Account shall be considered an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Companion Holder for federal income tax purposes, who shall be taxable on all reinvestment income thereon, and who shall be deemed to have received any amounts reimbursed from the Trust Fund to the Companion Distribution Account.

            (j) On each Distribution Date, the Paying Agent shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of each Class of Sequential Pay Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account pursuant to the preceding sentence shall first be deemed to have been distributed to the Corresponding REMIC I Regular Interest in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Principal Balances of the Classes receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders.

            SECTION 4.02 Statements to Certificateholders; CMSA Loan Periodic Update File.
                              -------------------------------------------

            (a) On each Distribution Date, the Paying Agent shall make available or forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Paying Agent) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Paying Agent), the Depositor, the Master Servicer, the Special Servicer, the Companion Holder, the Underwriters and each Rating Agency, a statement (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based on information provided to it by the Master Servicer and the Special Servicer, in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines, setting forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

            (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums and/or Yield Maintenance Charges;

            (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

            (v) the Available Distribution Amount for such Distribution Date;

            (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with
      Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing Advances as of the close of business on the related Determination Date and (c) the aggregate amount of all Nonrecoverable Advances as of the close of business on the related Determination Date;

            (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

            (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

            (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master Servicer or Special Servicer in bankruptcy proceedings;

            (xi) as to each Mortgage Loan referred to in the preceding clause
      (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

            (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

            (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
      (C) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

            (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

            (xvi) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

            (xvii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

            (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

            (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

            (xx) the Class Principal Balance of each Class of Regular Certificates (other than the Class IO Certificates) and the Component Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xxi) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Collection Period in accordance with Section 4.03(d);

            (xxiii) the aggregate amount of interest on Servicing Advances paid to the Master Servicer and the Trustee during the related Collection Period in accordance with Section 3.03(d);

            (xxiv) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer during the related Collection Period; and

            (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

            (xxvi) the original and then current credit support levels for each Class of Regular Certificates;

            (xxvii) the original and then current ratings for each Class of Regular Certificates;

            (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period; and

            (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates or Class Z Certificates on such Distribution Date.

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Paying Agent as a basis for information to be furnished pursuant to clauses (x) through (xiii), and
(xxiv) above, insofar as the underlying information is solely within the control of the Special Servicer, the Paying Agent and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            The Paying Agent may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            The Paying Agent shall make available or shall cause to be delivered on each Distribution Date either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters, each Rating Agency, the Special Servicer and any other Person designated in writing by the Depositor (by hard copy, on diskette or via such other electronic medium as is mutually acceptable to the Paying Agent and the recipient) a copy of the following nine reports or in the case of reports to Persons designated in writing by the Depositor, any of the following nine reports delivered to it by the Master Servicer pursuant to Section 3.12(c): (i) the Delinquent Loan Status Report,
(ii) the Historical Liquidation Report, (iii) the Historical Loan Modification Report, (iv) the REO Status Report, (v) the Watch List, (vi) a Comparative Financial Status Report, (vii) an Operating Statement Analysis, (viii) an NOI Adjustment Worksheet and (ix) an Interim Delinquent Loan Status Report. The Paying Agent shall make available or shall cause to be delivered on each Distribution Date by first class mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each Certificate Owner, the Underwriters, the Depositor, each Rating Agency and each other Person that received a Distribution Date Statement on such Distribution Date a hard copy (or a copy in an electronic medium acceptable to the recipient) of the CMSA Loan Periodic Update File, the CMSA Property File, the CMSA Bond File, and the CMSA Collateral Summary File containing information regarding each Mortgaged Property most recently received from the Master Servicer. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Paying Agent shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section 4.02(a). Neither the Paying Agent, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

            Within a reasonable period of time after the end of each calendar year, the Paying Agent shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Paying Agent shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2002-C1 (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Paying Agent shall be furnished to any such Person via overnight courier delivery or telecopy from the Paying Agent; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

            The Paying Agent shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Paying Agent or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Paying Agent, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            (b) Not later than 12:00 p.m. New York City time on the second Business Day preceding each Distribution Date the Master Servicer shall furnish to the Paying Agent, the Depositor, the Special Servicer and the Underwriters, by electronic transmission (or in such other form to which the Paying Agent or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy of such transmitted information to follow promptly, an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans as of such Determination Date. The Depositor shall provide the information necessary for the CMSA Loan Setup File on the Closing Date. Not later than 12:00 p.m. New York City time on the second Business Day preceding each Distribution Date, the Master Servicer shall deliver to the Paying Agent notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection Period.

            In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Paying Agent may conclusively rely on reports provided to it by the Master Servicer, and the Paying Agent shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Paying Agent pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            SECTION 4.03      P&I Advances.
                              ------------

            (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Paying Agent for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee and the Paying Agent the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Paying Agent shall provide notice of such failure to a Servicing Officer of the Master Servicer and the Trustee by facsimile transmission sent to telecopy (704) 593-7735 and (410) 884-2360, respectively, (or such alternative numbers provided by the Master Servicer and the Trustee to the Paying Agent in writing) and by telephone at telephone (704) 593-7821 and (410) 884-2000, respectively, (or such alternative numbers provided by the Master Servicer and the Trustee to the Paying Agent in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such P&I Advance Date. If the Paying Agent does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Paying Agent shall notify the Trustee and the Trustee shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee in respect of any Distribution Date shall, subject to
Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided, that, (x) if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer or the Trustee shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Loan, the Master Servicer or the Trustee will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (y), minus the product of (1) such Appraisal Reduction Amount and (2) the per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) applicable to the Class of Certificates to which such Appraisal Reduction Amount is allocated pursuant to Section 4.04(d) and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y).

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee, as applicable, shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in good faith, makes a determination prior to the times specified in
Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

            (d) In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate (or, with respect to the AB Mortgage Loans and related Companion Loans, the rate provided in the CLF Intercreditor Agreement) in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable, subject to the terms of a CLF Intercreditor Agreement with respect to the related Loan Pair, first out of late payment charges and Penalty Interest received on the related Mortgage Loan or REO Property and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, that no interest shall accrue on any P&I Advance made with respect to a Mortgage Loan if the related Periodic Payment is received prior to the due date of such Mortgage Loan or the expiration of any applicable grace period. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

            (e) In no event shall the Master Servicer or the Trustee make a P&I Advance with respect to any Companion Loan.

            SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of Certificate Deferred Interest; Allocation of Appraisal Reduction Amounts.
                            ---------------------------------------------------

            (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not offset by late payment charges or Penalty Interest or previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class O Certificates, until the remaining Class Principal Balance thereof has been reduced to zero, second to the Class N Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; third, to the Class M Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourth, to the Class L Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fifth, to the Class K Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; sixth, to the Class J Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; seventh, to the Class H Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eighth, to the Class G Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; ninth, to the Class F Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; tenth, to the Class E Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eleventh, to the Class D Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; twelfth, to the Class C Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; thirteenth, to the Class B Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; and fourteenth pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates and the Class A-2 Certificates, until the Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Regular Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Regular Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

            (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(h), the REMIC I Principal Balance of Corresponding REMIC I Regular Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the Class Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date; provided, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LA-2-1 and LA-2-2 to the Class Principal Balance of the Class A-2 Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated pro rata between such REMIC I Regular Interests based upon their respective REMIC I Principal Balances.

            (c) On any Distribution Date, the amount of any Mortgage Deferred Interest will be allocated as Certificate Deferred Interest to each outstanding Class of Sequential Pay Certificates in reverse alphabetical order (except with respect to the Class A-1 and Class A-2 Certificates, which amounts shall be applied pro rata (based on remaining Class Principal Balances) to such Certificates), in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. On each such Distribution Date, the Certificate Principal Balance of each Class of Certificates to which Certificate Deferred Interest has been allocated will be increased by the amount of Certificate Deferred Interest allocated to such Class. The amount of Certificate Deferred Interest allocated to any Class of Sequential Pay Certificates will be allocated to, and will increase the REMIC I Principal Balances of the Corresponding REMIC I Regular Interests; provided, however, allocations to REMIC I Regular Interests LA-2-1 and LA-2-2 shall be applied pro rata based upon their respective REMIC I Principal Balances, in each case up to the Pass-Through Rate of the Corresponding Certificates.

            (d) Any Appraisal Reduction Amounts will be allocated only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan, as follows: to the Class Principal Balance of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Class Principal Balances. On any Distribution Date, an Appraisal Reduction Amount that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Class Principal Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction Amount into account) is less than the Appraisal Reduction Amount for the Distribution Date. The Master Servicer shall report to the Trustee on or before each Determination Date all Appraisal Reduction Amounts and the Trustee shall report to the Master Servicer no later than 10:00 a.m. on the related P&I Advance Date the Pass-Through Rates necessary to calculate the allocation required by this Section 4.04(d).

            SECTION 4.05      Calculations.
                              ------------

            The Paying Agent shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01,
Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Paying Agent shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Paying Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            SECTION 4.06      Use of Agents.
                              -------------

            The Master Servicer, the Special Servicer, the Paying Agent or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Paying Agent or the Trustee from any of such obligations or liabilities, and the Master Servicer, the Paying Agent or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility)


                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01      The Certificates.
                              ----------------

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibit A; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $10,000 in the case of the Registered Certificates $1,000,000 in the case of the Class IO Certificates, and $250,000 in the case of Non-Registered Certificates (other than the Residual Certificates and the Class IO Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-I Certificates, the Class R-II Certificates and the Class Z Certificates shall have no minimum denomination and shall each be represented by a single definitive certificate.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02      Registration of Transfer and Exchange of
                              Certificates.
                              ----------------------------------------

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1), shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Paying Agent is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If LaSalle Bank National Association is removed as Paying Agent, then LaSalle Bank National Association shall be removed as Certificate Registrar. The Depositor, the Trustee, the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 hereto or as Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            In connection with transfer of the Non-Registered Certificates, the Depositor shall furnish upon request of a Certificateholder or Certificate Owner to such Holder or Certificate Owner and any prospective purchaser designated by such Certificateholder or Certificate Owner the information required to be delivered under paragraph (d)(4) of Rule 144A of the Securities Act.

            Notwithstanding the foregoing, for so long as any Non-Registered Certificate is a Book-Entry Certificate, (a) each prospective transferor of such Certificate shall be deemed to have represented to the Trustee, the Paying Agent, the Depositor and the transferee of such Certificate the information set forth on Exhibit G-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate shall be deemed to have represented to the Trustee, the Paying Agent, the Depositor and the transferor of such Certificate the information set forth on Exhibit G-2 or Exhibit G-3 upon or prior to such transfer.

            (c) No transfer of a Certificate or any interest therein shall be made to any "employee benefit plan" subject to Title I of ERISA, a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, or any entity deemed to hold plan assets of the foregoing by reason of such a plan's investment in such entity (each, a "Plan") unless (A) in the case of a Certificate other than a Residual Certificate or a Class Z Certificate, the transferee is an insurance company general account which is eligible for, and satisfies all the requirements of, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") or (B) in the case of a Certificate other than an ERISA Restricted Certificate, a Residual Certificate or a Class Z Certificate, the transferee (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and (2) satisfies all the requirements of the Exemption as in effect at the time of such transfer. Each Person who acquires a Certificate in Definitive Certificate form shall be required to certify in writing in the form attached as Exhibit H hereto that it meets the foregoing conditions and that it will not transfer such Certificate in violation of the foregoing, and each Person who acquires a Certificate in Book-Entry Certificate form shall be deemed to have represented that the foregoing conditions are satisfied and that it will not transfer such Certificate in violation of the foregoing.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (1) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (2) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit I (a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (3) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (4) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (5) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Paying Agent written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

            (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the restrictions in this
            Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to cause the transfer of such Residual Certificate to a Permitted Transferee on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such Permitted Transferee may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. Any proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee. The terms and conditions of any sale under this clause
            (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

            (iii) The Certificate Registrar shall make available to the Internal Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The transferor of such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

                  (1) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

                  (2) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause either REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

            (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

            SECTION 5.03      Book-Entry Certificates.
                              -----------------------

            (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Paying Agent, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Paying Agent may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

            SECTION 5.04      Mutilated, Destroyed, Lost or Stolen Certificates.
                              -------------------------------------------------

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05      Persons Deemed Owners.
                              ---------------------

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.


                                   ARTICLE VI

                 THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL
                SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

            SECTION 6.01 Liability of Depositor, Master Servicer and Special Servicer.
                              -------------------------------------------

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            SECTION 6.02 Merger, Consolidation or Conversion of Depositor or Master Servicer or Special Servicer.
                              ------------------------------------------------

            Subject to the following paragraph, the Depositor and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

            The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which may be limited to the commercial loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23. Upon the consummation of the merger between First Union and Wachovia Bank, N.A., the surviving entity will assume the rights and obligations of the Master Servicer under this Agreement without any further consent or approval and without execution of any document.

            SECTION 6.03 Limitation on Liability of Depositor, Master Servicer and Special Servicer.
                              --------------------------------------------

            None of the Depositor, the Master Servicer, the Special Servicer or any of their respective directors, officers, employees or agents shall be under any liability to the Trust Fund, the Trustee, the Paying Agent, the Certificateholders or the Companion Holders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or any such Person against any liability to the Trust Fund, the Trustee, the Paying Agent, the Certificateholders or the Companion Holders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder or the negligent disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement, the Certificates or any asset of the Trust Fund (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof (including without limitation, those expenses set forth in Section 3.11(b) and the last sentence of the definition of Servicing Advances); (ii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder or the negligent disregard of such obligations and duties. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee, the Paying Agent or any Certificateholder, subject to the provisions of the last paragraph of Section 8.05.

            SECTION 6.04    Resignation of Master Servicer and the Special
                            Servicer.
                            ----------------------------------------------

            The Master Servicer and, subject to Section 6.09, the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates,
(iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

            Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special Servicing Fee and any Workout Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            SECTION 6.05 Rights of Depositor, the Paying Agent and Trustee in Respect of Master Servicer and the Special Servicer.
                            ----------------------------------------------------

            Upon reasonable request, the Master Servicer and the Special Servicer shall each afford the Depositor, the Underwriters, the Trustee and the Paying Agent, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, the Underwriters, the Trustee and the Paying Agent with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            SECTION 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee and the Paying Agent.
                              --------------------------------------------------

            The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee or the Paying Agent in order to enable it to perform its duties hereunder.

            SECTION 6.07 Depositor, Special Servicer, Paying Agent and Trustee to Cooperate with Master Servicer.
                              ---------------------------------------------

            The Depositor, the Special Servicer, Paying Agent and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.08 Depositor, Master Servicer, Paying Agent and Trustee to Cooperate with Special Servicer.
                              --------------------------------------------

            The Depositor, the Master Servicer, Paying Agent and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.09      Designation of Special Servicer by the Controlling
                              Class.
                              --------------------------------------------------

            The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section
6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer; provided that such Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default or resignation. Such Holder or Holders may also select a Controlling Class Representative that may advise and direct the Special Servicer and whose approval is required for certain actions, as described herein. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Paying Agent, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement, that the designated Person is in good standing and has authorized the assumption and that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation (including Workout Fees earned on Specially Serviced Mortgage Loans which became Corrected Mortgage Loans to which the Special Servicer is entitled prior to the effective date of such resignation), and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account or the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

            SECTION 6.10 Master Servicer or Special Servicer as Owner of a Certificate.
                              ---------------------------------------------

            The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Paying Agent a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Paying Agent, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Paying Agent shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Paying Agent shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Paying Agent incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

            SECTION 6.11      The Controlling Class Representative.
                              ------------------------------------

            The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11, the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within five Business Days of being notified thereof, which notification with respect to the action described in clause (vi) below shall be copied by the Special Servicer to the Master Servicer (provided that if such written objection has not been received by the Special Servicer within such five Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

            (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification or waiver of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

            (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund or pursuant to Section 3.18);

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

            (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

            (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit; and

            (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

            In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any applicable law, any term of a Mortgage Loan, any provision of this Agreement or the REMIC Provisions (and the Special Servicer shall disregard any such direction or objection), including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Trust Fund, the Paying Agent, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Special Servicer or the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders and the Special Servicer will neither follow any such direction if given by the Controlling Class Representative nor take or refrain from taking such actions.

            The Controlling Class Representative will have no liability to any Certificateholder other than a Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action and will have no liability to any Controlling Class Certificateholder except liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.


                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01      Events of Default.
                              -----------------

            (a) "Event of Default", wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to deposit into the Certificate Account, or to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account, any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement, which failure, in the case of deposits and remittances to the Distribution Account, continues unremedied until 10:00 a.m., New York City time on the related Distribution Date, provided further, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Paying Agent for the account of the Paying Agent interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

            (ii) any failure by the Special Servicer to deposit into the REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account, any amount required to be so deposited or remitted under this Agreement within one Business Day of the date upon which such deposit or remittance is required hereunder; or

            (iii) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer, as the case may be, by the Trustee as provided in Section 3.03(c); or

            (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (ix) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

            (x) the Trustee shall have received a written notice from Moody's (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action, if such Master Servicer or the Special Servicer, as applicable, is not replaced; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall have sixty
      (60) days to resolve such matters to the satisfaction of Moody's (or such longer time period as may be agreed in writing by Moody's) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates; or

            (xi) the Master Servicer or the Special Servicer, as the case may be, is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the Certificates by S&P are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal; or

            (xii) the Master Servicer shall fail to remit to the Paying Agent for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date; provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Paying Agent for the account of the Paying Agent interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made.

            (b) If any Event of Default shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, a Servicing Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account, a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this
Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses
(i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            (c) If the Master Servicer receives a notice of termination under
Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(x) or
(xi) and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after such termination notice, the Master Servicer shall continue to serve as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c); provided the Trustee has requested the Master Servicer to continue to serve as the Master Servicer during such period. Upon receipt of the "request for proposal" materials, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the Master Servicer to be terminated pursuant to Section 7.01(b) shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three
(3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination to the Master Servicer. The materials provided to the Trustee shall provide for soliciting bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.5 basis points per Mortgage Loan serviced (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after the termination of the Master Servicer.

            Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the Master Servicer to be terminated pursuant to Section 7.01(b) the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and
(ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing).

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within such 45 day period or no Successful Bidder was identified within such 45-day period, the Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

            SECTION 7.02      Trustee to Act; Appointment of Successor.
                              ----------------------------------------

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such Event of Default; provided, that if the Master Servicer is the resigning or terminated party, and if after the Closing Date the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating Agencies) the Trustee shall not be obligated to make such P&I Advances and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the acts, omissions, representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (other than any fees previously earned by the Master Servicer or the Special Servicer, including Workout Fees). Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to
Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03      Notification to Certificateholders.
                              ----------------------------------

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Paying Agent shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Paying Agent has notice of the occurrence of such an event, the Paying Agent shall transmit by mail to the Depositor and all Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04      Waiver of Events of Default.
                              ---------------------------

            The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii) , (ix), (x) or (xii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            SECTION 7.05      Additional Remedies of Trustee Upon Event of
                              Default.
                              --------------------------------------------

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.


                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE PAYING AGENT

            SECTION 8.01      Duties of Trustee and the Paying Agent.
                              --------------------------------------

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee or the Paying Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Paying Agent, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Paying Agent, as applicable, shall take such action as it deems appropriate to have the instrument corrected. The Trustee or the Paying Agent, as applicable, shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee or the Paying Agent, as applicable, in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) Neither the Trustee nor the Paying Agent shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Paying Agent, as applicable, unless it shall be proved that the Trustee or the Paying Agent, as applicable, was negligent in ascertaining the pertinent facts if it was required to do so;

            (iii) Neither the Trustee nor the Paying Agent shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Paying Agent, as applicable, or exercising any trust or power conferred upon the Trustee or the Paying Agent, as applicable, under this Agreement; and

            (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to the Paying Agent, Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

            SECTION 8.02      Certain Matters Affecting Trustee and the Paying
                              Agent.
                              ------------------------------------------------

            Except as otherwise provided in Section 8.01 and Article X:

            (a) the Trustee and the Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) the Trustee and the Paying Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (c) Neither the Trustee nor the Paying Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Paying Agent reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Paying Agent, as applicable, shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (d) Neither the Trustee nor the Paying Agent shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Paying Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Paying Agent, as applicable, not reasonably assured to the Trustee or the Paying Agent, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Paying Agent, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (f) the Trustee or the Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee or the Paying Agent, as applicable, shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

            (g) Neither the Trustee nor the Paying Agent shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless, in the case of the Trustee, the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

            (h) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

            SECTION 8.03 Trustee and Paying Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.
                              ------------------------------------------------

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee or the Paying Agent, as applicable, in
Article II, Section 8.15 and Section 8.16 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and the Trustee and the Paying Agent assume no responsibility for their correctness. Except as set forth in Section 8.15 and Section 8.16, the Trustee and the Paying Agent, as applicable, make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee or the Paying Agent set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Paying Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the Paying Agent (unless the Trustee or LaSalle Bank National Association is acting as Paying Agent). Neither the Trustee nor the Paying Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee or the Paying Agent, as applicable, in good faith, pursuant to this Agreement.

            SECTION 8.04      Trustee or Paying Agent May Own Certificates.
                              --------------------------------------------

            The Trustee or the Paying Agent or any agent of the Trustee or the Paying Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee, the Paying Agent or such agent.

            SECTION 8.05 Fees and Expenses of Trustee and the Paying Agent; Indemnification of Trustee and the Paying Agent.
                              --------------------------------------------------

            (a) On each Distribution Date, the Paying Agent shall withdraw from the general funds on deposit in the Distribution Account as provided in Section 3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself and to the Trustee all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee and the Paying Agent, respectively, in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee and the Paying Agent, respectively, hereunder at the Trustee Fee Rate from which an amount equal to the Paying Agent Fee shall be paid to the Paying Agent and the remainder shall be paid to the Trustee. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee, the Paying Agent and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933 of the Trustee or the Paying Agent shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee or the Paying Agent as provided for herein; provided, that none of the Trustee, the Paying Agent nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Paying Agent's respective obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Paying Agent, as applicable, made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee or the Paying Agent, as applicable and appointment of a successor Trustee or Paying Agent, as applicable.

            SECTION 8.06      Eligibility Requirements for Trustee and Paying
                              Agent.
                              -----------------------------------------------

            The Trustee and the Paying Agent hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee and the Paying Agent shall each also be an entity with a long term unsecured debt rating of at least "AA-" by S&P and "Aa3" by Moody's (determined without regard to numerical qualifications or pluses or minuses) or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency as confirmed in writing. In case at any time the Trustee or the Paying Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Paying Agent, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07; provided, that if the Trustee or the Paying Agent, as applicable, shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee or the Paying Agent, as applicable, proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's or the Paying Agent's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee or the Paying Agent, as applicable, shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The corporation or association serving as Trustee or the Paying Agent may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, the Trustee shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special Servicer, any sub-servicer, the Underwriters, the Depositor, or any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such person.

            SECTION 8.07     Resignation and Removal of Trustee and the Paying
                             Agent.
                             -------------------------------------------------

            (a) The Trustee and the Paying Agent each may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee or Paying Agent, as applicable, meeting the requirements in Section 8.06 and acceptable to the Depositor and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Paying Agent, as applicable, and to the successor Trustee or Paying Agent, as applicable. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor Trustee or Paying Agent, as applicable, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Paying Agent, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Paying Agent, as applicable.

            (b) If at any time the Trustee or the Paying Agent, as applicable, shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or the Paying Agent, as applicable, shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Paying Agent, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Paying Agent, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Paying Agent shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Paying Agent's reasonable control), to timely deliver any report to be delivered by the Paying Agent pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Paying Agent fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee or the Paying Agent, as applicable, and appoint a successor Trustee or Paying Agent, as applicable, if necessary, acceptable to the Master Servicer and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Paying Agent so removed and to the successor Trustee or Paying Agent. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Paying Agent and appoint a successor Trustee or Paying Agent, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee or Paying Agent so removed and one complete set to the successor Trustee or Paying Agent so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee or the Paying Agent is terminated or removed pursuant to this
Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee or Paying Agent, as applicable).

            (d) Any resignation or removal of the Trustee or Paying Agent, as applicable, and appointment of a successor Trustee or Paying Agent, as applicable, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Paying Agent, as applicable, as provided in Section 8.08.

            SECTION 8.08      Successor Trustee or Paying Agent.
                              ---------------------------------

            (a) Any successor Trustee or Paying Agent appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee or Paying Agent, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Paying Agent, as applicable, shall become effective and such successor Trustee or Paying Agent, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or paying agent herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

            SECTION 8.09      Merger or Consolidation of Trustee.
                              ----------------------------------

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10      Appointment of Co-Trustee or Separate Trustee.
                              ---------------------------------------------

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11      Appointment of Custodians.
                              -------------------------

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

            SECTION 8.12      Appointment of Authenticating Agents.
                              ------------------------------------

            (a) The Paying Agent may at the Paying Agent's expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Paying Agent in authenticating Certificates. The Paying Agent shall cause any such Authenticating Agent to execute and deliver to the Paying Agent an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Paying Agent hereunder. The appointment of an Authenticating Agent shall not relieve the Paying Agent from any of its obligations hereunder, and the Paying Agent shall remain responsible and liable for all acts and omissions of the Authenticating Agent. If LaSalle Bank National Association is removed as Paying Agent, then LaSalle Bank National Association shall be terminated as Authenticating Agent. If the Authenticating Agent (other than LaSalle Bank National Association) resigns or is terminated, the Paying Agent shall appoint a successor Authenticating Agent which may be the Paying Agent or an Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Paying Agent hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Paying Agent is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Paying Agent.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Paying Agent or the Authenticating Agent.

            (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Paying Agent, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Paying Agent may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Paying Agent may appoint a successor Authenticating Agent, in which case the Paying Agent shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section
8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.13      Access to Certain Information.
                              -----------------------------

            The Trustee and the Paying Agent shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee and the Paying Agent designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee and the Paying Agent shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

            SECTION 8.14      Appointment of REMIC Administrators.
                              -----------------------------------

            (a) The Paying Agent may appoint at the Paying Agent's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Paying Agent in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The Paying Agent shall cause any such REMIC Administrator to execute and deliver to the Paying Agent an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Paying Agent from any of its obligations hereunder, and the Paying Agent shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Paying Agent and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Paying Agent hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as Paying Agent, then LaSalle Bank National Association shall be terminated as REMIC Administrator.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Paying Agent or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Depositor. The Paying Agent may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Paying Agent may appoint a successor REMIC Administrator, in which case the Paying Agent shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Paying Agent.

            SECTION 8.15      Representations, Warranties and Covenants of
                              Trustee.
                              --------------------------------------------

            The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer, the Paying Agent and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            SECTION 8.16 Representations, Warranties and Covenants of the Paying Agent.
                              ------------------------------------------------

            The Paying Agent hereby represents and warrants to the Master Servicer, the Special Servicer, the Trustee and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Paying Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (ii) The execution and delivery of this Agreement by the Paying Agent, and the performance and compliance with the terms of this Agreement by the Paying Agent, will not violate the Paying Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (iii) The Paying Agent has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Paying Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Paying Agent's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Paying Agent to perform its obligations under this Agreement.

            (vi) No litigation is pending or, to the best of the Paying Agent's knowledge, threatened against the Paying Agent that, if determined adversely to the Paying Agent, would prohibit the Paying Agent from entering into this Agreement or, in the Paying Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Paying Agent to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Paying Agent of or compliance by the Paying Agent with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            SECTION 8.17 Reports to the Securities and Exchange Commission; Available Information.
                              --------------------------------------------------

            The Paying Agent shall prepare for filing, and execute, on behalf of the Trust Fund, and file with the Securities and Exchange Commission, (i) each Distribution Date Statement on Form 8-K within 15 days after each Distribution Date in each month, (ii) before March 31 of each year, beginning March 31, 2002, a Form 10-K and (iii) any and all reports, statements and information respecting the Trust Fund and/or the certificates required to be filed on behalf of the Trust Fund under the Exchange Act as the Paying Agent may be directed by the Depositor, until directed in writing by the Depositor to discontinue such filings; provided that any such additional information referred to in clause
(iii) above shall be delivered to the Paying Agent in the format required for electronic filing via the EDGAR system. For any filings pursuant to the previous sentence that occur after the first anniversary of the Closing Date, the Paying Agent shall receive a fee agreed upon by the Paying Agent and the Depositor in a separate fee agreement. Upon such filing with the Securities and Exchange Commission, the Paying Agent shall promptly deliver to the Depositor, the Master Servicer and the Special Servicer a copy of any such executed report, statement or information. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Securities and Exchange Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates. The Depositor agrees to indemnify and hold harmless the Paying Agent with respect to any liability, cost or expenses, including reasonable attorneys' fees, arising from the Paying Agent's execution of such reports, statements and information that contain errors or omissions or is otherwise misleading, provided, however, that if the indemnification provided for herein is invalid or unenforceable, then the Depositor shall contribute to the amount paid by the Paying Agent as a result of such liability in such amount as is necessary to limit the Paying Agent's responsibility for any such payment to any amount resulting from its own negligence or willful misconduct. The Paying Agent shall have no responsibility to determine whether or not any filing may be required and shall not have any responsibility to review or confirm in any way the accuracy or the sufficiency of the contents of any such filing.

            SECTION 8.18      Maintenance of Mortgage File.
                              ----------------------------

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

            SECTION 8.19      Companion Paying Agent.
                              ----------------------

            (a) The Paying Agent shall be the initial Companion Paying Agent hereunder. The Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein. The Companion Paying Agent shall promptly make available all reports delivered to it under this Agreement to the Companion Holder.

            (b) No provision of this Agreement shall be construed to relieve the Companion Paying Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Companion Paying Agent shall be determined solely by the express provisions of this Agreement, the Companion Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Companion Paying Agent and, in the absence of bad faith on the part of the Companion Paying Agent, the Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to the Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

            (c) Upon the resignation or removal of the Paying Agent pursuant to
Article VIII of this Agreement, the Companion Paying Agent shall be deemed simultaneously to resign or be removed.

            (d) This Section shall survive the termination of this Agreement or the resignation or removal of the Companion Paying Agent, as regards rights accrued prior to such resignation or removal.

            SECTION 8.20      Companion Register.
                              ------------------

            The Companion Paying Agent shall maintain a register (the "Companion Register") on which it will record the names and address of, and wire transfer instructions for, the Companion Holder from time to time, to the extent such information is provided in writing to it by the Companion Holder. The initial Companion Holder, along with its name, address, wiring instructions and tax identification number, is listed on Exhibit AA hereto. The Companion Holder shall inform the Companion Paying Agent of the name, address, wiring instructions and taxpayer identification number of any subsequent Companion Holder upon any transfer of a Companion Loan. Upon the sale of a Companion Loan or portion thereof, the transferring Companion Holder shall inform the Companion Paying Agent in writing that such transfer has taken place and provide the Companion Paying Agent with the name, address, wiring instructions and tax identification number of the transferee. In the event the Companion Holder transfers a Companion Loan without notice to the Companion Paying Agent, the Companion Paying Agent shall have no liability for any misdirected payment in the related Companion Loan and shall have no obligation to recover and redirect such payment.

            The Companion Paying Agent shall promptly provide the name and address of the Companion Holder to any party hereto or any successor Companion Holder upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Companion Paying Agent shall have no liability to any Person for the provision of any such names and addresses.


                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.
                              -------------------------------------------------

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent (other than the obligations of the Paying Agent on behalf of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Paying Agent and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (2) the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, and (ii) to the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-off Date Balances of the Mortgage Loans as of the Closing Date, and (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Depositor, the Special Servicer or the Majority Subordinate Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. The Master Servicer or the Majority Subordinate Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Special Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's or the Majority Subordinate Certificateholder's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder (or their respective designees), as applicable. Any transfer of Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis.

            Notice of any termination shall be given promptly by the Paying Agent by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's or the Majority Subordinate Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Paying Agent shall give such notice to the Master Servicer, the Special Servicer, the Trustee and the Depositor at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vi) of Section 3.05(b), including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be (i) deemed distributed in respect of the REMIC I Regular Interests and distributed to the Class R-I Certificates in respect of the REMIC I Residual Interest in accordance with Section 4.01(b) and Section 4.01(h) and (ii) distributed to the REMIC II Certificates in the order of priority set forth in Section 4.01(a) and
Section 4.01(b), in each case, to the extent of remaining available funds.

            On or after the Final Distribution Date, upon presentation and surrender of the Class Z Certificates, the Paying Agent shall distribute to the Class Z Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a Mortgage Loan.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

            After the aggregate Stated Principal Balance of the Mortgage Loans included in the Trust Fund is less than 10% of the Cut-off Date Balances of the Mortgage Loans included in the Trust Fund, any Certificateholder or any group of Certificateholders who own 100% of the Certificates shall have the right to exchange all of the Certificates held thereby for all of the Mortgage Loans and each REO Property remaining in the Trust Fund by: (i) obtaining the consent of 100% of the then current Certificateholders and (ii) giving written notice to all the parties hereto no later than 30 days prior to the anticipated date of exchange; provided that if the assets remaining in the Trust Fund included an REO Property relating to an AB Mortgage Loan, the consent of the related Companion Holder shall be required. In the event that a Certificateholder or group of Certificateholders shall elect to exchange all of the Certificates held thereby for all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Certificateholder or group of Certificateholders, not later than the date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and/or the REMIC Administrator hereunder. Upon confirmation that such final deposits have been made and following the surrender of all the Certificates held by the Certificateholder or group of Certificateholders on the final Distribution Date, the Custodian, on behalf of the Trustee, shall release or cause to be released to the Certificateholder or group of Certificateholders the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the Certificateholder or group of Certificateholders as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns) and the Paying Agent shall terminate. Such transfers shall be subject to any rights of any Sub-Servicers to primary service (or to perform select servicing functions with respect to) the Mortgage Loans. For federal income tax purposes, the Certificateholder or group of Certificateholders shall be deemed to have purchased the assets of REMIC I for an amount equal to the unpaid principal balance, plus accrued unpaid interest, of the Mortgage Loans (other than the defaulted Mortgage Loans or REO Loans) and the fair market value of any defaulted Mortgage Loans or REO Property, without duplication of amounts deposited pursuant to the fourth preceding sentence of this paragraph, and such amounts shall be deemed to have been paid or distributed in accordance with
Section 4.01(a), Section 4.01(b) and Section 4.01(h).

            SECTION 9.02      Additional Termination Requirements.
                              -----------------------------------

            (a) If either (x) the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholders purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, or (y) a Certificateholder or group of Certificateholders exchange 100% of the Certificates for all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to the last paragraph of Section 9.01, the Trust Fund (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee and the Paying Agent and, in the case of the Depositor, to the Trustee, the Paying Agent and the Master Servicer, an Opinion of Counsel, addressed to the Trustee and the Paying Agent and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) the Paying Agent shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholders, as applicable, for cash, or shall effect the exchange described in the last paragraph of
      Section 9.01; and

            (iii) prior to the end of such ninety (90) day liquidation period and at the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Paying Agent to specify the 90-day liquidation period for each of REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.


                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            SECTION 10.01     REMIC Administration.
                              --------------------

            (a) The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests and the Regular Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I and REMIC II, respectively. The Class R-I Certificates and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I and REMIC II, respectively. None of the Master Servicer, the Special Servicer, the Paying Agent or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I and REMIC II (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" within the meaning of the REMIC Provisions of REMIC I Regular Interests and the Regular Certificates (other than the Class IO-II Certificates) shall be the Rated Final Distribution Date, and the "latest possible maturity date" of the Class IO-II Certificates shall be the Class IO-II Termination Date.

            (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I and REMIC II in the performance of its duties as such.

            (e) Except as otherwise provided in Section 3.17(a) and subsections
(i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(h) or 10.01(i).

            (f) Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for each of REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (g) The REMIC Administrator shall perform on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

            (h) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause either REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC I or REMIC II as a REMIC, or (ii) except as provided in
Section 3.17(a), result in the imposition of a tax upon either REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing either REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause either REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the REMIC Administrator. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (i) If any tax is imposed on any of REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this Clause if another party has responsibility for payment of such tax under Clauses (iii) or (v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee or the Paying Agent, respectively, if such tax arises out of or results from a breach by the Trustee or the Paying Agent, respectively, of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to REMIC I, constitute a "qualified mortgage" as defined in
Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (j) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis.

            (k) Following the Startup Day, none of the Trustee, the Master Servicer, the Paying Agent or the Special Servicer shall accept any contributions of assets to REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund, the Trustee or the Paying Agent) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l) None of the Trustee, the Master Servicer, the Paying Agent or the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I or REMIC II, (C) the termination of REMIC I and REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account or the REO Account for gain; or (iii) the acquisition of any assets on behalf of REMIC I or REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to
Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund, the Trustee or the Paying Agent) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer, the Paying Agent and the Special Servicer shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02     Grantor Trust Administration.
                              ----------------------------

            (a) The REMIC Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the Additional Interest, the Additional Interest Account and amounts held from time to time in the Additional Interest Account that represent Additional Interest as separate assets of the Grantor Trust, and not of REMIC I or REMIC II, as permitted by Treasury Regulations Section 1.860G-2(i)(1). The Class Z Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on any Mortgage Loans and proceeds thereof.

            (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

            (c) The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (d) The REMIC Administrator shall furnish or cause to be furnished to the Class Z Certificateholders on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the Grantor Trust as may be required under the Code, and shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

            (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of the Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Z Certificates.

            (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee or the Paying Agent, respectively, if such tax arises out of or results from a breach by the Trustee or the Paying Agent, respectively, of any of its obligations under Article IV, Article VIII or this
Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01     Amendment.
                              ---------

            (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer, the Paying Agent and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to either REMIC I or REMIC II created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC; provided that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer, the Paying Agent and the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further that the Master Servicer, the Special Servicer, the Paying Agent and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates.

            (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer, the Paying Agent and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights or (v) modify the definition of Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

            (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Paying Agent shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer, the Paying Agent or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either REMIC I or REMIC II pursuant to the REMIC Provisions or on the Grantor Trust or cause either REMIC I or REMIC II to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 10.01.

            (d) Promptly after the execution of any such amendment, the Paying Agent shall send a copy thereof to each Certificateholder.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Paying Agent may prescribe.

            (f) Each of the Master Servicer, the Special Servicer, the Paying Agent and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer, the Paying Agent or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Section 3.05.

            SECTION 11.02     Recordation of Agreement; Counterparts.
                              --------------------------------------

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03     Limitation on Rights of Certificateholders.
                              ------------------------------------------

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee and the Paying Agent a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04     Governing Law.
                              -------------

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 11.05     Notices.
                              -------

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, First Union Commercial Mortgage Securities, Inc., 201 South College Street, Charlotte, North Carolina 28288, Attention: William J. Cohane, Director, facsimile number:
704-383-7639; (ii) in the case of the Master Servicer, First Union National Bank, NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262-1075,
Attention: First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, facsimile number:
704-593-7735 (with a copy to Lars Carlsten, Wachovia Corporation, 301 College Street, NC-0610, 30th Floor, Charlotte, North Carolina 28288-0610, facsimile number: 704-383-0353); (iii) in the case of the Special Servicer, GMAC Commercial Mortgage Corporation, 550 California Street, San Francisco, California 94104, Attention: Henry Bieber (with a copy to the General Counsel at such address) facsimile number: 415-391-2949; (iv) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., Corporate Trust Department, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services
(CMBS) First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, facsimile number 410-884-2360; (v) in the case of the Paying Agent, LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1, facsimile number 312-904-2084; (vi) in the case of the Underwriters to each of First Union Securities, Inc., First Union Capital Markets Group, One First Union Center, DC6, Charlotte, North Carolina 28288-1075, Attention: Mr. William J. Cohane, facsimile number: 704-383-7639, Deutsche Banc Alex. Brown Inc., 1301 Avenue of the Americas, 8th Floor, New York, New York 10019, Attention: Jeff Welch, facsimile number 212-469-8172; and ABN AMRO Incorporated, 55 East 52nd Street, New York, New York 10055, Attention: Frank Forelle, facsimile number 212-409-7849; (vii) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, facsimile number
(212) 553-0300; and (B) S&P Ratings Services, 55 Water Street, New York, New York 10041-0003 Attention: CMBS Surveillance Group, facsimile number 212-438-2662; (viii) in the case of the initial Controlling Class Representative, Allied Capital Corporation, 1919 Pennsylvania Avenue, NW 3rd Floor, Washington, DC 20006, Attention: John Schuerer, facsimile number (202) 659-2053, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06     Severability of Provisions.
                              --------------------------

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07     Grant of a Security Interest.
                              ----------------------------

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

            SECTION 11.08     Streit Act.
                              ----------

            Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            SECTION 11.09     Successors and Assigns; Beneficiaries.
                              -------------------------------------

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.10     Article and Section Headings.
                              ----------------------------

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.11     Notices to Rating Agencies.
                              --------------------------

            (a) The Paying Agent shall promptly provide notice to each Rating Agency and the Controlling Class Representative with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Trustee, the Paying Agent, the Master Servicer or the Special Servicer;

            (iv) the repurchase of Mortgage Loans by either of the Mortgage Loan Sellers pursuant to the First Union Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the LaSalle Mortgage Loan Purchase Agreement;

            (v) any change in the location of the Distribution Account;

            (vi) the final payment to any Class of Certificateholders; and

            (vii) any sale or disposition of any Mortgage Loan or REO Property.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of the Certificate Account.

            (c) The Special Servicer shall furnish each Rating Agency and the Controlling Class Representative with respect to a non-performing or Defaulted Mortgage Loan such information as the Rating Agency or Controlling Class Representative shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

            (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

            (iii) any Officers' Certificate delivered to the Trustee pursuant to
      Section 4.03(c) or 3.08; and

            (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

            (e) The Paying Agent shall (i) make available to each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to
Section 7.03(a) or Section 7.03(b).

            (f) Each of the Trustee, the Paying Agent, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            (g) Notwithstanding any provision herein to the contrary each of the Master Servicer, the Special Servicer, the Paying Agent or the Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

            SECTION 11.12     Complete Agreement.
                              ------------------

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       FIRST UNION COMMERCIAL
                                          MORTGAGE SECURITIES, INC.
                                          Depositor


                                       By:  /s/  William J. Cohane
                                          --------------------------------------
                                          Name:  William J. Cohane
                                          Title:    Vice President



                                       FIRST UNION NATIONAL BANK,
                                          Master Servicer


                                       By:  /s/ Lisa K. Traylor
                                          --------------------------------------
                                          Name:  Lisa K. Traylor
                                          Title: Vice President



                                       GMAC COMMERCIAL MORTGAGE CORPORATION,
                                          Special Servicer


                                       By: /s/  Henry Bieber
                                          --------------------------------------
                                          Name:  Henry Bieber
                                          Title: Senior Vice President



                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          Trustee


                                       By: /s/  Amy Doyle
                                          --------------------------------------
                                          Name:  Amy Doyle
                                          Title: Assistant Vice President



                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          Paying Agent


                                       By:  /s/ Brian D. Ames
                                          --------------------------------------
                                          Name:  Brian D. Ames
                                          Title: Vice President

                                   EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE

             CLASS A-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         A-1 Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  A-1 Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [___________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AND THE CLASS A-2 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1 Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.\

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:
                                          --------------------------------------
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:
                                          --------------------------------------
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE

             CLASS A-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         A-2 Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  A-2 Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AND THE CLASS A-1 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-3

                         FORM OF CLASS IO-I CERTIFICATE

            CLASS IO-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Aggregate Certificate Notional amount
                                         of all Class IO-I Certificates as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Certificate Notional Amount of this
Agreement: as of [______]                Class IO-I Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------



THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS IO-I CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class IO-I Certificate in that certain beneficial ownership interest evidenced by all the Class IO-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO-I Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to each Component of the Class IO-I Certificates for each Distribution Date is as provided in the Agreement. All distributions made under the Agreement on the Class IO-I Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class IO-I Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     The Class IO-I Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO-I Certificates are exchangeable for new Class IO-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class IO-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class IO-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class IO-I Certificate without registration or qualification. Any Class IO-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class IO-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class IO-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO-I Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO-I Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class IO-I Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-4

                         FORM OF CLASS IO-II CERTIFICATE

                 CLASS IO-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Aggregate Certificate Notional amount
                                         of all Class IO-II Certificates as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Certificate Notional Amount of this
Agreement: as of [______]                Class IO-II Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------
THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS IO-II CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class IO-II Certificate in that certain beneficial ownership interest evidenced by all the Class IO-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO-II Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to each Component of the Class IO-II Certificates for each Distribution Date will be as provided in the Agreement. All distributions made under the Agreement on the Class IO-II Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class IO-II Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     The Class IO-II Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO-II Certificates are exchangeable for new Class IO-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class IO-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class IO-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class IO-II Certificate without registration or qualification. Any Class IO-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class IO-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class IO-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO-II Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO-II Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class IO-II Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-5

                           FORM OF CLASS B CERTIFICATE

              CLASS B COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         B Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  B Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES AND THE CLASS IO-II CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES AND THE CLASS A-2 CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class B Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-6

                           FORM OF CLASS C CERTIFICATE

              CLASS C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         C Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class C Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class C Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class C Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-7

                           FORM OF CLASS D CERTIFICATE

              CLASS D COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         D Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class D Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class D Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class D Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-8

                           FORM OF CLASS E CERTIFICATE

              CLASS E COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         E Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  E Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class E Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class E Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class E Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class E Certificate without registration or qualification. Any Class E Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class E Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class E Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-9

                           FORM OF CLASS F CERTIFICATE

              CLASS F COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         F Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  F Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND CLASS E CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class F Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class F Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class F Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-10

                           FORM OF CLASS G CERTIFICATE

              CLASS G COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST


--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         G Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class G Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class G Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class G Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class G Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-11

                           FORM OF CLASS H CERTIFICATE

              CLASS H COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST


--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         H Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  H Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class H Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class H Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class H Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-12

                           FORM OF CLASS J CERTIFICATE

              CLASS J COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         J Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  J Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class J Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class J Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class J Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class J Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-13

                           FORM OF CLASS K CERTIFICATE

              CLASS K COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         K Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  K Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class K Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class K Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class K Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class K Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class K Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-14

                           FORM OF CLASS L CERTIFICATE

              CLASS L COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class L
                                         Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  L Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal amount of this Class L Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class L Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class L Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class L Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class L Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date as specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class L Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-15

                           FORM OF CLASS M CERTIFICATE

              CLASS M COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                            FIRST UNION NATIONAL BANK
                           COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class M
                                         Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  M Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K AND THE CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES AND THE CLASS L CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS N AND CLASS O CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal amount of this Class M Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class M Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class M Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class M Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class M Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. Any Class M Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class M Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class M Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class M Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-16

                           FORM OF CLASS N CERTIFICATE

              CLASS N COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class N
                                         Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  N Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS O CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal amount of this Class N Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class N Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class N Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class N Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class N Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class N Certificates are exchangeable for new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. Any Class N Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class N Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class N Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class N Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-17

                           FORM OF CLASS O CERTIFICATE

              CLASS O COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class O
                                         Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------
Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [______]                of this  Class  O Certificate  as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class O Certificate (obtained by dividing the principal amount of this Class O Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class O Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class O Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class O Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class O Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class O Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class O Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class O Certificates are exchangeable for new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class O Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification. Any Class O Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class O Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class O Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class O Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class O Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class O Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-18

                          FORM OF CLASS R-I CERTIFICATE

             CLASS R-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Date of Pooling and Servicing            Percentage Interest evidenced by this
Agreement: as of [______]                this  Class  R-1 Certificate: $[__]

--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1
--------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO-I, CLASS IO-II, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that [______________________] is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-I Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

     This Certificate represents an interest in the "residual interest" in REMIC as defined in the Agreement. Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Paying Agent, under clause (ii)(A) of such
Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferor must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C)it intends to pay any taxes associated with holding this certificate as they become due, and (D) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two REMICs or (y) be subject to an entity-level tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Plan" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Paying Agent or Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership, including any entity treated as a corporation or a partnership for United States federal income tax purposes, created or organized in, or under the laws of, the United States, any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise), an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R-1 Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-19

                         FORM OF CLASS R-II CERTIFICATE

            CLASS R-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Date of Pooling and Servicing            Percentage Interest evidenced by this
Agreement: as of [______]                this  Class  R-II Certificate: $[__]

--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1
--------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO-I, CLASS IO-II, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that [__________________________] is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

     This Certificate represents an interest in the "residual interest" in REMIC II, as defined in the Agreement. Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such
Section 5.02(d), to have irrevocably authorized the Paying Agent, under clause
(ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause
(ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferor must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C)it intends to pay any taxes associated with holding this certificate as they become due, and (D) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two REMICs or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-II Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Plan" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Paying Agent or Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership, including any entity treated as a corporation or a partnership for United States federal income tax purposes, created or organized in, or under the laws of, the United States, any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise), an estate whose income from is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-20

                           FORM OF CLASS Z CERTIFICATE

              CLASS Z COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST


--------------------------------------------------------------------------------

Date of Pooling and Servicing            Percentage Interest evidenced by this
Agreement: as of [______]                this  Class Z Certificate: $[__]

--------------------------------------------------------------------------------

Closing Date: [_____]                    Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [______]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special   Servicer: GMAC Commercial      Paying Agent: LaSalle Bank National
Mortgage Corporation                     Association
--------------------------------------------------------------------------------

Certificate No. 1
--------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF ADDITIONAL INTEREST AS SET FORTH IN THE AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., LASALLE BANK NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

     This certifies that [__________________________] is the registered owner of the Percentage Interest evidenced by this Class Z Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class Z Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (herein called the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Paying Agent", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Z Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class Z Certificates will be made by the Paying Agent, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries of Additional Interest payable on First Union Mortgage Loans, all as more specifically set forth herein and in the Agreement.

     The Class Z Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Z Certificates are exchangeable for new Class Z Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Z Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class Z Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class Z Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Z Certificate without registration or qualification. Any Class Z Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Z Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class Z Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class Z Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class Z Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     In addition, any exchange by any Certificateholder, or any collective group of Certificateholders, of all of the then outstanding Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) upon the consent of 100% of the then current Certificateholders and
(ii) after the aggregate principal balance of the Mortgage Loans included in the Trust Fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class Z Certificates referred to in the within-mentioned Agreement.


                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _____________________.

     Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to __________________________.

     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

MORTGAGE LOAN
   NUMBER        MORTGAGE LOAN SELLER     PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------
     1               Deutsche Bank        Wilshire Union Center
     2               Deutsche Bank        The Promenade
     3                 Wachovia           60 Madison Avenue
     4                 Wachovia           U-Haul Pool 6
    4.01               Wachovia           U-Haul Ctr Alief
    4.02               Wachovia           U-Haul Bronx Park
    4.03               Wachovia           U-Haul Center Denton
    4.04               Wachovia           U-Haul Center Kyrene Road
    4.05               Wachovia           U-Haul Center Los Rios
    4.06               Wachovia           U-Haul Center Miramar
    4.07               Wachovia           U-Haul Central Sq
    4.08               Wachovia           U-Haul Cinnaminson
    4.09               Wachovia           U-Haul Ctr Dbl Diamond Ranch
    4.10               Wachovia           U-Haul Center S Havana
    4.11               Wachovia           U-Haul MacArthur Road
    4.12               Wachovia           U-Haul N Broadway
    4.13               Wachovia           U-Haul Palm Springs
    4.14               Wachovia           U-Haul Ctr Salt Lake
     5                 Wachovia           Transpark Business Center
     6                 Wachovia           Madison Place
     7                 Wachovia           Thunderbird Ranch
     8                 Wachovia           University Commons
     9                 Wachovia           Waterford Apartments
     10                Wachovia           Town Square Shopping Center
     11                Wachovia           Summer Club Apartments
     12                 LaSalle           Putnam Medical Office Complex
     13                 LaSalle           99 Garnsey Rd.
     14                Wachovia           Rittenhouse 222 Apartments
     15              Deutsche Bank        Doubletree Guest Suites Fort Lauderdale, Florida
     16                 LaSalle           Ann Arbor Properties
   16.01                LaSalle           The Lion
   16.02                LaSalle           The Lodge
   16.03                LaSalle           The Abby
   16.04                LaSalle           344 South Division
   16.05                LaSalle           515 East Lawrence
   16.06                LaSalle           326 East Madison St
   16.07                LaSalle           1000 Oakland Ave
   16.08                LaSalle           520 Packard St
   16.09                LaSalle           The Forum
   16.10                LaSalle           The Algonquin
   16.11                LaSalle           The Dean
     17              Deutsche Bank        Shoppes at Vestal / Pier I Shopping Center
   17.01             Deutsche Bank        Shoppes at Vestal
   17.02             Deutsche Bank        Pier One Shopping Center
     18                Wachovia           Shorewood Crossing
     19                 LaSalle           Central Medical
     20                 LaSalle           Kings Manor Estates
     21                Wachovia           River Oaks Shopping Center
     22              Deutsche Bank        St. James Apartments
     23                Wachovia           Montserrat Apartments
     24                Wachovia           410 - 540 E Street
     25              Deutsche Bank        Northwood Apartments
     26                 LaSalle           Parkside Village Apts
     27                Wachovia           Thousand Oaks Corporate Center
     28                 LaSalle           BelAire Atrium I&II
     29                 LaSalle           Raymour & Flanigan
     30              Deutsche Bank        Flamingo Park of Commerce
     31                Wachovia           Red Rock Commercial Center
     32                Wachovia           Western Village Shopping Center
     33                 LaSalle           Eagle Crest MHP
     34                 LaSalle           Addison Com Center
     35                Wachovia           Providence Park Apartments
     36                Wachovia           Homewood Suites - Dulles
     37                 LaSalle           Northland - Morey Apt Portfolio
   37.01                LaSalle           Northland  Village
   37.02                LaSalle           Morey Terrace
     38                Wachovia           Orangefair Village Apartments
     39                Wachovia           Lathrop Industrial Park
     40                Wachovia           Escondido Commerce Center
     41                 LaSalle           Chartre Oaks - Ridge Apartments
   41.01                LaSalle           Chartre Oaks
   41.02                LaSalle           Chartre Ridge
     42                 LaSalle           Rainbow Tower
     43              Deutsche Bank        Peninsula Portfolio
   43.01             Deutsche Bank        Peninsula Business Center I & II
   43.02             Deutsche Bank        Peninsula Oyster Point
     44                Wachovia           Trailside Apartments
     45              Deutsche Bank        Whiteville Shopping Center
     46                 LaSalle           Esplanade Apartments
     47                Wachovia           Cha Cha Cha Apartments
     48                 LaSalle           Meadowood Apts
     49                 LaSalle           Crestview Apartments
     50              Deutsche Bank        Cheyenne Plaza
     51              Deutsche Bank        Pavilion Centre
     52                 LaSalle           Imperial House Apartments
     53                Wachovia           Homewood Suites - Portland
     54                Wachovia           Homewood Suites - St. Louis
     55                 LaSalle           Bradford Grove Apartments
     56                Wachovia           Ashley Oaks Apartments
     57              Deutsche Bank        Green River Center
     58              Deutsche Bank        Herndon Center V
     59                Wachovia           Amaretto at North Tampa
     60                Wachovia           West Indian Hills-PH III
     61                Wachovia           Lake in the Woods Apartments
     62                Wachovia           Radisson Summit Hill
     63                Wachovia           St. Mary's Shopping Center
     64                 LaSalle           Walgreens #2 Colorado Springs
     65                 LaSalle           Walgreens Pueblo
     66                Wachovia           Sydnor & Hundley Apartments
     67                Wachovia           Vidalia Shopping Center
     68                 LaSalle           Crowne Pointe I
     69                 LaSalle           Tucson Walgreen's (R. Litvin)
     70              Deutsche Bank        Business Village West Condominiums
     71                 LaSalle           Youngstown Apartments
     72                 LaSalle           Walgreens Colorado Springs
     73                 LaSalle           399 Perry
     74                Wachovia           Chelsea on Lamar Apartments
     75                Wachovia           PerkinElmer, Inc. - Beltsville, MD
     76                 LaSalle           641 W Aldine
     77              Deutsche Bank        Court Square Office Building Phase I & III
     78                Wachovia           Pier 1 Imports
     79                 LaSalle           Walgreens Milwaukee & Dundee Road
     80                Wachovia           South Hills Apartments
     81                Wachovia           Bon Villa Apartments
     82                 LaSalle           Locust Grove MHP
     83                 LaSalle           The Valley MHP
     84                Wachovia           Davenport Alley
     85                 LaSalle           Lehmberg Crossing Shopping Center
     86                Wachovia           Western Heights
     87                Wachovia           Park Village Shopping Center
     88                Wachovia           CVS - Graham, NC
     89                 LaSalle           The Hills MHP
     90                 LaSalle           TVO Victoria aka The Villas
     91                 LaSalle           Point North Apartments
     92                 LaSalle           CVS Huntsville #2
     93              Deutsche Bank        Poythress Apartments
     94                 LaSalle           CVS Cohoes
     95                Wachovia           Goodrich Commerce Center
     96                Wachovia           CVS - Knox, IN
     97                Wachovia           PerkinElmer, Inc. - Daytona Beach, FL
     98                Wachovia           Corner House Shoppes
     99                 LaSalle           529 North Michigan Ave
    100                 LaSalle           4606 N Hermitage
    101                 LaSalle           5726 N Winthrop Ave
    102                Wachovia           The Palms North Apartments
    103                 LaSalle           640 W Briar Place
    104                Wachovia           Steeple's Glen at Louisiana Tech Apartments Phase II
    105                 LaSalle           Campus Edge Apts
    106                Wachovia           PerkinElmer, Inc. - Phelps, NY

TABLE CONTINUED

MORTGAGE LOAN
   NUMBER         STREET ADDRESS                                                          PROPERTY CITY       PROPERTY STATE
------------------------------------------------------------------------------------------------------------------------------------
     1            Wilshire Boulevard                                                      Los Angeles               CA
     2            9561-9971 Chapman Avenue                                                Garden Grove              CA
     3            60 Madison Avenue                                                       New York                  NY
     4            Various                                                                 Various                Various
    4.01          11334 Bellaire Blvd.                                                    Houston                   TX
    4.02          2800 White Plains Rd.                                                   Bronx                     NY
    4.03          164 North I-35 E                                                        Denton                    TX
    4.04          6190 W. Chandler Blvd.                                                  Chandler                  AZ
    4.05          1100 Los Rios Blvd.                                                     Plano                     TX
    4.06          9650 Camino Ruiz                                                        San Diego                 CA
    4.07          844 Main Street                                                         Cambridge                 MA
    4.08          2101 Route 130                                                          Cinnaminson               NJ
    4.09          10400 S. Virginia St.                                                   Reno                      NV
    4.10          615 S. Havana                                                           Aurora                    CO
    4.11          3001 MacArthur Road                                                     Whitehall                 PA
    4.12          738 N. Broadway                                                         East Providence           RI
    4.13          68075 Ramon Road                                                        Cathedral City            CA
    4.14          55 East 3900 South                                                      Salt Lake City            UT
     5            2910-3072 Inland Empire Blvd.                                           Ontario                   CA
     6            3200 Block of John R. Road                                              Madison Heights           MI
     7            1944 West Thunderbird Road                                              Phoenix                   AZ
     8            1400 Glades Road                                                        Boca Raton                FL
     9            2801 Pavilion Place                                                     Midlothian                VA
     10           110 - 144 Indianapolis Blvd                                             Schererville              IN
     11           1900 Summerclub Drive                                                   Oviedo                    FL
     12           664 Stoneleigh Avenue                                                   Carmel                    NY
     13           99 Garnsey Road                                                         Rochester                 NY
     14           222 West Rittenhouse Square                                             Philadelphia              PA
     15           2670 East Sunrise Blvd                                                  Fort Lauderdale           FL
     16           Various                                                                 Ann Arbor                 MI
   16.01          525 Walnut Street                                                       Ann Arbor                 MI
   16.02          1333 Wilmot Street                                                      Ann Arbor                 MI
   16.03          909 Church Street                                                       Ann Arbor                 MI
   16.04          344 South Division                                                      Ann Arbor                 MI
   16.05          515 East Lawrence                                                       Ann Arbor                 MI
   16.06          326 East Madison St                                                     Ann Arbor                 MI
   16.07          1000 Oakland Ave                                                        Ann Arbor                 MI
   16.08          520 Packard St                                                          Ann Arbor                 MI
   16.09          726 South State Street                                                  Ann Arbor                 MI
   16.10          1330 North University                                                   Ann Arbor                 MI
   16.11          1021 Vaughn Street                                                      Ann Arbor                 MI
     17           Various                                                                 Vestal                    NY
   17.01          2317 Vestal Parkway East                                                Vestal                    NY
   17.02          2540 Vestal Parkway East                                                Vestal                    NY
     18           922 - 968 Brook Forest Avenue                                           Shorewood                 IL
     19           393  Dunlap Street                                                      St. Paul                  MN
     20           1399 South Belcher Road                                                 Largo                     FL
     21           16555 River Ridge Blvd                                                  Woodbridge                VA
     22           2615 West Gary Avenue                                                   Las Vegas                 NV
     23           3000 Coral Way                                                          Miami                     FL
     24           410 - 540 E Street                                                      Boston                    MA
     25           4300 Marble Hall Road                                                   Baltimore                 MD
     26           950 Parkside Village Drive                                              Clayton                   NC
     27           90-100 E. Thousand Oaks Blvd.                                           Thousand Oaks             CA
     28           5909 & 5959 West Loop South                                             Houston                   TX
     29           939 Old York Road                                                       Abington                  PA
     30           12000-13000 Miramar Parkway                                             Miramar                   FL
     31           1311 & 1435 West Craig Road                                             Las Vegas                 NV
     32           701-781 W. Shaw Avenue                                                  Clovis                    CA
     33           3629 Big Tree Road                                                      Hamburg                   NY
     34           16650 West Grove Drive                                                  Addison                   TX
     35           4800 Providence Park Drive                                              Charlotte                 NC
     36           2185 Fox Mill Rd.                                                       Herndon                   VA
     37           Various                                                                 Sacramento                CA
   37.01          3730 Modell Way                                                         Sacramento                CA
   37.02          3800 Modell Way                                                         Sacramento                CA
     38           400 West Baker Avenue                                                   Fullerton                 CA
     39           2725 Yosemite Ave                                                       Lathrop                   CA
     40           1348-1366 West Valley Parkway                                           Escondido                 CA
     41           Various                                                                 Tallahassee               FL
   41.01          2001 Bellevue Way                                                       Tallahassee               FL
   41.02          250 Ocala Way                                                           Tallahassee               FL
     42           3838 Rainbow Blvd                                                       Kansas City               KS
     43           Various                                                                 Newport News              VA
   43.01          11751 & 11761 Rock Landing Drive                                        Newport News              VA
   43.02          825 Diligence Drive                                                     Newport News              VA
     44           4701 - 24th Avenue East                                                 Seattle                   WA
     45           10-140 J.K. Powell Blvd.                                                Whiteville                NC
     46           740 W. Elm Street                                                       Phoenix                   AZ
     47           640 E. Horizon Drive                                                    Henderson                 NV
     48           4845 Transit Road                                                       Lancaster                 NY
     49           101 Lewis Drive                                                         Millersville              TN
     50           3248-3280 N. Las Vegas Blvd                                             Las Vegas                 NV
     51           8315 Cantrell Road                                                      Little Rock               AR
     52           3201 Leith Lane                                                         Louisville                KY
     53           15525 NW Gateway Ct.                                                    Beaverton                 OR
     54           840 Chesterfield Pkwy W                                                 Chesterfield              MO
     55           2096 E. Main Street                                                     Spartanburg               SC
     56           1701 E. 131st Ave.                                                      Tampa                     FL
     57           4225,4325, and 4375 Prado Road                                          Corona                    CA
     58           330-348 Elden Street                                                    Herndon                   VA
     59           14401 North 22nd Street                                                 Tampa                     FL
     60           7410-7437 SW 23rd CT, 7400-7432 SW 23rd Terr., 2273-2321 SW Romar Rd.   Topeka                    KS
     61           7100 Leisure Lane                                                       Louisville                KY
     62           401 Summit Hill Drive                                                   Knoxville                 TN
     63           6586 Highway 40 East                                                    St. Marys                 GA
     64           303 S Circle Drive                                                      Colorado Springs          CO
     65           1013 Bonforte BLVD                                                      Pueblo                    CO
     66           108 East Grace Street                                                   Richmond                  VA
     67           3113-3189 First Street East                                             Vidalia                   GA
     68           620 Professional Drive                                                  Gaithersburg              MD
     69           7877 E. Snyder Road                                                     Tucson                    AZ
     70           1760 West Research Way (2770 S)                                         West Valley City          UT
     71           2400 & 2500 Nantucket; 2400 & 2600 Cambridge                            Charleston                IL
     72           8705 Lexington Dr                                                       Colorado Springs          CO
     73           399 Perry St                                                            Castle Rock               CO
     74           5606 North Lamar Boulevard                                              Austin                    TX
     75           11642 Old  Baltimore Pike                                               Beltsville                MD
     76           641 W Aldine                                                            Chicago                   IL
     77           9842 Lori Road                                                          Chesterfield              VA
     78           1101 Galleria Blvd.                                                     Roseville                 CA
     79           10 North Milwaukee Avenue                                               Wheeling                  IL
     80           8115 Glimmer Way                                                        Louisville                KY
     81           320 Wisconsin Ave.                                                      Oak Park                  IL
     82           48 Brown Ave                                                            West Keansburg            NJ
     83           5100 Round Lake Road                                                    Apopka                    FL
     84           1401-1405 Carey Street                                                  Richmond                  VA
     85           907-935 HWY 182 East                                                    Columbus                  MS
     86           13160 W Outer Drive                                                     Detroit                   MI
     87           7050 South Florida Ave                                                  Lakeland                  FL
     88           401 South Main Street                                                   Graham                    NC
     89           1100 S. Roger Williams Drive                                            Apopka                    FL
     90           101 Costa Del Ora Street                                                Victoria                  TX
     91           900 West Fordall Road                                                   Henderson                 TX
     92           3115 Bob Wallace Avenue                                                 Huntsville                AL
     93           2116 East Main Street                                                   Richmond                  VA
     94           485 Columbia Street                                                     Cohoes                    NY
     95           1436 Goodrich Blvd.                                                     Commerce                  CA
     96           907 South Heaton (Hwy 35)                                               Knox                      IN
     97           305 Fentress Boulevard                                                  Daytona Beach             FL
     98           1401-1501 Stillwater Boulevard                                          Stillwater                MN
     99           529 North Michigan Ave                                                  Evanston                  IL
    100           4606 N Hermitage                                                        Chicago                   IL
    101           5726 N Winthrop Ave                                                     Chicago                   IL
    102           3125 N. Alvernon Way                                                    Tucson                    AZ
    103           640 W Briar Place                                                       Chicago                   IL
    104           400 Louisiana Avenue                                                    Ruston                    LA
    105           90 Brigham Road                                                         Fredonia                  NY
    106           1920 Route 96                                                           Phelps                    NY

TABLE CONTINUED

MORTGAGE LOAN
   NUMBER        PROPERTY ZIP CODE      PROPERTY TYPE           NUMBER OF UNITS     UNIT TYPE        ORIGINAL PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
     1                 90017               Retail                       216,458      Sq. Ft.                  35,000,000.00
     2                 92641               Retail                       351,537      Sq. Ft.                  27,600,000.00
     3                 10010               Office                       181,374      Sq. Ft.                  26,000,000.00
     4                Various           Self-Storage                      7,128       Units                   25,784,900.00
    4.01               77072            Self-Storage                        637       Units
    4.02               10467            Self-Storage                        301       Units
    4.03               76206            Self-Storage                        745       Units
    4.04               85226            Self-Storage                        896       Units
    4.05               75074            Self-Storage                        658       Units
    4.06               92126            Self-Storage                        498       Units
    4.07               02139            Self-Storage                        528       Units
    4.08               08077            Self-Storage                        306       Units
    4.09               89511            Self-Storage                        668       Units
    4.10               80012            Self-Storage                        561       Units
    4.11               18052            Self-Storage                        416       Units
    4.12               02914            Self-Storage                        339       Units
    4.13               92234            Self-Storage                        244       Units
    4.14               84107            Self-Storage                        331       Units
     5                 91764              Mixed Use                     424,227      Sq. Ft.                  20,250,000.00
     6                 48071               Retail                       225,983      Sq. Ft.                  20,000,000.00
     7                 85023             Multifamily                        672       Units                   19,000,000.00
     8                 33431               Retail                       174,004      Sq. Ft.                  18,500,000.00
     9                 23112             Multifamily                        312       Units                   16,875,000.00
     10                46321               Retail                       144,596      Sq. Ft.                  16,150,000.00
     11                32765             Multifamily                        294       Units                   16,240,000.00
     12                10512               Office                        89,893      Sq. Ft.                  16,000,000.00
     13                14450               Office                       156,906      Sq. Ft.                  15,900,000.00
     14                19103             Multifamily                         95       Units                   14,300,000.00
     15                33304             Hospitality                        229       Rooms                   13,916,184.99
     16                48104             Multifamily                        167       Units                   12,420,000.00
   16.01               48104             Multifamily                         16       Units
   16.02               48104             Multifamily                         10       Units
   16.03               48104             Multifamily                         14       Units
   16.04               48104             Multifamily                         23       Units
   16.05               48104             Multifamily                          8       Units
   16.06               48104             Multifamily                         18       Units
   16.07               48104             Multifamily                         12       Units
   16.08               48104             Multifamily                         23       Units
   16.09               48104             Multifamily                         21       Units
   16.10               48104             Multifamily                          8       Units
   16.11               48104             Multifamily                         14       Units
     17                13850               Retail                       105,815      Sq. Ft.                  10,975,000.00
   17.01               13850               Retail                        92,328      Sq. Ft.
   17.02               13850               Retail                        13,487      Sq. Ft.
     18                60431               Retail                        87,705      Sq. Ft.                  10,944,000.00
     19                55104               Office                       102,070      Sq. Ft.                  10,935,000.00
     20                33771          Mobile Home Park                      346       Units                   10,100,000.00
     21                22191               Retail                        90,885      Sq. Ft.                   9,840,000.00
     22                89123             Multifamily                        180       Units                    9,800,000.00
     23                33129             Multifamily                        120       Units                    9,900,000.00
     24                02210             Industrial                     197,224      Sq. Ft.                   9,750,000.00
     25                21218             Multifamily                        389       Units                    9,700,000.00
     26                27520             Multifamily                        136       Units                    9,000,000.00
     27                95330               Office                        81,162      Sq. Ft.                   8,900,000.00
     28                77401               Office                       153,507      Sq. Ft.                   8,800,000.00
     29                19001               Retail                        75,742      Sq. Ft.                   8,800,000.00
     30                33025              Mixed Use                     109,664      Sq. Ft.                   8,270,000.00
     31                89032               Retail                        81,564      Sq. Ft.                   8,000,000.00
     32                93612               Retail                       143,895      Sq. Ft.                   8,000,000.00
     33                14075          Mobile Home Park                      273       Units                    7,825,000.00
     34                75001             Industrial                      96,409      Sq. Ft.                   7,750,000.00
     35                28270             Multifamily                        164       Units                    7,629,000.00
     36                20171             Hospitality                        109       Rooms                    7,500,000.00
     37                95838             Multifamily                        144       Units                    7,400,000.00
   37.01               95838             Multifamily                        100       Units
   37.02               95838             Multifamily                         44       Units
     38                92832             Multifamily                         94       Units                    7,000,000.00
     39                95330             Industrial                     232,188      Sq. Ft.                   6,850,000.00
     40                92029               Retail                        46,109      Sq. Ft.                   6,500,000.00
     41                33044             Multifamily                        161       Units                    6,350,000.00
   41.01               33044             Multifamily                        141       Units
   41.02               33044             Multifamily                         20       Units
     42                66103             Multifamily                        167       Units                    5,700,000.00
     43                23606               Office                       101,361      Sq. Ft.                   5,500,000.00
   43.01               23606               Office                        62,292      Sq. Ft.
   43.02               23606               Office                        39,069      Sq. Ft.
     44                98015             Multifamily                        120       Units                    5,500,000.00
     45                28472               Retail                        62,935      Sq. Ft.                   5,450,000.00
     46                85013             Multifamily                        132       Units                    5,350,000.00
     47                89015             Multifamily                        124       Units                    5,200,000.00
     48                14043             Multifamily                        168       Units                    5,100,000.00
     49                37072             Multifamily                        167       Units                    5,000,000.00
     50                89115               Retail                        94,764      Sq. Ft.                   5,000,000.00
     51                72227               Office                        50,403      Sq. Ft.                   4,875,000.00
     52                40218             Multifamily                        184       Units                    4,800,000.00
     53                97006             Hospitality                        123       Rooms                    4,750,000.00
     54                63017             Hospitality                        145       Rooms                    4,750,000.00
     55                29307             Multifamily                        200       Units                    4,700,000.00
     56                33612             Multifamily                        130       Units                    4,500,000.00
     57                92880             Industrial                     177,115      Sq. Ft.                   4,375,000.00
     58                20171               Retail                        18,999      Sq. Ft.                   4,000,000.00
     59                33613             Multifamily                         96       Units                    4,000,000.00
     60                66614             Multifamily                         54       Units                    4,000,000.00
     61                40229             Multifamily                        240       Units                    4,000,000.00
     62                37902             Hospitality                        198       Rooms                    4,000,000.00
     63                31558               Retail                        45,215      Sq. Ft.                   3,920,000.00
     64                80910               Retail                        15,120      Sq. Ft.                   3,850,000.00
     65                81001               Retail                        15,120      Sq. Ft.                   3,740,000.00
     66                23219             Multifamily                         56       Units                    3,664,000.00
     67                30474               Retail                        45,096      Sq. Ft.                   3,640,000.00
     68                20879               Office                        26,127      Sq. Ft.                   3,300,000.00
     69                85750               Retail                        15,120      Sq. Ft.                   3,153,000.00
     70                84119             Industrial                      65,794      Sq. Ft.                   3,075,000.00
     71                61920             Multifamily                         88       Units                    3,026,000.00
     72                80920               Retail                        14,490      Sq. Ft.                   2,976,000.00
     73                80104              Mixed Use                      18,195      Sq. Ft.                   2,850,000.00
     74                78751             Multifamily                         70       Units                    2,750,000.00
     75                20705             Industrial                      65,862      Sq. Ft.                   2,701,000.00
     76                60657             Multifamily                         80       Units                    2,575,000.00
     77                23832               Office                        31,374      Sq. Ft.                   2,475,000.00
     78                95678               Retail                        10,856      Sq. Ft.                   2,400,000.00
     79                60090               Retail                        15,120      Sq. Ft.                   2,385,000.00
     80                40214             Multifamily                        124       Units                    2,300,000.00
     81                60302             Multifamily                         93       Units                    2,175,000.00
     82                07734          Mobile Home Park                       97       Units                    2,150,000.00
     83                32712          Mobile Home Park                      149       Units                    2,135,000.00
     84                23219             Multifamily                         17       Units                    2,100,000.00
     85                39702               Retail                        31,700      Sq. Ft.                   2,062,500.00
     86                48223             Multifamily                        100       Units                    2,063,000.00
     87                33860               Retail                        48,505      Sq. Ft.                   2,025,000.00
     88                27253               Retail                        10,125      Sq. Ft.                   2,008,000.00
     89                32703          Mobile Home Park                      100       Units                    2,000,000.00
     90                77904             Multifamily                         84       Units                    2,000,000.00
     91                75652             Multifamily                        109       Units                    1,880,000.00
     92                35805               Retail                        10,125      Sq. Ft.                   1,875,000.00
     93                23223             Multifamily                         31       Units                    1,800,000.00
     94                12047               Retail                        10,880      Sq. Ft.                   1,762,500.00
     95                90022               Office                        26,200      Sq. Ft.                   1,680,000.00
     96                46534               Retail                        10,125      Sq. Ft.                   1,626,148.26
     97                32114             Industrial                      34,196      Sq. Ft.                   1,455,000.00
     98                55082               Retail                        17,247      Sq. Ft.                   1,450,000.00
     99                60202             Multifamily                         25       Units                    1,380,000.00
    100                60641             Multifamily                         48       Units                    1,350,000.00
    101                60660             Multifamily                         42       Units                    1,300,000.00
    102                85712             Multifamily                         68       Units                    1,200,000.00
    103                60657             Multifamily                         38       Units                    1,170,000.00
    104                71270             Multifamily                         11       Units                    1,160,000.00
    105                14063             Multifamily                         42       Units                    1,000,000.00
    106                14532             Industrial                      32,700      Sq. Ft.                     952,500.00

TABLE CONTINUED

                                CURRRENT              MONTHLY                                       ORIG TERM        REM TERM TO
 MORTGAGE LOAN                 PRINCIPAL                DEBT                     ACCRUAL            TO STATED          STATED
    NUMBER                      BALANCE                SERVICE          RATE        BASIS             MATURITY        MATURITY
------------------------------------------------------------------------------------------------------------------------------------
      1                      34,977,448.28           230,510.05        6.900%     Actual/360            120              119
      2                      27,600,000.00           194,497.38        7.580%     Actual/360            120              120
      3                      26,000,000.00           177,365.83        7.250%     Actual/360            120              120
      4                      25,761,204.10           191,555.60        7.560%     Actual/360            120              119
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
     4.10
     4.11
     4.12
     4.13
     4.14
      5                      20,250,000.00           138,140.70        7.250%     Actual/360             94               94
      6                      20,000,000.00           134,136.78        7.080%     Actual/360            120              113
      7                      19,000,000.00           124,119.01        6.820%     Actual/360            120              117
      8                      18,475,443.54           120,729.42        6.810%     Actual/360            120              118
      9                      16,864,384.91           112,043.22        6.980%     Actual/360            120              119
      10                     16,140,653.88           110,171.47        7.250%     Actual/360            120              119
      11                     16,013,419.45           107,174.00        6.920%     Actual/360            120              102
      12                     15,990,740.68           109,148.20        7.250%     Actual/360            120              119
      13                     15,882,117.96           109,546.57        7.350%     Actual/360            120              118
      14                     14,256,561.48           101,066.99        7.610%     Actual/360            120              115
      15                     13,846,138.98           103,837.15        7.610%     Actual/360            114              107
      16                     12,394,446.97            83,039.69        7.049%     Actual/360            120              117
    16.01
    16.02
    16.03
    16.04
    16.05
    16.06
    16.07
    16.08
    16.09
    16.10
    16.11
      17                     10,975,000.00            77,491.70        7.600%     Actual/360            120              120
    17.01
    17.02
      18                     10,944,000.00            73,547.18        7.100%     Actual/360            120              120
      19                     10,935,000.00            75,264.66        7.340%     Actual/360            120              120
      20                     10,042,799.05            70,206.17        7.440%     Actual/360            126              117
      21                      9,840,000.00            66,460.02        7.150%     Actual/360            120              118
      22                      9,800,000.00            65,925.23        7.110%     Actual/360            120              120
      23                      9,778,634.29            67,535.45        7.250%     Actual/360            120              103
      24                      9,750,000.00            71,481.83        7.410%     Actual/360            120              120
      25                      9,700,000.00            66,565.17        7.040%     Actual/360             84               84
      26                      8,994,462.83            60,197.92        7.053%     Actual/360            120              119
      27                      8,895,075.04            61,561.10        7.390%     Actual/360            120              119
      28                      8,795,255.80            61,350.20        7.470%     Actual/360            120              119
      29                      8,757,430.11            64,571.28        8.000%     Actual/360            120              111
      30                      8,265,438.47            57,259.81        7.400%     Actual/360            120              119
      31                      7,983,759.36            53,762.56        7.100%     Actual/360            120              117
      32                      7,974,236.41            55,335.82        7.390%     Actual/360            120              115
      33                      7,825,000.00            54,586.86        7.110%     Actual/360            120              119
      34                      7,734,880.57            52,868.66        7.250%     Actual/360            120              117
      35                      7,564,575.81            52,613.64        7.360%     Actual/360            120              108
      36                      7,466,051.83            58,583.50        8.140%     Actual/360            120              115
      37                      7,390,718.45            49,232.38        7.000%     Actual/360            120              118
    37.01
    37.02
      38                      6,972,488.80            50,197.24        7.760%     Actual/360            120              113
      39                      6,841,730.48            46,149.72        7.125%     Actual/360            120              118
      40                      6,500,000.00            44,341.46        7.250%     Actual/360             94               94
      41                      6,346,029.68            42,246.71        7.000%     Actual/360            120              119
    41.01
    41.02
      42                      5,692,632.76            37,540.21        6.900%     Actual/360            120              118
      43                      5,500,000.00            36,850.57        7.070%     Actual/360            120              120
    43.01
    43.02
      44                      5,496,715.82            37,147.37        7.150%     Actual/360            120              119
      45                      5,446,954.79            37,586.10        7.360%     Actual/360            120              119
      46                      5,326,447.12            36,896.44        7.360%     Actual/360            120              113
      47                      5,193,536.93            34,700.56        7.030%     Actual/360            120              118
      48                      5,093,408.26            33,588.61        6.900%     Actual/360             84               82
      49                      4,997,312.78            34,892.78        7.480%     Actual/360            120              119
      50                      4,995,342.11            36,949.56        7.500%     Actual/360            120              119
      51                      4,872,258.51            33,554.20        7.340%     Actual/360            120              119
      52                      4,796,998.81            31,934.52        7.000%     Actual/360            120              119
      53                      4,746,339.09            37,610.22        8.300%     Actual/360            120              119
      54                      4,746,339.09            37,610.22        8.300%     Actual/360            120              119
      55                      4,681,472.62            32,046.35        7.245%     Actual/360            120              114
      56                      4,486,659.15            32,083.21        7.700%     Actual/360             60               55
      57                      4,372,725.95            30,830.65        7.580%     Actual/360            120              119
      58                      4,000,000.00            28,490.82        7.690%     Actual/360            120              120
      59                      4,000,000.00            27,627.01        7.375%     Actual/360            120              120
      60                      3,994,596.50            25,943.92        6.750%     Actual/360            120              118
      61                      3,994,097.96            33,457.60        8.000%     Actual/360            120              119
      62                      3,969,264.19            31,566.64        7.500%     Actual/360            120              115
      63                      3,912,042.10            26,343.65        7.100%     Actual/360            120              117
      64                      3,850,000.00            26,525.43        7.350%     Actual/360            120              120
      65                      3,735,712.40            25,614.94        7.290%     Actual/360            120              118
      66                      3,659,576.71            24,685.05        7.125%     Actual/360             84               82
      67                      3,632,610.52            24,461.96        7.100%     Actual/360            120              117
      68                      3,293,562.05            22,511.82        7.250%     Actual/360            120              117
      69                      3,146,548.55            21,125.42        7.070%     Actual/360            120              117
      70                      3,073,287.37            21,227.78        7.370%     Actual/360            120              119
      71                      3,024,251.04            20,650.86        7.254%     Actual/360            120              119
      72                      2,976,000.00            20,146.37        7.173%     Actual/360            120              120
      73                      2,844,439.95            19,442.02        7.250%     Actual/360            120              117
      74                      2,736,985.34            19,625.38        7.710%     Actual/360            120              112
      75                      2,695,778.95            19,697.37        7.350%     Actual/360            120              118
      76                      2,569,782.16            17,316.98        7.107%     Actual/360            120              117
      77                      2,470,080.63            16,766.51        7.180%     Actual/360            120              117
      78                      2,391,849.71            18,787.68        7.125%     Actual/360            120              118
      79                      2,383,736.94            16,715.48        7.524%     Actual/360            120              119
      80                      2,293,189.27            19,238.12        8.000%     Actual/360            120              118
      81                      2,173,788.63            15,014.77        7.370%     Actual/360            120              119
      82                      2,148,773.41            14,732.47        7.295%     Actual/360            120              119
      83                      2,135,000.00            14,391.10        7.130%     Actual/360            120              120
      84                      2,097,366.05            13,971.35        7.000%     Actual/360            120              118
      85                      2,062,500.00            14,111.88        7.280%     Actual/360            120              120
      86                      2,061,806.12            14,073.30        7.250%     Actual/360            120              119
      87                      2,023,134.82            15,030.49        7.550%     Actual/360            120              119
      88                      2,005,698.00            13,752.62        7.290%     Actual/360            120              118
      89                      2,000,000.00            13,481.12        7.130%     Actual/360            120              120
      90                      1,997,415.00            13,172.00        6.900%     Actual/360             60               58
      91                      1,876,321.43            13,643.32        7.295%     Actual/360            120              118
      92                      1,873,995.79            13,097.44        7.490%     Actual/360            120              119
      93                      1,798,991.00            12,401.50        7.350%     Actual/360            120              119
      94                      1,760,492.26            12,095.17        7.310%     Actual/360            120              118
      95                      1,680,000.00            12,143.16        7.250%     Actual/360             94               94
      96                      1,623,176.90            12,123.07        7.600%     Actual/360            120              118
      97                      1,452,187.48            10,610.76        7.350%     Actual/360            120              118
      98                      1,446,567.94            10,138.61        7.500%     Actual/360            120              116
      99                      1,377,203.65             9,280.56        7.107%     Actual/360            120              117
     100                      1,347,264.44             9,078.80        7.107%     Actual/360            120              117
     101                      1,297,365.75             8,742.55        7.107%     Actual/360            120              117
     102                      1,193,314.07             8,390.57        7.500%     Actual/360            120              111
     103                      1,167,629.18             7,868.30        7.107%     Actual/360            120              117
     104                      1,157,660.55             7,815.14        7.125%     Actual/360            120              117
     105                        998,764.65             6,686.64        7.050%     Actual/360             60               58
     106                        950,658.81             6,946.22        7.350%     Actual/360            120              118

TABLE CONTINUED

                  STATED
                  MATURITY     ORIG       REM                                    ARD       ANTICIPATED
MORTGAGE LOAN     (OR ARD)     AMORT     AMORT      LEASEHOLD        SERVICING   LOAN       REPAYMENT
   NUMBER           DATE       TERM      TERM        FLAG               FEE      FLAG          DATE
------------------------------------------------------------------------------------------------------------------------------------
      1           1/1/12       360        359                         0.0500%    ARD         1/1/12
      2           2/1/12       360        360                         0.0500%    ARD         2/1/12
      3           2/1/12       360        360                         0.0500%
      4           1/1/12       300        299                         0.0500%
     4.01                                                             0.0500%
     4.02                                                             0.0500%
     4.03                                                             0.0500%
     4.04                                                             0.0500%
     4.05                                                             0.0500%
     4.06                                                             0.0500%
     4.07                                                             0.0500%
     4.08                                                             0.0500%
     4.09                                                             0.0500%
     4.10                                                             0.0500%
     4.11                                                             0.0500%
     4.12                                                             0.0500%
     4.13                                                             0.0500%
     4.14                                                             0.0500%
      5          12/1/09       360        360                         0.0500%
      6           7/1/11       360        360                         0.0750%
      7          11/1/11       360        360                         0.0500%
      8          12/1/11       360        358       Leasehold         0.0500%
      9           1/1/12       360        359                         0.0500%
      10          1/1/12       360        359                         0.0500%
      11          8/1/10       360        342                         0.0500%
      12          1/1/12       360        359       Leasehold         0.0500%
      13         12/1/11       360        358                         0.0500%
      14          9/1/11       360        355                         0.0500%
      15          1/1/11       300        295                         0.0500%    ARD         1/1/11
      16         11/1/11       360        357                         0.0750%
    16.01                                                             0.0500%
    16.02                                                             0.0500%
    16.03                                                             0.0500%
    16.04                                                             0.0500%
    16.05                                                             0.0500%
    16.06                                                             0.0500%
    16.07                                                             0.0500%
    16.08                                                             0.0500%
    16.09                                                             0.0500%
    16.10                                                             0.0500%
    16.11                                                             0.0500%
      17          2/1/12       360        360                         0.0500%
    17.01                                                             0.0500%
    17.02                                                             0.0500%
      18          2/1/12       360        360                         0.0500%
      19          2/1/12       360        360                         0.0500%
      20         11/1/11       360        351                         0.0500%
      21         12/1/11       360        360                         0.0500%
      22          2/1/12       360        360                         0.0500%
      23          9/1/10       360        343                         0.0500%
      24          2/1/12       300        300                         0.0500%
      25          2/1/09       330        330                         0.0500%
      26          1/1/12       360        359                         0.0500%
      27          1/1/12       360        359                         0.0500%
      28          1/1/12       360        359                         0.0750%
      29          5/1/11       360        351                         0.0500%
      30          1/1/12       360        359                         0.0500%
      31         11/1/11       360        357                         0.0500%
      32          9/1/11       360        355                         0.0500%
      33          1/1/12       320        320                         0.0500%
      34         11/1/11       360        357                         0.0750%
      35          2/1/11       360        348                         0.0500%
      36          9/1/11       300        295                         0.0500%
      37         12/1/11       360        358                         0.0500%
    37.01                                                             0.0500%
    37.02                                                             0.0500%
      38          7/1/11       360        353                         0.0500%
      39         12/1/11       360        358                         0.1150%
      40         12/1/09       360        360                         0.0500%
      41          1/1/12       360        359                         0.0500%
    41.01                                                             0.0500%
    41.02                                                             0.0500%
      42         12/1/11       360        358                         0.0500%
      43          2/1/12       360        360                         0.0500%
    43.01                                                             0.0500%
    43.02                                                             0.0500%
      44          1/1/12       360        359                         0.0500%
      45          1/1/12       360        359                         0.0500%    ARD         1/1/12
      46          7/1/11       360        353                         0.0500%
      47         12/1/11       360        358                         0.0500%
      48         12/1/08       360        358                         0.0500%
      49          1/1/12       360        359                         0.0500%
      50          1/1/12       300        299                         0.0500%
      51          1/1/12       360        359                         0.0500%
      52          1/1/12       360        359                         0.0500%
      53          1/1/12       300        299                         0.0500%
      54          1/1/12       300        299                         0.0500%
      55          8/1/11       360        354                         0.0500%
      56          9/1/06       360        355                         0.0500%
      57          1/1/12       360        359                         0.1250%
      58          2/1/12       360        360                         0.0500%
      59          2/1/12       360        360                         0.0500%
      60         12/1/11       360        358                         0.0500%
      61          1/1/12       240        239                         0.0500%
      62          9/1/11       252        247                         0.0500%
      63         11/1/11       360        357                         0.0500%
      64          2/1/12       360        360                         0.0500%
      65         12/1/11       360        358                         0.0500%
      66         12/1/08       360        358                         0.0500%
      67         11/1/11       360        357                         0.0500%
      68         11/1/11       360        357                         0.0500%
      69         11/1/11       360        357                         0.0500%
      70          1/1/12       360        359                         0.0500%
      71          1/1/12       360        359                         0.0500%
      72          2/1/12       360        360                         0.0500%
      73         11/1/11       360        357                         0.0850%
      74          6/1/11       360        352                         0.0500%
      75        12/10/11       300        298                         0.0500%
      76         11/1/11       360        357                         0.0500%
      77         11/1/11       360        357                         0.0500%
      78         12/1/11       240        238                         0.0500%
      79          1/1/12       360        359                         0.0500%
      80         12/1/11       240        238                         0.0500%
      81          1/1/12       360        359                         0.0500%
      82          1/1/12       360        359                         0.0500%
      83          2/1/12       360        360                         0.0500%
      84         12/1/11       360        358                         0.0500%
      85          2/1/12       360        360                         0.0500%
      86          1/1/12       360        359                         0.0500%
      87          1/1/12       300        299                         0.0500%
      88         12/1/11       360        358                         0.0500%
      89          2/1/12       360        360                         0.0500%
      90         12/1/06       360        358                         0.0500%
      91         12/1/11       300        298                         0.0500%
      92          1/1/12       360        359                         0.0500%
      93          1/1/12       360        359                         0.0500%
      94         12/1/11       360        358                         0.0500%
      95         12/1/09       300        300                         0.0500%
      96        12/10/11       300        298                         0.0500%
      97        12/10/11       300        298                         0.0500%
      98         10/1/11       360        356                         0.0500%
      99         11/1/11       360        357                         0.0500%
     100         11/1/11       360        357                         0.0500%
     101         11/1/11       360        357                         0.0500%
     102          5/1/11       360        351                         0.0500%
     103         11/1/11       360        357                         0.0500%
     104         11/1/11       360        357                         0.0500%
     105         12/1/06       360        358                         0.0500%
     106        12/10/11       300        298                         0.0500%

TABLE CONTINUED

                                                                                              LETTER
                      LEASE                             CROSS                               OF           INTEREST
MORTGAGE LOAN     ENHANCEMENT   ENVIRONMENTAL       COLLATERALIZED/      DEFEASANCE        CREDIT      RESERVE LOAN      LOCKBOX
    NUMBER        POLICY FLAG    POLICY FLAG           DEFAULTED              FLAG         FLAG            FLAG           TYPE
---------------------------------------------------------------------------------------------------------------------------------
      1                                                                   Defeasance                   Actual/360        Day 1
      2                              Yes                                  Defeasance                   Actual/360        Day 1
      3                                                                   Defeasance                   Actual/360      Springing
      4                              Yes                                  Defeasance                   Actual/360
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
     4.10
     4.11
     4.12
     4.13
     4.14
      5                                             Abbey Portfolio       Defeasance                   Actual/360      Springing
      6                                                                   Defeasance                   Actual/360
      7                                                                   Defeasance                   Actual/360      Springing
      8                                                                   Defeasance                   Actual/360
      9                                                                   Defeasance                   Actual/360      Springing
      10                                                                  Defeasance                   Actual/360      Springing
      11                                                               Yield Maintenance               Actual/360
      12                                                                  Defeasance                   Actual/360        Day 1
      13                                                                  Defeasance                   Actual/360        Day 1
      14                                                                  Defeasance                   Actual/360
      15                                                                  Defeasance                   Actual/360        Day 1
      16                             Yes                                  Defeasance                   Actual/360      Springing
    16.01
    16.02
    16.03
    16.04
    16.05
    16.06
    16.07
    16.08
    16.09
    16.10
    16.11
      17                                                                  Defeasance                   Actual/360
    17.01
    17.02
      18                                                                  Defeasance                   Actual/360
      19                                                                  Defeasance                   Actual/360      Springing
      20                                                                  Defeasance                   Actual/360      Springing
      21                                                                  Defeasance                   Actual/360
      22                                                                  Defeasance                   Actual/360
      23                                                               Yield Maintenance               Actual/360
      24                                                                  Defeasance                   Actual/360        Day 1
      25                                                                  Defeasance                   Actual/360
      26                                                                  Defeasance                   Actual/360      Springing
      27                                                                  Defeasance                   Actual/360
      28                                                                  Defeasance                   Actual/360      Springing
      29                                                                  Defeasance                   Actual/360        Day 1
      30                                                                  Defeasance                   Actual/360
      31                                                                  Defeasance                   Actual/360
      32                                                                  Defeasance                   Actual/360
      33                                                                  Defeasance                   Actual/360      Springing
      34                                                                  Defeasance                   Actual/360      Springing
      35                                                               Yield Maintenance               Actual/360
      36                                                                  Defeasance                   Actual/360
      37                                                                  Defeasance                   Actual/360      Springing
    37.01
    37.02
      38                                                                  Defeasance                   Actual/360
      39                                                                  Defeasance                   Actual/360
      40                                            Abbey Portfolio       Defeasance                   Actual/360      Springing
      41                                                                  Defeasance                   Actual/360      Springing
    41.01
    41.02

      42                                                                  Defeasance                   Actual/360      Springing
      43                                                                  Defeasance                   Actual/360
    43.01
    43.02
      44                                                                  Defeasance                   Actual/360
      45                                                                  Defeasance                   Actual/360      Springing
      46                                                                  Defeasance                   Actual/360      Springing
      47                                                                  Defeasance                   Actual/360
      48                                                                  Defeasance                   Actual/360      Springing
      49                                                                  Defeasance                   Actual/360      Springing
      50                             Yes                                  Defeasance                   Actual/360
      51                                                                  Defeasance                   Actual/360
      52                                                                  Defeasance                   Actual/360      Springing
      53                                             Apple Suites         Defeasance                   Actual/360      Springing
      54                                             Apple Suites         Defeasance                   Actual/360      Springing
      55                                                                  Defeasance                   Actual/360
      56                                                                    Penalty                    Actual/360
      57                                                                  Defeasance                   Actual/360
      58                                                                  Defeasance                   Actual/360
      59                                                                  Defeasance                   Actual/360
      60                                                                  Defeasance                   Actual/360
      61                                                                  Defeasance                   Actual/360        Day 1
      62                                                                    Penalty                    Actual/360
      63                                                                  Defeasance                   Actual/360
      64                                                                  Defeasance                   Actual/360      Springing
      65                                                                  Defeasance                   Actual/360      Springing
      66                                                                  Defeasance                   Actual/360
      67                                                                  Defeasance                   Actual/360
      68                                                               Yield Maintenance               Actual/360      Springing
      69                                                                  Defeasance                   Actual/360        Day 1
      70                                                                  Defeasance                   Actual/360
      71                                                                  Defeasance                   Actual/360      Springing
      72                                                                  Defeasance                   Actual/360      Springing
      73                                                                  Defeasance                   Actual/360      Springing
      74                                                                  Defeasance                   Actual/360
      75                                                                  Defeasance                   Actual/360        Day 1
      76                                                                  Defeasance                   Actual/360      Springing
      77                                                                  Defeasance                   Actual/360
      78                                                                  Defeasance                   Actual/360      Springing
      79                                                                  Defeasance                   Actual/360      Springing
      80                                                                  Defeasance                   Actual/360        Day 1
      81                                                                  Defeasance                   Actual/360
      82                                                                  Defeasance                   Actual/360      Springing
      83                                                                  Defeasance                   Actual/360      Springing
      84                                                                  Defeasance                   Actual/360
      85                                                                  Defeasance                   Actual/360      Springing
      86                                                                  Defeasance                   Actual/360
      87                                                                  Defeasance                   Actual/360
      88             Yes                                                  Defeasance                   Actual/360
      89                                                                  Defeasance                   Actual/360      Springing
      90                                                                  Defeasance                   Actual/360      Springing
      91                                                                  Defeasance                   Actual/360      Springing
      92                             Yes                                  Defeasance                   Actual/360      Springing
      93                                                                  Defeasance                   Actual/360        Day 1
      94                                                                  Defeasance                   Actual/360      Springing
      95                                            Abbey Portfolio       Defeasance                   Actual/360      Springing
      96                                                                  Defeasance                   Actual/360        Day 1
      97                                                                  Defeasance                   Actual/360        Day 1
      98                                                                  Defeasance                   Actual/360
      99                                                                  Defeasance                   Actual/360      Springing
     100                                                                  Defeasance                   Actual/360      Springing
     101                                                                  Defeasance                   Actual/360      Springing
     102                                                                  Defeasance                   Actual/360
     103                                                                  Defeasance                   Actual/360      Springing
     104                                                                  Defeasance                   Actual/360
     105                                                                  Defeasance                   Actual/360      Springing
     106                                                                  Defeasance                   Actual/360        Day 1

TABLE CONTINUED

                         INITIAL          INITIAL                              TOTAL
MORTGAGE LOAN          ENVIRONMENTAL      REPAIR          INITIAL TI/         RESERVE    GRACE
   NUMBER               RESERVES         RESERVES         LC RESERVES          FUNDS     PERIOD                 NOTES
------------------------------------------------------------------------------------------------------------------------------------

      1                                                     2,750,000         2,750,000     5     Monthly Debt Service increases to
                                                                                                    $244,010.05 at payment 61.
      2                                                                                     5
      3                                    46,375                                46,375     7
      4                    531,250         77,916                               609,166     7
     4.01                   31,250            250                                31,500
     4.02                                  13,094                                13,094
     4.03                                     994                                   994
     4.04                                      31                                    31
     4.05                                   1,125                                 1,125
     4.06
     4.07                                  11,375                                11,375
     4.08                  200,000         12,531                               212,531
     4.09
     4.10
     4.11                                  29,266                                29,266
     4.12                                   5,625                                 5,625
     4.13                                     375                                   375
     4.14                                   3,250                                 3,250
      5                                                                                     7
      6                                                                                     7
      7                                   177,500                               177,500     7
      8                                                        92,000            92,000     7
      9                                     1,700                                 1,700     7
      10                                                                                    7
      11                                                                                    7
      12                                                                                    5
      13                                    1,875                                 1,875     5
      14                    19,750         10,313                                30,063     7
      15                                                                                    5
      16                                    3,500                                 3,500     5
    16.01
    16.02
    16.03
    16.04
    16.05
    16.06
    16.07
    16.08
    16.09
    16.10
    16.11
      17                                                                                    5
    17.01
    17.02
      18                                                                                    7
      19                                   87,600             300,000           387,600     5
      20                                                                                    5
      21                                                                                    7
      22                                                                                    5
      23                                                                                    7
      24                                   27,550             250,000           277,550     7
      25                    43,750        413,750                               457,500     5
      26                                                                                    5
      27                                   14,685                                14,685     7
      28                                                                                    5
      29                                                                                    5
      30                                                      100,000           100,000     5
      31                                                                                    7
      32                                   21,538             300,000           321,538     7
      33                                    7,750                                 7,750     5
      34                                                                                    5
      35                                                                                   15
      36                                   23,500                                23,500     7
      37                                                                                    5
    37.01
    37.02
      38                    25,000         27,500                                52,500     7
      39                                                                                    7
      40                                                                                    7
      41                                   30,125                                30,125     5
    41.01
    41.02
      42                     1,250                                                1,250     5
      43                                   13,750             400,000           413,750     5
    43.01
    43.02
      44                     1,000         34,288                                35,288     7
      45                                                                                    5
      46                                    1,875                                 1,875     5
      47                                                                                    7
      48                    26,895                                               26,895     5
      49                                                                                    5
      50                                   12,500             225,000           237,500     5
      51                                                      100,000           100,000     5
      52                                  132,500                               132,500     5
      53                                                                                    7
      54                                                                                    7
      55                                    1,980                                 1,980     5
      56                                                                                    7
      57                                   65,000                                65,000     5
      58                                                                                    5
      59                                    1,000                                 1,000     7
      60                                                                                    7
      61                                   23,725                                23,725     7
      62                                                                                    7
      63                                                      180,000           180,000     7
      64                                                                                    5
      65                                                                                    5
      66                                      688                                   688     7
      67                                                      180,000           180,000     7
      68                                                      100,000           100,000     5
      69                                                                                    5
      70                                                       10,000            10,000     5
      71                                    9,375                                 9,375     5
      72                                                                                    5
      73                                                       66,000            66,000     5
      74                                   21,950                                21,950     7
      75                                                                                    0
      76                                                                                    5
      77                                                      150,000           150,000     5
      78                                                                                    7
      79                                                                                    5
      80                       625         18,725                                19,350     7
      81                                    4,375                                 4,375     7
      82                                   35,250                                35,250     5
      83                                                                                    5
      84                                                                                    7
      85                                                                                    5
      86                                   28,531                                28,531     7
      87                                                       25,000            25,000     7
      88                                                                                    7
      89                                                                                    5
      90                                                                                    5
      91                                    4,313                                 4,313     5
      92                                                                                    5
      93                                                                                    5
      94                                                                                    5
      95                                    6,250              75,000            81,250     7
      96                                                                                    0
      97                                                                                    0
      98                                                                                    7
      99                                                                                    5
     100                                                                                    5
     101                                                                                    5
     102                                                                                    7
     103                                                                                    5
     104                                                                                    7
     105                                   26,438                                26,438     5
     106                                                                                    0

                                  EXHIBIT C-1

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

COLLATERAL ID   BORROWER NAME                                       INVESTOR ID         LOAN AMOUNT     DOCTYPE    EXCEPTION
-------------   -------------                                       -----------         -----------     -------    ---------
    432002C1    Peninsula Portfolio                                 Deutsche Bank      5,500,000.00     LCRD       01
    302002C1    Flamingo Park of Commerce                           Deutsche Bank      8,270,000.00     MISC       01
    432002C1    Peninsula Portfolio                                 Deutsche Bank      5,500,000.00     MISC       01
     12002C1    Wilshire Union Center                               Deutsche Bank     35,000,000.00     MORT       20
    152002C1    Doubletree Guest Suites Fort Lauderdale, Florida    Deutsche Bank     13,916,184.99     MORT       20
    172002C1    Shoppes at Vestal / Pier I Shopping Center          Deutsche Bank     10,975,000.00     MORT       20
    222002C1    St. James Apartments                                Deutsche Bank      9,800,000.00     MORT       20
    252002C1    Northwood Apartments                                Deutsche Bank      9,700,000.00     MORT       20
    302002C1    Flamingo Park of Commerce                           Deutsche Bank      8,270,000.00     MORT       20
    432002C1    Peninsula Portfolio                                 Deutsche Bank      5,500,000.00     MORT       20
    502002C1    Cheyenne Plaza                                      Deutsche Bank      5,000,000.00     MORT       20
    582002C1    Herndon Center V                                    Deutsche Bank      4,000,000.00     MORT       20
    932002C1    Poythress Apartments                                Deutsche Bank      1,800,000.00     MORT       20
    582002C1    Herndon Center V                                    Deutsche Bank      4,000,000.00     MORT       23
    572002C1    Green River Center                                  Deutsche Bank      4,375,000.00     MORT       96

    192002C1    Central Medical                                     LaSalle           10,935,000.00     MORT       20
    332002C1    Eagle Crest MHP                                     LaSalle            7,825,000.00     MORT       20
    342002C1    Addison Com Center                                  LaSalle            7,750,000.00     MORT       20
    412002C1    Chartre Oaks - Ridge Apartments                     LaSalle            6,350,000.00     MORT       20
    482002C1    Meadowood Apts                                      LaSalle            5,100,000.00     MORT       20
    492002C1    Crestview Apartments                                LaSalle            5,000,000.00     MORT       20
    652002C1    Walgreens Pueblo                                    LaSalle            3,740,000.00     MORT       20
    792002C1    Walgreens Milwaukee & Dundee Road                   LaSalle            2,385,000.00     MORT       20
    832002C1    The Valley MHP                                      LaSalle            2,135,000.00     MORT       20
    892002C1    The Hills MHP                                       LaSalle            2,000,000.00     MORT       20
   1052002C1    Campus Edge Apts                                    LaSalle            1,000,000.00     MORT       20
   41A2002C1    Chartre Oaks                                        LaSalle                    0.00     MORT       20
   41B2002C1    Chartre Ridge                                       LaSalle                    0.00     MORT       20
    852002C1    Lehmberg Crossing Shopping Center                   LaSalle            2,062,500.00     MORT       96

     32002C1    60 Madison Avenue                                   Wachovia          26,000,000.00     MORT       20
     52002C1    Transpark Business Center                           Wachovia          20,250,000.00     MORT       20
     82002C1    University Commons                                  Wachovia          18,500,000.00     MORT       20
    102002C1    Town Square Shopping Center                         Wachovia          16,150,000.00     MORT       20
    182002C1    Shorewood Crossing                                  Wachovia          10,944,000.00     MORT       20
    212002C1    River Oaks Shopping Center                          Wachovia           9,840,000.00     MORT       20
    242002C1    410 - 540 E Street                                  Wachovia           9,750,000.00     MORT       20
    272002C1    Thousand Oaks Corporate Center                      Wachovia           8,900,000.00     MORT       20
    392002C1    Lathrop Industrial Park                             Wachovia           6,850,000.00     MORT       20
    402002C1    Escondido Commerce Center                           Wachovia           6,500,000.00     MORT       20
    442002C1    Trailside Apartments                                Wachovia           5,500,000.00     MORT       20
    472002C1    Cha Cha Cha Apartments                              Wachovia           5,200,000.00     MORT       20
    4A2002C1    U-Haul Ctr Alief                                    Wachovia                   0.00     MORT       20
    4B2002C1    U-Haul Bronx Park                                   Wachovia                   0.00     MORT       20
    4C2002C1    U-Haul Center Denton                                Wachovia                   0.00     MORT       20
    4D2002C1    U-Haul Center Kyrene Road                           Wachovia                   0.00     MORT       20
    4E2002C1    U-Haul Center Los Rios                              Wachovia                   0.00     MORT       20
    4F2002C1    U-Haul Center Miramar                               Wachovia                   0.00     MORT       20
    4G2002C1    U-Haul Central Sq                                   Wachovia                   0.00     MORT       20
    4H2002C1    U-Haul Cinnaminson                                  Wachovia                   0.00     MORT       20
    4I2002C1    U-Haul Ctr Dbl Diamond Ranch                        Wachovia                   0.00     MORT       20
    4J2002C1    U-Haul Center S Havana                              Wachovia                   0.00     MORT       20
    4K2002C1    U-Haul MacArthur Road                               Wachovia                   0.00     MORT       20
    4L2002C1    U-Haul N Broadway                                   Wachovia                   0.00     MORT       20
    4M2002C1    U-Haul Palm Springs                                 Wachovia                   0.00     MORT       20
    4N2002C1    U-Haul Ctr Salt Lake                                Wachovia                   0.00     MORT       20
    532002C1    Homewood Suites - Portland                          Wachovia           4,750,000.00     MORT       20
    542002C1    Homewood Suites - St. Louis                         Wachovia           4,750,000.00     MORT       20
    562002C1    Ashley Oaks Apartments                              Wachovia           4,500,000.00     MORT       20
    592002C1    Amaretto at North Tampa                             Wachovia           4,000,000.00     MORT       20
    602002C1    West Indian Hills-PH III                            Wachovia           4,000,000.00     MORT       20
    612002C1    Lake in the Woods Apartments                        Wachovia           4,000,000.00     MORT       20
    622002C1    Radisson Summit Hill                                Wachovia           4,000,000.00     MORT       20
    632002C1    St. Mary's Shopping Center                          Wachovia           3,920,000.00     MORT       20
    672002C1    Vidalia Shopping Center                             Wachovia           3,640,000.00     MORT       20
    752002C1    PerkinElmer, Inc. - Beltsville, MD                  Wachovia           2,701,000.00     MORT       20
    802002C1    South Hills Apartments                              Wachovia           2,300,000.00     MORT       20
    842002C1    Davenport Alley                                     Wachovia           2,100,000.00     MORT       20
    862002C1    Western Heights                                     Wachovia           2,063,000.00     MORT       20
    872002C1    Park Village Shopping Center                        Wachovia           2,025,000.00     MORT       20
    952002C1    Goodrich Commerce Center                            Wachovia           1,680,000.00     MORT       20
    962002C1    CVS - Knox, IN                                      Wachovia           1,626,148.26     MORT       20
    972002C1    PerkinElmer, Inc. - Daytona Beach, FL               Wachovia           1,455,000.00     MORT       20
   1062002C1    PerkinElmer, Inc. - Phelps, NY                      Wachovia             952,500.00     MORT       20
    562002C1    Ashley Oaks Apartments                              Wachovia           4,500,000.00     NOTE       10
    592002C1    Amaretto at North Tampa                             Wachovia           4,000,000.00     NOTE       10
    802002C1    South Hills Apartments                              Wachovia           2,300,000.00     NOTE       13
   1022002C1    The Palms North Apartments                          Wachovia           1,200,000.00     NOTE       13
     52002C1    Transpark Business Center                           Wachovia          20,250,000.00     NOTE       22
    112002C1    Summer Club Apartments                              Wachovia          16,240,000.00     NOTE       22
   1022002C1    The Palms North Apartments                          Wachovia           1,200,000.00     NOTE       22

(TABLE CONTINUED)


COLLATERAL ID  EXCEPTION DESCRIPTION                                      NOTATION
-------------  ---------------------                                      --------
    432002C1   MISSING
    302002C1   MISSING                                                    LOC TRANSFER MISSING: 2- LOC'S: # SM419221C & #SM419222C
    432002C1   MISSING                                                    TRANSFER OF LOC MISSING
     12002C1   UNRECORDED ORIGINAL
    152002C1   UNRECORDED ORIGINAL                                        SECOND AMENDMENT TO MTG AND OTHER RECORDED DOCUMENTS
    172002C1   UNRECORDED ORIGINAL                                        CONSOLIDATION,AMENDMENT AND RESTATEMENT OF MORTGAGE
    222002C1   UNRECORDED ORIGINAL
    252002C1   UNRECORDED ORIGINAL
    302002C1   UNRECORDED ORIGINAL
    432002C1   UNRECORDED ORIGINAL
    502002C1   UNRECORDED ORIGINAL
    582002C1   UNRECORDED ORIGINAL
    932002C1   UNRECORDED ORIGINAL
    582002C1   NOTARY, ACKNOWLEDGMENT, OR WITNESS INFORMATION IS MISSING  NOTARY PAGE FAXED COPY
    572002C1   DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY

    192002C1   UNRECORDED ORIGINAL
    332002C1   UNRECORDED ORIGINAL
    342002C1   UNRECORDED ORIGINAL
    412002C1   UNRECORDED ORIGINAL
    482002C1   UNRECORDED ORIGINAL
    492002C1   UNRECORDED ORIGINAL
    652002C1   UNRECORDED ORIGINAL
    792002C1   UNRECORDED ORIGINAL
    832002C1   UNRECORDED ORIGINAL
    892002C1   UNRECORDED ORIGINAL
   1052002C1   UNRECORDED ORIGINAL
   41A2002C1   UNRECORDED ORIGINAL
   41B2002C1   UNRECORDED ORIGINAL
    852002C1   DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY

     32002C1   UNRECORDED ORIGINAL
     52002C1   UNRECORDED ORIGINAL
     82002C1   UNRECORDED ORIGINAL
    102002C1   UNRECORDED ORIGINAL
    182002C1   UNRECORDED ORIGINAL
    212002C1   UNRECORDED ORIGINAL
    242002C1   UNRECORDED ORIGINAL
    272002C1   UNRECORDED ORIGINAL
    392002C1   UNRECORDED ORIGINAL
    402002C1   UNRECORDED ORIGINAL
    442002C1   UNRECORDED ORIGINAL
    472002C1   UNRECORDED ORIGINAL
    4A2002C1   UNRECORDED ORIGINAL
    4B2002C1   UNRECORDED ORIGINAL
    4C2002C1   UNRECORDED ORIGINAL
    4D2002C1   UNRECORDED ORIGINAL
    4E2002C1   UNRECORDED ORIGINAL
    4F2002C1   UNRECORDED ORIGINAL
    4G2002C1   UNRECORDED ORIGINAL
    4H2002C1   UNRECORDED ORIGINAL
    4I2002C1   UNRECORDED ORIGINAL
    4J2002C1   UNRECORDED ORIGINAL
    4K2002C1   UNRECORDED ORIGINAL
    4L2002C1   UNRECORDED ORIGINAL
    4M2002C1   UNRECORDED ORIGINAL
    4N2002C1   UNRECORDED ORIGINAL
    532002C1   UNRECORDED ORIGINAL
    542002C1   UNRECORDED ORIGINAL
    562002C1   UNRECORDED ORIGINAL
    592002C1   UNRECORDED ORIGINAL
    602002C1   UNRECORDED ORIGINAL
    612002C1   UNRECORDED ORIGINAL
    622002C1   UNRECORDED ORIGINAL
    632002C1   UNRECORDED ORIGINAL
    672002C1   UNRECORDED ORIGINAL
    752002C1   UNRECORDED ORIGINAL
    802002C1   UNRECORDED ORIGINAL
    842002C1   UNRECORDED ORIGINAL
    862002C1   UNRECORDED ORIGINAL
    872002C1   UNRECORDED ORIGINAL
    952002C1   UNRECORDED ORIGINAL
    962002C1   UNRECORDED ORIGINAL
    972002C1   UNRECORDED ORIGINAL
   1062002C1   UNRECORDED ORIGINAL
    562002C1   INTEREST RATE DOES NOT AGREE WITH SCHEDULE                 NOTE: 7.82 % ;SCH: 7.700%
    592002C1   INTEREST RATE DOES NOT AGREE WITH SCHEDULE                 NOTE: 7.35% ;SCH: 7.38%
    802002C1   DATE OF LAST PAYMENT DOES NOT AGREE WITH SCHEDULE          FILE 11-1-11  SCHD 12-1-11
   1022002C1   DATE OF LAST PAYMENT DOES NOT AGREE WITH SCHEDULE          NOTE: 04/01/11 ;SCH: 05/01/11
     52002C1   ENDORSEMENT(S) IS MISSING/INCORRECT                        FUNB TO BLANK SENT FOR EXECUTION
    112002C1   ENDORSEMENT(S) IS MISSING/INCORRECT                        FUNB TO WELLS; MISSING
   1022002C1   ENDORSEMENT(S) IS MISSING/INCORRECT                        FUNB TO BLANK UNEXECUTED

                                   EXHIBIT C-2

                         FORM OF CUSTODIAL CERTIFICATION

                                                                        [Date]

German American  Capital Corporation
31 West 52nd Street
New York, New York 10019

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

First Union Commercial Mortgage Securities, Inc.
One First Union Center
Charlotte, North Carolina 28228
Attention:  Barry Reiner

First Union National Bank
8739 Research Drive - URP4, NC 1075
Charlotte, North Carolina 28262-1075
Attention:  First Union National Bank Commercial Mortgage Trust
            Commercial Mortgage Pass-Through Certificates, Series 2002-C1

First Union National Bank
One First Union Center
301 South College Street
Charlotte, North Carolina  28288-0600

GMAC Commercial Mortgage Corporation
550 California Street, 12th Floor
San Francisco, CA  94104

     Re: First Union National Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2002-C1

Ladies and Gentlemen:

Wells Fargo Bank Minnesota, N.A., as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii),
(iv)(b), (iv)(c), (vi), (viii) and (ix) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct and (iv) solely with respect to the Companion Loans, all documents specified in clause (xiii) of the definition of Mortgage File are in its possession.

None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.

                                     Respectfully,



                                         Name:
                                               --------------------------------
                                         Title:
                                               --------------------------------

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                  [Date]


Wells Fargo Bank Minnesota, N.A.
751 Kasota Avenue
Minneapolis, Minnesota  55414
Attn:  Corporate Trust Services (CMBS)-Mortgage Document Custody

      Re:   First Union National Bank Commercial Mortgage Trust,
            Commercial Mortgage Pass-Through Certificates, Series 2002-C1

Ladies and Gentlemen:

            In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of February 10, 2002 (the "Pooling and Servicing Agreement"), by and among First Union Commercial Mortgage Securities, Inc., as Depositor, First Union National Bank, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Paying Agent, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

            The Mortgage File should be delivered to the following:

                                          ____________________________________
                                          ____________________________________
                                          ____________________________________



                                          Attn: ______________________________
                                          Phone:______________________________

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

______1.    Mortgage Loan paid in full.

            The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_____ 2.    Other.  (Describe)

            ______________________________________________________________
            ______________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       FIRST UNION NATIONAL BANK,
                                       as Master Servicer



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

[Date]

Wells Fargo Bank Minnesota, N.A.
751 Kasota Avenue.
Minneapolis, Minnesota 55414
Attn: Corporate Trust Services (CMBS)-Mortgage Document Custody

      Re:   First Union National Bank Commercial Mortgage Trust,
            Commercial Mortgage Pass-Through Certificates, Series 2002-C1

Ladies and Gentlemen:

            In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of February 10, 2002 (the "Pooling and Servicing Agreement"), by and among First Union Commercial Mortgage Securities, Inc., as Depositor, First Union National Bank, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Paying Agent, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

            The Mortgage File should be delivered to the following:



                                          ____________________________________
                                          ____________________________________
                                          ____________________________________
                                          Attn: ______________________________
                                          Phone:______________________________

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

______1.    The Mortgage Loan is being foreclosed.

______2.    Other.  (Describe)

            ______________________________________________________________
            ______________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       GMAC COMMERCIAL MORTGAGE CORPORATION,
                                          as Special Servicer



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT E

                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

            "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

            In determining vacancy for the "revenue" component of Net Cash Flow for each Rental Property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Special Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

            In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each Mortgaged Property, property management fees shall be assumed to be 3% to 7% of effective gross revenue (except with respect to hospitality properties, where a minimum of 3.1% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to single tenant properties, where fees as low as 3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures and (d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                    EXHIBIT F

                            UPDATED COLLECTION REPORT

Servicer
First Union 2002-C1

For the Collection Period Ending:
Master Servicer Remittance Date
UPDATED COLLECTION REPORT

             PROSPECTUS  PRIMARY   SCHEDULED   SCHEDULED   CURRENT    CURRENT    PAID TO DATE
  PRIMARY       LOAN       LOAN    PRINCIPAL    INTEREST  PRINCIPAL   INTEREST        AT
SERVICER ID    NUMBER     NUMBER     AMOUNT      AMOUNT    ADVANCE    ADVANCE   DETERMINATION
------------ ---------- --------- ----------- ----------- --------- ----------- -------------








UPDATED COLLECTION REPORT (continued)

               UPDATED   PRIMARY     SUB      MASTER
  PRIMARY      PAID TO   SERVICER  SERVICER  SERVICER  RETAINED     NET
SERVICER ID     DATE       FEES      FEES      FEES      FEES     ADVANCE
------------ ---------- --------- --------- --------- ---------- ---------








                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset-Backed Securities Trust Services Group- First Union Commercial Securities, Inc., Series 2002 C-1

Re: First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the
          "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of February 25, 2002 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2002, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as paying agent, and Wells Fargo Bank Minnesota, N.A., as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

               1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

               2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.


                                       Very truly yours,


                                       _________________________________________
                                                      (Transferor)


                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                   EXHIBIT G-2

                         FORM OF TRANSFEREE CERTIFICATE
                                    FOR QIBs

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn:   Asset-Backed Securities Trust Services Group-First Union
        Commercial Mortgage Securities, Inc., Series 2002 C-1

Re:     First Union National Bank Commercial  Mortgage Trust,
        Commercial Mortgage Pass-Through Certificates,
        Series 2002-C1   (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of February 25, 2002 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2002, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as paying agent, and Wells Fargo Bank Minnesota, N.A., as trustee . All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

               1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

               2. In the case of a Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class IO-I or Class IO-II Certificates, the Transferee either (A) is not an "employee benefit plan" subject to ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all the requirements of the Exemption as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements of, Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60").

               In the case of a Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate, the Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60").

               3. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

               4. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

          [In the case of the Unregistered Certificates]: THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          -AND-

          [In the case of Class R-I, Class R-II or Class Z Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY
          SECTION 4975(e)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

          [In the case of Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTION SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

          5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.


                                               Very truly yours,


                                               _________________________________
                                                      (Transferee)


                                               By: ____________________________
                                                   Name:_______________________
                                                   Title:______________________

                                                           ANNEX 1 TO EXHIBIT G2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $____________ / _____________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) [Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities.] and (ii) the Transferee satisfies the criteria in the category marked below.

        ____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in
               Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

        ____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

        ____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

        ____   Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

        ____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

        ____ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

        ____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

        ____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

        ____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ________          ________         Will the Transferee be purchasing
           Yes                No            the Transferred Certificate only
                                            for the Transferee's own account?



            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                             Print Name of Transferee

                             By: ___________________________________________
                                 Name:______________________________________
                                 Title:_____________________________________
                                 Date:______________________________________

                                                          ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

        ____ The Transferee owned and/or invested on a discretionary basis $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            In the case of a Class R-I, Class R-II or Class Z Certificate, the Transferee is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan").

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ________           ________         Will the Transferee be purchasing
           Yes                 No            the Transferred Certificate only
                                             for the Transferee's own account?


            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                             Print Name of Transferee or Adviser

                             By: ___________________________________________
                                 Name:______________________________________
                                 Title:_____________________________________

                                   EXHIBIT G-3

                         FORM OF TRANSFEREE CERTIFICATE

                                  FOR NON-QIBs

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attn:   Asset-Backed Securities Trust Services Group-First Union
        Commercial Mortgage Securities, Inc., Series 2002-C1

Re:     First Union National Bank Commercial Mortgage Trust,
        Commercial Mortgage Pass-Through Certificates,
        Series 2002-C1   (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of February 25, 2002 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2002, among First Union Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), First Union National Bank, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as paying agent, and Wells Fargo Bank Minnesota, N.A., as trustee . All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based. Any holder of a Certificate desiring to effect such a transfer shall, and upon acquisition of such Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

            [In the case of Unregistered Certificates]: THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

        -AND-

            [In the case of Class R-I, Class R-II or Class Z Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

            [In the case of Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTION SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

            5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

            6. The Transferee has been furnished a copy of the Private Placement Memorandum dated February 20, 2002 and has read such Private Placement Memorandum.

            7. The Transferee is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

            8. In the case of Class E, Class F, Class G, Class IO-I or Class IO-II Certificates, the Transferee either (A) is not an "employee benefit plan" subject to ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all the requirements of the Exemption as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"). In the case of Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, the Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption ("PTE 95-60").

                                            Very truly yours,



                                ________________________________________________
                                                (Transferee)



                                By: ___________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                    EXHIBIT H

                   FORM OF PROSPECTIVE TRANSFEREE CERTIFICATE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn:   Asset-Backed Securities Trust Services Group-First Union
        Commercial Mortgage Securities, Inc., Series 2002-C1

Re:     First Union National Bank Commercial Mortgage Trust,
        Commercial Mortgage Pass-Through Certificates,
        Series 2002-C1   (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of the Class ______________ Certificates (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of February 25, 2002 (the "Closing Date") of $_____________ evidencing a __% interest in the Classes to which they belong. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of February 10, 2002 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as paying agent, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that:

            In the case of a Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class IO-I or Class IO-II Certificate, the Transferee either (A) is not an "employee benefit plan" subject to ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all the requirements of the Exemption as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60").

            In the case of a Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate, the Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") or (2) has provided a certification of facts and Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, Trust or Certificate Registrar) on which the Trustee may conclusively rely, that such transfer will not result in the imposition of an excise tax under Section 4975 of the Code.

            In the case of a Class R-I, Class R-II or Class Z Certificate, the Transferee is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan").

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                 _______________________________________________
                                              [Name of Transferee]



                                By: ___________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

                        PURSUANT TO SECTION 5.02(d)(i)(2)


STATE OF NEW YORK_____)
                      ) ss.:
COUNTY OF NEW YORK____)

               [NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

               1. That he is a [Title of Officer] of [Name of Owner] (the "Owner"), a corporation duly organized and existing under the laws of the [State of ___________] [the United States], and the owner of the First Union Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-C1, Class [R-I] [R-II] evidencing a ___% Percentage Interest in the Class to which its belongs (the "Class [R-I] [R-II]"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of February 10, 2002, among First Union Commercial Mortgage Securities, Inc., as Depositor, First Union National Bank, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Paying Agent and Wells Fargo Bank Minnesota, N.A., as Trustee.

               2. That the Owner (i) is and will be a "Permitted Transferee" as of ________, _______ and (ii) is acquiring the Class [R-I] [R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization", a Plan or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except of the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Internal Revenue Code of 1986, as amended (the "Code")) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
          Section 1381 of the Code or (v) any other Person so designated by the Paying Agent or Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I] [R-II] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I] [R-II] Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State or the District of Columbia unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal tax income purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

               3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I] [R-II] Certificates to disqualified organizations under the Code that applies to all transfers of the Class [R-I] [R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I] [R-II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E-1(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

               4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class [R-I] [R-II] Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

               5. That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I] [R-II] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

               6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I] [R-II] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

               7. That the Owner's taxpayer identification number is
          _____________.

               8. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I] [R-II] Certificates and the provisions of
          Section 5.02 of the Pooling and Servicing Agreement under which the Class [R-I] [R-II] Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

               9. That the Owner is not acquiring and will not transfer the Class [R-I] [R-II] Certificates in order to impede the assessment or collection of any tax.

               10. That the Owner has historically paid its debts as they have come due, intends to continue to pay its debts as they come due in the future, and anticipates that it will, so long as it holds any of the Class [R-I] [R-II] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I] [R-II] Certificates.

               11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I] [R-II] Certificates.

               12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class [R-I] [R-II] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I] [R-II] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I] [R-II] Certificates.

               13. That the Owner is not acquiring the Class [R-I] [R-II] Certificates with the intent to transfer any of the Class [R-I] [R-II] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I] [R-II] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I] [R-II] Certificates remain outstanding.

               14. That the Owner will, in connection with any transfer that it makes of the Class [R-I] [R-II] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-I] [R-II] Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

               15. That the Owner will, in connection with any transfer that it makes of any Class [R-I] [R-II] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-I] [R-II] Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-I] [R-II] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I] [R-II] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".

               16. *[The Owner has computed any consideration paid to it to acquire the Class [R-I] [R-II] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate equal to the applicable Federal Rate prescribed by Section 1274(d) of the Code, compounded semi-annually.]

               [The Owner has computed any consideration paid to it to acquire the Class [R-I] [R-II] Certificate in accordance with the proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate at least equal to the rate at which the Owner regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties. The Owner has provided all information necessary to demonstrate to the transferor that it regularly borrows at such rate.]

               [The transfer of the Class [R-I] [R-II] Certificate complies with
          Section 6 of Revenue Procedure 2001-12 (the "Revenue Procedure"), 2001-3 I.R.B. 335 (January 16, 2001) (or comparable provisions of applicable final U.S. Treasury Regulations) and, accordingly,

               (i)  the Owner is an "eligible corporation," as defined in
                    Section 860L(a)(2) of the Code, as to which income from Class [R-I] [R-II] Certificate will only be taxed in the United States;

               (ii) at the time of the transfer, and at the close of the Owner's two fiscal years preceding the year of the transfer, the Owner had gross assets for financial reporting purposes (excluding any obligation of a person related to the Owner within the meaning of Section 860L(g) of the Code) in excess of the $100 million and net assets in excess of $10 million;

               (iii) the Owner will transfer the Class [R-I] [R-II] Certificate only to another "eligible corporation," as defined in
                    Section 860(a)(2) of the Code, in a transaction that satisfies the requirements of Section 4 of the Revenue Procedure; and

               (iv) the Owner determined the consideration paid to it to acquire the Class [R-I] [R-II] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Owner) that it has determined in good faith.]

                    [RESERVED]

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its Assistant Secretary, this ____ day of _____, ___.

                                               [NAME OF OWNER]



                                               By: _____________________________
                                                   [Name of Officer]
                                                   [Title of Officer]



_______________________________
     [Assistant] Secretary


               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this ____ day of _____, _____.



                                    ____________________________________________
                                                     NOTARY PUBLIC



                                    COUNTY OF __________________________________
                                    STATE OF ___________________________________


                                    My Commission expires the
                                    ____ day of ___________, ____.

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE

                        PURSUANT TO SECTION 5.02(d)(i)(4)

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn:   Asset-Backed Securities Trust Services Group-First Union
        Commercial Mortgage Securities, Inc., Series 2002-C1

Re:     First Union National Bank Commercial Mortgage Trust,
        Commercial Mortgage Pass-Through Certificates,
        Series 2002-C1, Class [R-I] [R-II], evidencing a ____% percentage interest in the Class to which they belong

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________ (the "Transferor") to ______________________ (the "Transferee") of the
captioned Class [R-I] [R-II] Certificates (the "Class [R-I] [R-II] Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2002, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as paying agent, and Wells Fargo Bank Minnesota, N.A., as trustee . All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the Class [R-I] [R-II] Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor at the time of this transfer either (i) has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future.

               4. The Transferor understands that the transfer of the Class [R-I] [R-II] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless one of the safe harbors described above in Revenue Procedure 2001-12, 2001-3 I.R.B. 335 (January 16, 2001) have been met as to any transfer.

                                            Very truly yours,



                                By: ___________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Ladies and Gentlemen:

               This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of February 10, 2002 relating to First Union National Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

               Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ___________________ to serve as the Special Servicer under the Agreement.

               The designation of ____________________ as Special Servicer will become final if certain conditions are met and on the date you will deliver to Wells Fargo Bank Minnesota, N.A., the trustee under the Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

               Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                            Very truly yours,


                                               WELLS FARGO BANK MINNESOTA, N.A.



                                               By: _____________________________
                                                   Title:_______________________



Receipt and acknowledged:

Standard & Poor's Rating Services                Moody's Investors Service, Inc.



By:  __________________________                By:  ____________________________
Title:  ________________________               Title:  _________________________
Date:  ________________________                Date:  __________________________

                                   EXHIBIT J-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                         [Date]

Wells Fargo Bank Minnesota, N.A
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union National Bank, Series 2002-C1

Ladies & Gentlemen:

            Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of February 10, 2002 relating to First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement as if it were the Special Servicer thereunder.



                              __________________________________________________


                              By: ______________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                    EXHIBIT K

                        FORM OF CMSA PROPERTY FILE REPORT


                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION

                              CMSA "PROPERTY" FILE

                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "P"


-----------------------------------      -------------------------------------------------------------------------------------------

SPECIFICATION                            DESCRIPTION/COMMENTS
-----------------------------------      -------------------------------------------------------------------------------------------

Acceptable Media Types                   Magnetic Tape, Diskette, Electronic Transfer
Character Set                            ASCII
Field Delineation                        Comma
Density (Bytes-Per-Inch)                 1600 or 6250
Magnetic Tape Label                      None (unlabeled)
Magnetic Tape Blocking Factor            10285 (17 records per block)
Physical Media Label                     Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                           Factor; Record Length
Return Address Label                     Required for return of physical media (magnetic tape or diskette)




---------------------------------------------------------------------------------------------------------------------------------
                                        FIELD           FORMAT                                                          LOAN FIELD
       FIELD NAME                       NUMBER  TYPE    EXAMPLE     DESCRIPTION/COMMENTS                                REFERENCE
---------------------------------------------------------------------------------------------------------------------------------
Transaction Id                             1     AN      XXX97001    Unique Issue Identification Mnemonic                   S1, L1
Loan ID                                    2     AN      XXX9701A    Unique Servicer Loan Number Assigned To Each
                                                                       Collateral Item In A Pool                            S3, L3
Prospectus Loan ID                         3     AN        123       Unique Identification Number Assigned To Each
                                                                       Collateral Item In The Propectus                     S4, L4
Property ID                                4     AN      1001-001    Should contain Prospectus ID and property identifier,
                                                                       e.g., 1001-001, 1000-002
Distribution Date                          5     AN      YYYYMMDD    Date Payments  Made To Certificateholders                L5
Cross-Collateralized Loan Grouping         6     AN        Text      All Loans With The Same Value Are Crossed, For
                                                                       example : "X02-1" would be populated in this field
                                                                       for all related loans, "X02-2" would be populated
                                                                       for the next group of related loans.                   S75
Property Name                              7     AN        Text                                                               S55
Property Address                           8     AN        Text                                                               S56
Property City                              9     AN        Text                                                               S57
Property State                             10    AN         FL                                                                S58
Property Zip Code                          11    AN       30303                                                               S59
Property County                            12    AN        Text                                                               S60
Property Type Code                         13    AN         MF                                                                S61
Year Built                                 14    AN        YYYY                                                               S64
Year Last Renovated                        15    AN        YYYY
Net Square Feet At Contribution            16  Numeric    25000      RT, IN, WH, OF, MU, OT                                   S62
# Of Units/Beds/Rooms At Contribution      17  Numeric      75       MF, MH, LO,MU, HC, SS                                    S63
Property Status                            18    AN         1        1=FCL, 2=REO, 3=Defeased, 4=Partial Release,
                                                                       5= Released, 6= Same as at Contribution
Allocated Percentage of Loan at
  Contribution                             19  Numeric     0.75      Issuer to allocate loan % attributable to property
                                                                       for multi-property loans
Current Allocated Percentage               20  Numeric     0.75      Maintained by servicer. If not supplied in by
                                                                       Issuer or Underwriter, use Underwritting NOI or
                                                                       NCF to calculate
Current Allocated Ending Scheduled
  Loan Amount                              21  Numeric  5900900.00   Calculation based on Current Allocated Percentage
                                                                       and Current Ending ScL7duled Principal Balance
                                                                       (L7) for associated loan.                              L7
Ground Lease (Y/S/N)                       22    AN         N        Either Y=Yes, S=Subordinate, N= No ground lease          S74
Total Reserve Balance                      23  Numeric   25000.00    For Maintenance, Repairs, & Environmental.
                                                                       (Excludes Tax & Insurance Escrows).  An amount
                                                                       should be printed if the value in Setup File
                                                                       field 77 is "Y"                                        S77
Most Recent Appraisal Date                 24    AN      YYYYMMDD                                                             L74
Most Recent Appraisal Value                25  Numeric  1000000.00                                                            L75
Date Asset Expected to Be Resolved
  or Foreclosed                            26    AN      YYYYMMDD    Could be different dates for different properties.       L79
                                                                       If in Foreclosure - Expected Date of Foreclosure
                                                                       and if REO - Expected Sale Date.
Foreclosure Date                           27    AN      YYYYMMDD                                                             L42
REO Date                                   28    AN      YYYYMMDD                                                             L43
Most Recent Physical Occupancy             29  Numeric     0.75                                                               L71
Occupancy As of Date                       30    AN      YYYYMMDD    Typically should be the effective date of the
                                                                      Rent Roll
Date Lease Rollover Review                 31    AN      YYYYMMDD    Roll over review to be completed every 12 months
% Sq. Feet expiring 1-12 months            32  Numeric     0.2       Apply to Property Types - RT, IN, WH, OF, MU, OT         S62
% Sq. Feet  expiring 13-24 months          33  Numeric     0.2       Apply to Property Types - RT, IN, WH, OF, MU, OT         S62
% Sq. Feet expiring 25-36 months           34  Numeric     0.2       Apply to Property Types - RT, IN, WH, OF, MU, OT         S62
% Sq. Feet  expiring 37-48 months          35  Numeric     0.2       Apply to Property Types - RT, IN, WH, OF, MU, OT         S62
% Sq. Feet  expiring 49-60 months          36  Numeric     0.2       Apply to Property Types - RT, IN, WH, OF, MU, OT         S62
Largest Tenant                             37    AN        Text      For Office, WH, Retail, Industrial, Other or Mixed
                                                                       Use, as applicable
Square Feet of Largest Tenant              38  Numeric    15000
2nd Largest Tenant                         39    AN        Text      For Office, WH, Retail, Industrial, Other or Mixed
                                                                       Use, as applicable
Square Feet of 2nd Largest Tenant          40  Numeric    15000
3rd Largest Tenant                         41    AN        Text      For Office, WH, Retail, Industrial, Other or Mixed
                                                                       Use, as applicable
Square Feet of 3rd Largest Tenant          42  Numeric    15000
Fiscal Year End Month                      43  Numeric      MM       Needed to indicate month ending for borrower's
                                                                       Fiscal Year.  For example : "12"
Contribution Financials As Of Date         44    AN      YYYYMMDD                                                             S72
Revenue At Contribution                    45  Numeric  1000000.00   Should match the prospectus if available. At the
                                                                       Property Level                                         S70
Operating Expenses At Contribution         46  Numeric  1000000.00   Should match the prospectus if available. At the
                                                                       Property Level                                         S71
NOI At Contribution                        47  Numeric  1000000.00   Should match the prospectus if available. At the
                                                                       Property Level                                         S65
DSCR (NOI) At Contribution                 48  Numeric     1.5       Should match the prospectus if available.                S66
Appraisal Value At Contribution            49  Numeric  1000000.00                                                            S67
Appraisal Date At Contribution             50    AN      YYYYMMDD                                                             S68
Physical Occupancy At Contribution         51  Numeric     0.9                                                                S69
Date of Last Inspection                    52    AN      YYYYMMDD    Date of last physical site inspection
Preceding Fiscal Year Financial As of Date 53    AN      YYYYMMDD                                                             L58
Preceding Fiscal Year Revenue              54  Numeric  1000000.00                                                            L52
Preceding Fiscal Year Operating Expenses   55  Numeric  1000000.00                                                            L53
Preceding Fiscal Year NOI                  56  Numeric  1000000.00                                                            L54
Preceding Fiscal Yr Debt Service Amount    57  Numeric  1000000.00   Calculate using P20(percentage) to get the allocated
                                                                       amount for each property                               L55
Preceding Fiscal Year DSCR (NOI)           58  Numeric     1.3       Uses the property NOI and the allocated debt service
                                                                       amount                                                 L56
Preceding Fiscal Year Physical Occupancy   59  Numeric     0.9                                                                L57
Second Preceding FY Financial As of Date   60    AN      YYYYMMDD                                                             L65
Second Preceding Fiscal Year Revenue       61  Numeric  1000000.00                                                            L59
Second Preceding FY Operating Expenses     62  Numeric  1000000.00                                                            L60
Second Preceding Fiscal Year NOI           63  Numeric  1000000.00                                                            L61
Second Preceding FY Debt Service Amount    64  Numeric  1000000.00   Calculate using P20(percentage) to get the allocated     L62
                                                                       amount for each property
Second Preceding Fiscal Year DSCR (NOI)    65  Numeric     1.3       Uses the property NOI and the allocated debt service
                                                                       amount
Second Preceding FY Physical Occupancy     66  Numeric     0.9                                                                L64
Property Contribution Date                 67    AN      YYYYMMDD    Date Property was contributed                            L85
Most Recent Revenue                        68  Numeric  1000000.00   Most Recent Revenue                                      L66
Most Recent Operating Expenses             69  Numeric  1000000.00   Most Recent Operating Expenses                           L67
Most Recent NOI                            70  Numeric  1000000.00   Most Recent Net Operating Income                         L68
Most Recent Debt Service Amount            71  Numeric  1000000.00   Calculate using P20(percentage) to get the allocated
                                                                       amount for each property                               L69
Most Recent DSCR (NOI)                     72  Numeric     2.55      Uses the property NOI and the allocated debt
                                                                       service amount                                         L70
Most Recent Financial As of Start Date     73    AN      YYYYMMDD    Start date used to calculate Most Recent information
                                                                       either YTD or trailng 12 months                        L72
Most Recent Financial As of End Date       74    AN      YYYYMMDD    End date used to calculate Most Recent information
                                                                       either YTD or trailing 12 months                       L73
Most Recent Financial Indicator            75    AN       T or Y     T= Trailing 12 months Y = Year to Date                   L82
NCF At Contribution                        76  Numeric  1000000.00   Net Cash Flow At Contribution.   Should match the
                                                                       prospectus if available.                               S83
DSCR (NCF) At Contribution                 77  Numeric     1.5       DSCR At Contribution using NCF to calculate.
                                                                       Should match the prospectus if available.              S84
Preceding Fiscal Year NCF                  78  Numeric  1000000.00   Preceding Fiscal Year Net Cash Flow related to
                                                                       Financial As of Date P53.                              L92
Preceding Fiscal Year DSCR (NCF)           79  Numeric     2.55      Preceding Fiscal Yr Debt Service Coverage Ratio
                                                                       using NCF related to Financial As of Date P53.         L93
Second Preceding FY NCF                    80  Numeric  1000000.00   Second Preceding Fiscal Year Net Cash Flow related
                                                                       to Financial As of Date P60.                           L94
Second Preceding FY DSCR (NCF)             81  Numeric     2.55      Second Preceding Fiscal Year Debt Service Coverage
                                                                       Ratio using Net Cash Flow related to Financial
                                                                       As of Date P60.                                        L95
Most Recent NCF                            82  Numeric  1000000.00   Most Recent Net Cash Flow related to Financial As
                                                                       of Date P74.                                           L96
Most Recent DSCR (NCF)                     83  Numeric     2.55      Most Recent Debt Service Coverage Ratio using Net
                                                                       Cash Flow related to Financial As of Date P74.         L97
NOI/NCF Indicator                          84    AN        Text      Indicates how NOI or Net Cash Flow was calculated
                                                                       should be the same for each financial period.
                                                                       See NOI/NCF Indicator Legend.                          L90
Deferred Maintenance Flag                  85    AN         N        Either Y=Yes or N= No, Deferred Maintenance


-----------------------------------  ------------------------------------------------------------------------------------
   PROPERTY TYPES CODE                                               NOI/NCF INDICATOR
         LEGEND                                                          LEGEND
-----------------------------------  ------------------------------------------------------------------------------------
MF          Multifamily               CMSA       Calculated using CMSA standard
RT          Retail                    PSA        Calculated using a definition given in the PSA
HC          Health Care               U/W        Calculated using the underwriting method
IN          Industrial
WH          Warehouse
MH          Mobile Home Park
OF          Office
MU          Mixed Use
LO          Lodging
SS          Self Storage
OT          Other
SE          Securities

                                    EXHIBIT L

                 FORM OF COMPARATIVE FINANCIAL STATUS REPORT


                         CSMA INVESTOR REPORTING PACKAGE
                       COMPARATIVE FINANCIAL STATUS REPORT
                          as of _______________________
                             (PROPERTY LEVEL REPORT)


Operating Information Reflected As NOI_____  or NCF ______
------------------------------------------------------------------------------

    P4         P9      P10         P52         P21          L8       P57

--------    -------  ------    ----------   ----------  -------  -----------
                                  Last        Current              Allocated
                                 Property    Allocated    Paid      Annual
 Property                       Inspection     Loan       Thru       Debt
   ID        City      State       Date       Amount      Date     Service
--------    -------  ------    ----------   ----------  -------  -----------
                                yyyymmdd

List all properties currently in deal with or without information largest to smallest loan


This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.





Total                                           $                     $
------------------------------------------------------------------------------




Operating Information Reflected As NOI____ or NCF______
------------------------------------------------------------------------------

                  P51       P45                P47 OR P76        P48 OR P77
  P44                           ORIGINAL UNDERWRITING
BASE YEAR                            INFORMATION
------------    -------   ------------------------------------   -----------
  Financial
 Info as of       %         Total               $                    (1)
    Date         Occ       Revenue           NOI/NCF                DSCR
------------    -------   --------      ----------------------   -----------
 yyyymmdd

List all properties currently in deal with or without information largest to smallest loan


This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.





Total    **      WA        $                 $                      WA
------------------------------------------------------------------------------


   P60           P66      P61         P63 OR P80         P65 OR P81
------------  -------   --------    -----------------     -----------
                       2ND PRECEDING ANNUAL OPERATING
                               INFORMATION
AS OF _____                           NORMALIZED
------------  -------   --------    -----------------     -----------

 Financial
Info as of      %         Total           $                  (1)
   Date        Occ       Revenue        NOI/NCF             DSCR
------------  -------   --------    -----------------     -----------
yyyymmdd





Total            WA        $                 $                      WA
------------------------------------------------------------------------------




      P53        P59       P54        P56 OR P78        P58 OR P79
------------  -------   --------    -----------------   -----------
              PRECEDING ANNUAL OPERATING
                     INFORMATION
AS OF______                            NORMALIZED
------------  -------   --------    -----------------   -----------

 Financial
Info as of      %         Total           $                  (1)
   Date        Occ       Revenue        NOI/NCF             DSCR
------------  -------   --------    -----------------     -----------
yyyymmdd





Total            WA        $                 $                      WA
------------------------------------------------------------------------------



   P73         P74         P30        P29       P68        P70 OR P82        P72 OR P83          (2)
----------  ----------  ---------  --------  ---------   -----------       -----------   ------------------------
                           MOST RECENT FINANCIAL                                              NET CHANGE
                               INFORMATION
                          *NORMALIZED OR ACTUAL                                            PRECEDING & BASIS
----------  ----------  ---------  --------  ---------   -----------       -----------   ------------------------
                                                                                                   %
FS Start    FS End      Occ As of      %        Total         $               (1)         %      Total     (1)
Date          Date        Date        Occ       Revenue   NOI/NCF            DSCR        Occ    Revenue   DSCR
----------  ----------  ---------  --------  ---------   -----------       -----------   ------------------------
yyyymmdd    yyyymmdd    yyyymmdd





Total            WA                             $          $                  WA         WA      $         WA
------------------------------------------------------------------------------------------------------------------

-----------------------------
(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF / Debt Service times the allocated loan percentage.
(2) Net change should compare the latest year to the Base Year.
* As required by Trust Agreements.
** Weighted Averages should be computed and reflected if the data is relevant and applicable.

                                    EXHIBIT M

                            FORM OF REO STATUS REPORT


                         CSMA INVESTOR REPORTING PACKAGE
                                REO STATUS REPORT
                          as of _______________________
                             (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI_____  or NCF _____
------------------------------------------------------------------------------------------------------------------------
                                                                 P16
                                                                  or
    P4               P7             P13        P9      P10       P17       L8        P21            L37           L39
----------     ------------     ---------   --------  ------   -------   ------    -----------  -----------   ------------
                                                                                   (a)            (b)            (c)
----------     ------------     ---------   --------  -------  -------   ------    ------------  -----------   -----------
                                                                                   ALLOCATED
                                                                                     ENDING                       OTHER
                                                                 SQ FT     PAID    SCHEDULED     TOTAL P&I       EXPENSE
PROPERTY        PROPERTY        PROPERTY      CITY     STATE      OR       THRU      LOAN         ADVANCES       ADVANCE
   ID             NAME            TYPE                           UNITS     DATE      AMOUNT      OUTSTANDING    OUTSTANDING
----------     ------------     ---------   --------  -------  -------   ------    ------------  -----------   -------------









--------------------------------------------------------------------------------------------------------------------
                                                                   P58 or
                                                                   P72/P79
        L38                         L25        L11     P53 or P74    or P83        P24                       P25
   ------------     -----------   --------    ------   ----------  ----------   -----------  -----------   ----------
   (d)              (e)=a+b+c+d                                    (f)                                     (b)
   ------------     -----------   --------    -------  ----------  ----------   ------------  -----------  -----------
                                                                                              APPRAISAL
                                                                                                BPO OR
                                                                                              INTERNAL     APPRAISAL
   TOTAL T&I                       CURRENT                LTM                                  VALUE         BPO OR
    ADVANCE           TOTAL        MONTHLY   MATURITY    NOI/NCF   LTM DSCR     VALUATION      SOURCE       INTERNAL
  OUTSTANDING        EXPOSURE       P&I        DATE        DATE   (NOI/NCF)        DATE          (1)         VALUE
  ------------     -----------   --------    -------  ----------  ----------   ------------  -----------  -----------







---------------------------------------------------------------------------------------------------------------------------------


                          L99              L77          P28              P26
  ---------------     ------------     -----------   -------------    -----------  ----------------
  (h)=(.90*g)-e
  ---------------     ------------     -----------   -------------    -----------  -----------------
                                                                        DATE
                        TOTAL                                          ASSET
  LOSS USING          APPRAISAL                           REO         EXPECTED
 90% APPR. OR         REDUCTION         TRANSFER       ACQUISITION      TO BE
   BPO (F)            REALIZED            DATE           DATE          RESOLVED         COMMENTS
  ---------------     ------------     -----------   -------------    -----------  -----------------








---------------------
REO' s data reflected at the property level for relationships with more than one (1) property should use the Allocated Ending
Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.

                                    EXHIBIT N

                               FORM OF WATCH LIST


                         CSMA INVESTOR REPORTING PACKAGE
                               SERVICER WATCH LIST
                          AS OF _______________________
                               (LOAN LEVEL REPORT)

Operating Information Reflected As NOI______ or NCF________
    S4         S55       S61     S57   S58          L7            L8        L11          L56/L93          L70/L97
----------  --------  --------  ----  -----  ----------------  --------- --------  -------------------- ------------  --------------
PROSPECTUS  PROPERTY  PROPERTY               ENDING SCHEDULED    PAID    MATURITY  PRECEDING FISCAL YR.  MOST RECENT  COMMENT/ACTION
 LOAN ID      NAME      TYPE    CITY  STATE    LOAN BALANCE    THRU DATE   DATE       DSCR NOI/NCF      DSCR NOI/NCF   TO BE TAKEN
----------  --------  --------  ----  -----  ----------------  --------- --------  -------------------- ------------  --------------

List all loans on watch list in descending balance order.
Comment section should include reason and other pertinent information. Should not include loans that are specially serviced.

WATCH LIST SELECTION CRITERIA SHOULD BE FOOTNOTED ON THE REPORT. THE CRITERIA MAY BE DICTATED AS PER THE PSA OR THE SERVICER'S INTERNAL POLICY.



Total:                                      $

                                    EXHIBIT O

                      FORM OF DELINQUENT LOAN STATUS REPORT


                         CSMA INVESTOR REPORTING PACKAGE
                          DELINQUENT LOAN STATUS REPORT
                          AS OF _______________________
                               (LOAN LEVEL REPORT)

Operating Information Reflected As NOI ____  or NCF ____

      S4          S55       S61     S57   S58   S62 OR S63     L8             L7                 L37                  L39
-------------  --------  --------  ----  -----  ----------  ---------  ----------------  --------------------  -------------------
     LOAN      PROPERTY  PROPERTY               SQ FT OR      PAID     ENDING SCHEDULED       TOTAL P&I          OTHER EXPENSE
PROSPECTUS ID    NAME      TYPE    CITY  STATE    UNITS     THRU DATE    LOAN BALANCE    ADVANCES OUTSTANDING  ADVANCE OUTSTANDING
-------------  --------  --------  ----  -----  ----------  ---------  ----------------  --------------------  -------------------
LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURRENT AND AT SPECIAL SERVICER

                                                                                        L54 OR      L56 OR
       L38                             L25           L10          L11     L58 OR L73  L68/L92 OR  L70/L93 OR
                                                                                          L96         L97
--------------------  -----------  -----------  -------------  --------  -----------  ----------  ----------
   TOTAL T & I            Total      Current       Current     Maturity  LTM NOI/NCF      LTM      LTM DSCR
ADVANCES OUTSTANDING    EXPOSURE   MONTHLY P&I  Interest Rate    Date        Date       NOI/NCF    (NOI/NCF)
--------------------  -----------  -----------  -------------  --------  -----------  ----------  ----------
LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURRENT AND AT SPECIAL SERVICER


   L74           L75                                  L99            L77                L79               L76
---------  ----------------  ----------------  ------------------  --------  -------------------------  ---------
VALUATION  APPRAISAL BPO OR   LOSS USING 90%     TOTAL APPRAISAL   TRANSFER   DATE ASSET EXPECTED TO     WORKOUT
   DATE    INTERNAL VALUE**  APPR. OR BPO (F)  REDUCTION REALIZED    DATE    BE RESOLVED OR FORECLOSED  STRATEGY*
---------  ----------------  ----------------  ------------------  --------  -------------------------  ---------



LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURRENT AND AT SPECIAL SERVICER
 --------
 Comments
 --------

--------------------------------------
FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL -
In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale,
BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
**BPO - Broker opinion

                                    EXHIBIT P

                 FORM OF HISTORICAL LOAN MODIFICATION REPORT


                         CSMA INVESTOR REPORTING PACKAGE
                       HISTORICAL LOAN MODIFICATION REPORT
                          as of _______________________
                               (LOAN LEVEL REPORT)



     S4          S57       S58        L49                      L48              L7*           L7*             L50*
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              BALANCE
                                                 EXTENSION                     WHEN
                                       MOD/         PER         EFFECTIVE     SENT TO      BALANCE AT THE                  # MTHS
 PROSPECTUS                        EXTENSION      DOCS OR       DATE OF        SPECIAL    EFFECTIVE DATE OF    OLD        FOR RATE
    ID         CITY      STATE        FLAG       SERVICER     MODIFICATION     SERVICER     MODIFICATION       RATE        CHANGE
-----------  --------  ---------  -----------   -----------   -------------   ---------   ------------------  -------   -----------


THIS REPORT IS HISTORICAL
Information is as of modification. Each line should not change in the future. Only new modifications should be added.



-----------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:





     L50*        L25*      L25*       L11*        L11*                          L47
--------------------------------------------------------------------------------------------------------------------------
                                                                                              (2) EST.
                                                                                              FUTURE
                                                                                              INTEREST
                                                                TOTAL #           (1)         LOSS TO
                                                                MTHS FOR       REALIZED       TRUST $
    NEW                    NEW         OLD          NEW         CHANGE          LOSS TO       (RATE
    RATE     OLD P&I       P&I       MATURITY     MATURITY      OF MOD          TRUST $      REDUCTION)         COMMENT
-----------  --------    ---------  -----------   -----------   ------------  ---------   ------------------  -------------



THIS REPORT IS HISTORICAL
Information is as of modification. Each line should not change in the future. Only new modifications should be added.



--------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:



---------------------------------------------------------------------------------------------------------------------------

--------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
Future modifications done on the same loan are additions to the report.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                    EXHIBIT Q

                      FORM OF HISTORICAL LIQUIDATION REPORT


                         CSMA INVESTOR REPORTING PACKAGE
                          HISTORICAL LIQUIDATION REPORT
                   (REO-SOLD, DISCOUNTED PAYOFF or NOTE SALE)
                          as of _______________________
                               (LOAN LEVEL REPORT)



     S4          S55       S61        S57         S58                          L75       L29                            L45
                                                             (c) = b/a        (a)                        (b)            (d)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                               LATEST
                                                                % RECEIVED    APPRAISAL    EFFECTIVE                    NET AMT
 PROSPECTUS  PROPERTY  PROPERTY                                    FROM      OF BROKERS     DATE OF         SALES       RECEIVED
   LOAN ID     NAME      TYPE        CITY        STATE         LIQUIDATION     OPINION     LIQUIDATION       PRICE      FROM SALE
-----------  --------  ---------  -----------   -----------   -------------   ---------   -------------   ---------   -----------





-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:

Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------




  L7        L37           L39+L38                            L47
                                               (i)=d-
 (e)        (f)           (g)         (h)      (f+g+h)       (k)                      (m)                  (n)=k+m      (o)=n/e
-----------------------------------------------------------------------------------------------------------------------------------
                          TOTAL
                           T&I                                                                 DATE OF
             TOTAL      AND OTHER                                      DATE                    MINOR
ENDING        P&I        EXPENSE     SERVICING                          LOSS                    ADJ       TOTAL LOSS   LOSS % OF
SCHEDULED   ADVANCE      ADVANCE       FEES        NET      REALIZED   PASSED     MINOR ADJ    PASSED       WITH       SCHEDULED
BALANCE   OUTSTANDING   OUTSTANDING   EXPENSE    PROCEEDS    LOSS       THRU       TO TRUST     THRU      ADJUSTMENT    BALANCE
--------  ----------- -------------  ----------- --------  ---------  ---------  ----------   ---------  -----------   ---------






-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------




---------------------------
(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer .

                                    EXHIBIT R

                        FORM OF NOI ADJUSTMENT WORKSHEET
                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date    Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds       Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)         specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                          YYYY                                      NOTES
                                BORROWER
  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED
                                --------    ----------     ----------
  Gross Potential Rent (2)
     Less: Vacancy Loss
                        OR
  Base Rent (2)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

EFFECTIVE GROSS INCOME

(2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses                                                           For self-storage include franchise fees
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Leasing Commissions (3)
  Tenant Improvements (3)
  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

(3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

------------------------
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

        MULTIFAMILY NOI ADJUSTMENT WORKSHEET (includes Mobile Home Parks)
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled Loan Balance/Paid to Date     Current Allocated Loan Amount %
 Property Name
 Property Type
 Property Address, City, State
 Net Rentable SF/Units/Pads,Beds        Use second box to specify sqft.,units...
 Year Built/Year Renovated
 Cap Ex Reserve (annually)/per Unit.etc. (1)          specify annual/per unit...
 Year of Operations
 Occupancy Rate (physical)
 Occupancy Date
 Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                          YYYY
                                BORROWER
  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED      NOTES
                                --------    ----------     ----------      -----
  Statement Classification
  Gross Potential Rent (2)                                                 Include Pad/RV rent
     Less: Vacancy Loss
                       OR
  Base Rent (2)
  Laundry/Vending Income
  Parking Income
  Other Income                                                             Include forfeited security/late fees/pet

EFFECTIVE GROSS INCOME

(2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $ amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

---------------------
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

                        LODGING NOI ADJUSTMENT WORKSHEET
                                 as of MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date    Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds       Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)         specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Daily Rate
  Rev per Av. Room

(1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                          YYYY                                      NOTES
                                BORROWER
  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED
                                --------    ----------     ----------
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income

DEPARTMENTAL REVENUE: (2)

(2) Report Departmental Revenue as EGI for CMSA Loan Periodic and Property files

OPERATING EXPENSES:
 DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses
DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses = Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
  NET OPERATING INCOME

   Capital Expenditures
   Extraordinary Capital Expenditures
  TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)

NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

---------------------
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

                       HEALTHCARE NOI ADJUSTMENT WORKSHEET
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date    Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds       Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit, etc. (1)        specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                          YYYY                                      NOTES
                                BORROWER
  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED
                                --------    ----------     ----------
  Gross Potential Rent (2)
   Less: Vacancy Loss
                     OR
  Private Pay (2)
  Medicare/Medicaid
  Nursing/Medical Income
  Meals Income
  Other Income

EFFECTIVE GROSS INCOME

(2) Use either Gross Potential (with Vacancy Loss) or Private
    Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss

  OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
 TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

---------------------
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME:  Comments

EXPENSE:  Comments

CAPITAL ITEMS:  Comments

                                    EXHIBIT S

                 FORM OF OPERATING STATEMENT ANALYSIS REPORT


                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
  Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /XX  VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Gross Potential Rent (3)
     Less: Vacancy Loss
                      OR
  Base Rent (3)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME

(2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
(3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Leasing Commissions
  Tenant Improvements
  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

---------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

  MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (includes Mobile Home Parks)
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
  Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /    VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Gross Potential Rent (3)
     Less: Vacancy Loss
                      OR
  Base Rent (3)
  Laundry/Vending Income
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME

(2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
(3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/Debt Service)

*DSCR: (NCF/Debt Service)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

---------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                   LODGING OPERATING STATEMENT ANALYSIS REPORT
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
 Property Name
 Property Type
 Property Address, City, State
 Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
 Year Built/Year Renovated
 Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
 Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
 Occupancy Rate (physical)
 Occupancy Date
 Average Daily Rate
 Rev per Av. Room

(1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /    VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income

*DEPARTMENTAL REVENUE

(2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

OPERATING EXPENSES:
 DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses
DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses = Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
  *NET OPERATING INCOME

    Capital Expenditures
    Extraordinary Capital Expenditures
   TOTAL CAPITAL ITEMS

*NET CASH FLOW

 DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

---------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% DEPT REVENUE, DEPT EXPENSES, GENERAL EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  Prospectus ID
  Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
  Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /    VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Room Revenue
  Gross Potential Rent (3)
   Less: Vacancy Loss
                      OR
  Private Pay (3)
  Medicare/Medicaid

  Nursing/Medical Income
  Meals Income
  Other Income

*EFFECTIVE GROSS INCOME

(2) Servicer will not be expected to "Normalize" these TTM/YTD numbers.

(3) Use either Gross Potential (with Vacancy Loss) or
    Private Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
 TOTAL CAPITAL ITEMS

*NET CASH FLOW

 DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

---------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                            MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------

     REVENUE LEGEND
GPR  Gross Potential Rent        x            x           x          x           x           x           x                   x
VAC  Vacancy Loss                x            x           x          x           x           x           x                   x
BR   Base Rent                   x            x           x          x           x           x           x
ER   Expense Reimbursements                               x          x           x           x
PR   Percentage Rent                                                 x                       x
LV   Laundry/Vending Income      x            x
PI   Parking Income              x                        x          x                       x
OI   Other Income                x            x           x          x           x           x           x          x        x
RMRV Room Revenue                                                                                                   x
FBV  Food & Bev Revenues                                                                                            x
TLRV Telephone Revenue                                                                                              x        x
ODR  Other Departmental Revenue                                                                                     x
PRI  Private Pay                                                                                                             x
MED  Medicare/Medicaid Revenues                                                                                              x
NUR  Nursing/Medical Income                                                                                                  x
MLS  Meals Income                                                                                                            x

REVENUE LINE ITEMS
                            MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
Application Fees                OI           OI           OI         OI         OI          OI          OI       ********* *********
Bad Debt                     ELIMINATE    ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE  ELIMINATE    ELIMINATE ELIMINATE
Base Rent                       BR           BR           BR         BR         BR          BR          BR       ********* *********
Beverage Revenue              *********   *********    *********  *********  *********   *********   *********     FBV     *********
Box & Lock Sales              *********   *********    *********  *********  *********   *********      OI       ********* *********
Cable                           OI           OI        *********  *********  *********   *********   *********   ********* *********
CAM                           *********   *********       ER         ER      *********      ER       *********   ********* *********
Club House Rental               OI           OI        *********  *********  *********   *********   *********   ********* *********
Concessions                     VAC          VAC          VAC        VAC        VAC         VAC         VAC      *********    VAC
Employee Rent                   BR           BR        *********  *********  *********   *********   *********   ********* *********
Escalation Income             *********      BR           BR         BR         BR          BR          BR       ********* *********
Food & Beverage Revenues      *********   *********    *********  *********  *********   *********   *********     FBV        MLS
Forfeited Security Deposits     OI           OI           OI         OI         OI          OI          OI         OI         OI
Gain on Sale                  ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Garage                          PI           PI           PI         PI      *********      PI       *********     OI         OI
Gross Potential Rent            GPR          GPR          GPR        GPR        GPR         GPR         GPR      *********    GPR
Gross Rent                      BR           BR           BR         BR         BR          BR          BR       ********* *********
Insurance Proceeds            ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Interest Income               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Laundry                         LV           LV        *********     OI      *********      OI       *********   ********* *********
Laundry/Vending                 LV           LV        *********     OI      *********      OI       *********   ********* *********
Meals Income                  *********   *********    *********  *********  *********   *********   *********   *********    MLS
Medicare/Medicaid Revenues    *********   *********    *********  *********  *********   *********   *********   *********    MED
Miscellaneous Income            OI           OI           OI         OI         OI          OI          OI         OI         OI
Mobile Home Sales             *********   ELIMINATE    *********  *********  *********   *********   *********   ********* *********
NSF Fees                        OI           OI           OI         OI         OI          OI          OI         OI         OI
Nursing/Medical               *********   *********    *********  *********  *********   *********   *********   *********    NUR
Other Departmental Revenues   *********   *********    *********  *********  *********   *********   *********     ODR     *********
Other Income                    OI           OI           OI         OI         OI          OI          OI         OI         OI
Pad Rental                    *********      BR        *********  *********  *********   *********   *********   ********* *********
Parking Income                  PI           PI           PI         PI         OI          PI          OI         OI         OI
Past Tenants Rent             ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Percentage Rent               *********   *********    *********     PR      *********      PR       *********   ********* *********
Prepaid Rent                  ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Private Pay                   *********   *********    *********  *********  *********   *********   *********   *********    PRI
Reimbursments                   OI           OI           ER         ER         ER          ER       *********   ********* *********
Rent                            BR           BR           BR         BR         BR          BR          BR       ********* *********
Rent Loss                     ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Rent on Park Owned Homes      *********      BR        *********  *********  *********   *********   *********   ********* *********
Room Revenue                  *********   *********    *********  *********  *********   *********   *********     RMRV    *********
Sales                           OI           OI           OI         OI      *********   *********   *********   ********* *********
Security Deposits Collected   ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ********* *********
Security Deposits Returned    ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ********* *********
Storage                         OI           OI           OI         OI         OI          OI          OI       ********* *********
Tax Reimb                     *********   *********       ER         ER         ER          ER       *********   ********* *********
Telephone Commissions         *********   *********    *********  *********  *********   *********   *********     TLRV    *********
Telephone Revenue             *********   *********    *********  *********  *********   *********   *********     TLRV    *********
Temporary Tenants               OI           OI           OI         OI         OI          OI          OI       ********* *********
Utilities                     *********   ********        ER         ER         ER          ER       *********   ********* *********
Vacancy Loss                    VAC          VAC          VAC        VAC        VAC         VAC         VAC        VAC        VAC
Vending                         LV           LV           OI         OI         OI          OI          OI         OI         OI

                         CMSA INVESTOR REPORTING PACKAGE
                          MASTER CODING MATRIX (CONT'D)

                                                                            COMMERCIAL
                                                                            ----------
                            MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------

       EXPENSE LEGEND
RET    Real Estate Taxes           x            x           x          x           x           x           x          x        x
PINS   Property Insurance          x            x           x          x           x           x           x          x        x
UTL    Utilities                   x            x           x          x           x           x           x          x        x
R&M    Repairs and Maintenance     x            x           x          x           x           x           x          x        x
FFEE   Franchise Fees                                                                                                 x
JAN    Janitorial                                           x          x           x           x
MFEE   Management Fees             x            x           x          x           x           x           x          x        x
P&B    Payroll & Benefits          x            x           x          x           x           x           x          x        x
A&M    Advertising & Marketing     x            x           x          x           x           x           x          x        x
PFEE   Professional Fees           x            x           x          x           x           x           x          x        x
G&A    General and Administrative  x            x           x          x           x           x           x          x        x
OEXP   Other Expenses              x            x           x          x           x           x           x          x        x
GDR    Ground Rent                 x            x           x          x           x           x           x          x        x
RMSE   Room Expense (Departmental)
RMSHK  Room Expense - Housekeeping                                                                                             x
F&B    Food & Beverage (Departmental)                                                                                 x
MLSE   Meals Expense                                                                                                           x
DTEL   Telephone (Departmental)                                                                                       x
ODE    Other Departmental Expense                           x          x           x           x           x
LC     Leasing Commissions                                  x          x           x           x           x
TI     Tenant Improvements
CAPEX  Capital Expenditures        x            x           x          x           x           x           x          x        x
ECAPEX Extraordinary Capital       x            x           x          x           x           x           x          x        x
         Expenditures

EXPENSE LINE ITEMS
                                                                          COMMERCIAL
                                                                          ----------
                          MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                          ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                          MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                          ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
401K                          P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Accounting Fees               PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Administrative Fee            G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Advalorem Tax                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Advertising                   A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Advertising & Marketing       A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Alarm System                  G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Amortization               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Ancillary Expense             OEXP         OEXP         OEXP       OEXP       OEXP        OEXP        OEXP       OEXP       OEXP
Answering Service             G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Apartment Finder/Guide        A&M      *********    *********  *********  *********   *********   *********    ********* *********
Asset Management Fees         MFEE         MFEE         MFEE       MFEE       MFEE        MFEE        MFEE       MFEE       MFEE
Auto Repairs                  G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Bad Debt                   ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Bank Charges                  G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Banners                       A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Bonuses                       P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Bookkeeping Fees              PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Brochures                     A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Business License              G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Cable                         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
CAM                           R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Capital Expenditures         CAPEX        CAPEX        CAPEX      CAPEX      CAPEX       CAPEX       CAPEX      CAPEX      CAPEX
Cleaning                      R&M          R&M          JAN        JAN        JAN         JAN         R&M        R&M       RMSHK
Commissions                   G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Computer Repairs              G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Contract Work                 P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Courtesy Patrol               G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Credit Card Fees           *********   *********    *********  *********  *********   *********   *********      G&A     *********
Credit Check                  G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Depreciation               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Education                     G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Electrical                    R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Electricity                   UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Elevator                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Employee Benefits             P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Employee Insurance            P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Entertainment                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Eviction Expense              G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Extraordinary Capital        ECAPEX      ECAPEX       ECAPEX     ECAPEX     ECAPEX      ECAPEX      ECAPEX     ECAPEX      ECAPEX
  Expenditures
Exterminating Service         R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
FF & E Reserve               CAPEX        CAPEX        CAPEX      CAPEX      CAPEX       CAPEX       CAPEX      CAPEX      CAPEX
FICA                          P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Financing Fees             ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Flood Insurance               PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS


                         CMSA INVESTOR REPORTING PACKAGE
                          MASTER CODING MATRIX (CON'T)

EXPENSE LINE ITEMS
(CONTINUED)
                            MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
Floor Covering Replacement      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Food & Beverage Expense       *********   *********    *********  *********  *********   *********   *********     F&B     *********
  (Departmental)
Franchise Fees                *********   *********    *********  *********  *********   *********   *********     FFEE    *********
Freight & Shipping              G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Gas                             UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
General & Administrative        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Ground Rent                     GDR          GDR          GDR        GDR        GDR         GDR         GDR        GDR        GDR
Hazard Liability                PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS
Health Benefits                 P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
HVAC                            R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Insurance                       PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS
Interest                     ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Janitorial                      R&M          R&M          JAN        JAN        JAN        JAN      *********    *********   RMSHK
Land Lease                      GDR          GDR          GDR        GDR        GDR         GDR         GDR        GDR        GDR
Landscaping (Exterior)          R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Landscaping/Plants (Interior)   R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Leased Equipment                G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Leasing Comissions           *********   *********        LC         LC         LC          LC          LC       ********* *********
Leasing Office Expense          G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Legal Fees                      PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Licenses                        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Life Insurance               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Life Safety                     G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Loan Principal               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Locks/Keys                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Maid Service                    R&M          R&M          JAN        JAN        JAN         JAN     *********    *********   RMSHK
Make Ready                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Management Fees                 MFEE         MFEE         MFEE       MFEE       MFEE        MFEE        MFEE       MFEE       MFEE
Manager Salaries                P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Marketing                       A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Meals Expense                *********   *********    *********  *********  *********   *********   *********      FMB        MLSE
Mechanical                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Media Commissions               A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Mileage                         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Miscellaneous                   OEXP         OEXP         OEXP       OEXP       OEXP        OEXP        OEXP       OEXP       OEXP
Miscellaneous G & A             G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Model Apartment                 G&A      *********    *********  *********  *********   *********
Newspaper                       A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Office Supplies                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Other Departmental Expense   *********   *********    *********  *********  *********   *********   *********      ODE     *********
Other Expenses                  OEXP         OEXP         OEXP       OEXP       OEXP        OEXP        OEXP       OEXP       OEXP
Owners Draw                  ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Painting                        R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Parking Lot                     R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Partnership Fees             ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Payroll & Benefits              P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Payroll Taxes                   P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Permits                         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Personal Property Taxes         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Pest Control                    R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Plumbing                        R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Pool                            R&M          R&M      *********  *********  *********       R&M     *********      R&M        R&M
Postage                         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Printing                        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Professional Fees               PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Promotions                      A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Property Insurance              PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS
Real Estate Taxes               RET          RET          RET        RET        RET         RET         RET        RET        RET
Repair Escrow                  CAPEX        CAPEX        CAPEX      CAPEX      CAPEX       CAPEX       CAPEX      CAPEX      CAPEX
Repairs & Maintenance           R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Room Expense (Departmental)   *********   *********    *********  *********  *********   *********   *********     RMSE    *********
Room Expense-Housekeeping     *********   *********    *********  *********  *********   *********   *********     RMSE    ***RMSHK*
Rubbish Removal                 R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Salaries                        P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Scavenger                       R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Security                        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Sewer                           UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Signage                         A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Snow Removal                    R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Subscriptions/Dues              G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Telephone                       G&A          G&A          G&A        G&A        G&A         G&A         G&A      *********    G&A
Telephone (Departmental)      *********   *********    *********  *********  *********   *********   *********     DTEL    *********
Temporary Help                  P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B

                         CMSA INVESTOR REPORTING PACKAGE
                          MASTER CODING MATRIX (CON'T)

EXPENSE LINE ITEMS
(CONTINUED)
                                                                            COMMERCIAL
                                                                            ----------
                            MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
Tenant Improvements           *********   ********        TI         TI         TI          TI          TI       ********* *********
Trash Removal                   UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Travel                          G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Turnover                        R&M          R&M          TI         TI         TI          TI          TI       *********    R&M
Unemployment Insurance          P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Uniform Service                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Utilities                       UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Utility Vehicle                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Vehicle Lease                   G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Water                           UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Worker's Comp                   P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Yellow Pages                    A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M

                                    EXHIBIT T

                FORM OF INTERIM DELINQUENT LOAN STATUS REPORT


                        CMSA INVESTOR REPORTING PACKAGE
                         DELINQUENT LOAN STATUS REPORT
                              as of ______________
                              (Loan Level Report)


           --------------------------------------------------------


               S4             L8
           ----------    ------------     -------------------------
              LOAN           PAID
           PROSPECTUS        THRU                 COMMENTS
               ID            DATE
           ----------    ------------     -------------------------

           Loan(s) Delinquent as of Month End

                                    EXHIBIT U

                     FORM OF CMSA LOAN PERIODIC UPDATE FILE


                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION

                        CMSA "LOAN PERIODIC" UPDATE FILE

                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"

----------------------------------------------    ---------------------------------------------------------------------------------

SPECIFICATION                                     DESCRIPTION/COMMENTS
----------------------------------------------    ---------------------------------------------------------------------------------
Acceptable Media Types                            Magnetic Tape, Diskette, Electronic Transfer
Character Set                                     ASCII
Field Delineation                                 Comma
Density (Bytes-Per-Inch)                          1600 or 6250
Magnetic Tape Label                               None (unlabeled)
Magnetic Tape Blocking Factor                     10285 (17 records per block)
Physical Media Label                              Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                                    Blocking Factor; Record Length
Return Address Label                              Required for return of physical media (magnetic tape or diskette)
----------------------------------------------    ---------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                FIELD                 FORMAT
       FIELD NAME                               NUMBER   TYPE         EXAMPLE        DESCRIPTION/COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
Transaction Id                                     1      AN         XXX97001      Unique Issue Identification Mnemonic
Group Id                                           2      AN         XXX9701A      Unique Identification Number Assigned To Each
                                                                                     Loan Group Within An Issue
Loan Id                                            3      AN      00000000012345   Unique Servicer Loan Number Assigned To Each
                                                                                     Collateral Item In A Pool
Prospectus Loan Id                                 4      AN           123         Unique Identification Number Assigned To Each
                                                                                     Collateral Item In The Prospectus
Distribution Date                                  5      AN         YYYYMMDD      Date Payments  Made To Certificateholders
Current Beginning Scheduled Balance                6    Numeric     100000.00      Outstanding Sched Prin Bal at Beginning of
                                                                                     current period that is part of the trust
Current Ending Scheduled  Balance                  7    Numeric     100000.00      Outstanding Sched Prin Bal at End of current
                                                                                     period that is part of the trust
Paid To Date                                       8      AN         YYYYMMDD      Date loan is paid through. One frequency < the
                                                                                     date the loan is due for next payment
Current Index Rate                                 9    Numeric        0.09        Index Rate Used In The Determination Of The
                                                                                     Current Period Gross Interest Rate
Current Note Rate                                 10    Numeric        0.09        Annualized Gross Rate Applicable To Calculate
                                                                                     The Current Period Scheduled Interest
Maturity Date                                     11      AN         YYYYMMDD      Date Collateral Is Scheduled To Make Its Final
                                                                                     Payment
Servicer and Trustee Fee Rate                     12    Numeric      0.00025       Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                             13    Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                     Rate = Net Rate
Fee Rate/Strip Rate 2                             14    Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                     Rate = Net Rate
Fee Rate/Strip Rate 3                             15    Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                     Rate = Net Rate
Fee Rate/Strip Rate 4                             16    Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                     Rate = Net Rate
Fee Rate/Strip Rate 5                             17    Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                     Rate = Net Rate
Net Rate                                          18    Numeric       0.0947       Annualized Interest Rate Applicable To Calculate
                                                                                     The Current Period Remittance Int.
Next Index Rate                                   19    Numeric        0.09        Index Rate Used In The Determination Of The Next
                                                                                     Period Gross Interest Rate
Next Note Rate                                    20    Numeric        0.09        Annualized Gross Interest Rate Applicable To Calc
                                                                                     Of The Next Period Sch. Interest
Next Rate Adjustment Date                         21      AN         YYYYMMDD      Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date                      22      AN         YYYYMMDD      Date Scheduled P&I Amount Is Next Scheduled To
                                                                                     Change
Scheduled Interest Amount                         23    Numeric      1000.00       Scheduled Gross Interest Payment Due For The
                                                                                     Current Period that goes to the trust
Scheduled Principal Amount                        24    Numeric      1000.00       Scheduled Principal Payment Due For The Current
                                                                                     Period that goes to the trust
Total Scheduled P&I Due                           25    Numeric      1000.00       Scheduled Principal & Interest Payment Due For
                                                                                     Current Period for the trust
Neg am/Deferred Interest Amount                   26    Numeric      1000.00       Negative Amortization/Deferred Interest Amount
                                                                                     Due For The Current Period
Unscheduled Principal Collections                 27    Numeric      1000.00       Unscheduled Payments Of Principal Received During
                                                                                     The Related Collection Period
Other Principal Adjustments                       28    Numeric      1000.00       Unscheduled Principal Adjustments For The Related
                                                                                     Collection Period
Liquidation/Prepayment Date                       29      AN         YYYYMMDD      Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yld Maint Rec'd                30    Numeric      1000.00       Additional Payment Req'd From Borrower Due To
                                                                                     Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall)            31    Numeric      1000.00       Interest Shortfall or Excess as calculated by
                                                                                     Servicer per the Trust documents
Liquidation/Prepayment Code                       32    Numeric         1          See Liquidation/Prepayment Codes Legend
Most Recent ASER Amount                           33    Numeric      1000.00       Appraisal Subordinated Entitlement Reduction -
                                                                                     The difference between a full advance and the
                                                                                     reduced advance is the ASER or as defined in
                                                                                     the Trust documents
Blank                                             34      AN          Blank        Left blank on purpose. (Note: was previously Most
                                                                                     Recent ASER Date. Field not considered
                                                                                     applicable to ASER.)
Cumulative ASER Amount                            35    Numeric      1000.00       Cumulative Appraisal Subordinated Entitlement
                                                                                     Reduction
Actual Balance                                    36    Numeric     100000.00      Outstanding Actual Principal Balance At The End
                                                                                     Of The Current Period
Total P&I Advance Outstanding                     37    Numeric      1000.00       Outstanding P&I Advances At The End Of The
                                                                                     Current Period
Total T&I Advance Outstanding                     38    Numeric      1000.00       Outstanding Taxes & Insurance Advances At The End
                                                                                     Of The Current Period
Other Expense Advance Outstanding                 39    Numeric      1000.00       Other Outstanding Advances At The End Of The
                                                                                     Current Period
Status of Loan                                    40      AN            1          See Status Of Loan Legend
In Bankruptcy                                     41      AN            Y          Bankruptcy Status Of Loan (If In Bankruptcy "Y",
                                                                                     Else "N")
Foreclosure Date                                  42      AN         YYYYMMDD      P27 -  If Multiple properties have the same date
                                                                                     then print that date otherwise leave empty
REO Date                                          43      AN         YYYYMMDD      P28 -  If Multiple properties have the same date
                                                                                     then print that date otherwise leave empty
Bankruptcy Date                                   44      AN         YYYYMMDD      Date Of Bankruptcy
Net Proceeds Received on Liquidation              45    Numeric     100000.00      Net Proceeds Rec'd On Liquidation To Be Remitted
                                                                                     to the Trust per the Trust Documents
Liquidation Expense                               46    Numeric     100000.00      Expenses Associated With The Liq'n To Be Netted
                                                                                     from the Trust per the Trust Documents
Realized Loss to Trust                            47    Numeric      10000.00      Liquidation Balance Less Net Liquidation Proceeds
                                                                                     Received (as defined in Trust documents)
Date of Last Modification                         48      AN         YYYYMMDD      Date Loan Was Modified
Modification Code                                 49    Numeric         1          See Modification Codes Legend
Modified Note Rate                                50    Numeric        0.09        Note Rate Loan Modified To
Modified Payment Rate                             51    Numeric        0.09        Payment Rate Loan Modified To
Preceding Fiscal Year Revenue                     52    Numeric      1000.00       P54 - If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Preceding Fiscal Year Operating Expenses          53    Numeric      1000.00       P55 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Preceding Fiscal Year NOI                         54    Numeric      1000.00       P56 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Preceding Fiscal Year Debt Svc Amount             55    Numeric      1000.00       P57 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Preceding Fiscal Year DSCR (NOI)                  56    Numeric        2.55        P58 - If Multiple properties populate using the
                                                                                     "DSCR Indicator Legend" rule.   Preceding
                                                                                      Fiscal Yr Debt Svc Cvrge Ratio using NOI
Preceding Fiscal Year Physical Occupancy          57    Numeric        0.85        P59 - If Multiple properties, Use weighted
                                                                                     average by using the calculation [ Current
                                                                                     Allocated % (Prop) * Occupancy (Oper) ] for
                                                                                     each Property, if missing any then leave empty
Preceding Fiscal Year Financial As of Date        58      AN         YYYYMMDD      P53 - If Multiple properties and all the same
                                                                                     then print the date, if missing any then leave
                                                                                     empty
Second Preceding Fiscal Year Revenue              59    Numeric      1000.00       P61 - If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Second Preceding Fiscal Year Operating Expenses   60    Numeric      1000.00       P62 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Second Preceding Fiscal Year NOI                  61    Numeric      1000.00       P63 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Second Preceding Fiscal Year Debt Service Amount  62    Numeric      1000.00       P64 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Second Preceding Fiscal Year DSCR (NOI)           63    Numeric        2.55        P65 - If Multiple properties populate using the
                                                                                     "DSCR Indicator Legend" rule.   Second
                                                                                     Preceding Fiscal Year Debt Service Coverage
                                                                                     Ratio using NOI
Second Preceding Fiscal Year Physical Occupancy   64    Numeric        0.85        P66 - If Multiple properties, Use weighted
                                                                                     average by using the calculation [ Current
                                                                                     Allocated % (Prop) * Occupancy (Oper) ] for
                                                                                     each Property, if missing any then leave empty
Second Preceding Fiscal Year Financial As of Date 65      AN         YYYYMMDD      P60 - If Multiple properties and all the same
                                                                                     then print the date, if missing any then leave
                                                                                     empty
Most Recent Revenue                               66    Numeric      1000.00       P68 - If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Most Recent Operating Expenses                    67    Numeric      1000.00       P69 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Most Recent NOI                                   68    Numeric      1000.00       P70 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Most Recent Debt Service Amount                   69    Numeric      1000.00       P71 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Most Recent DSCR (NOI)                            70    Numeric        2.55        P72 - If Multiple properties populate using the
                                                                                     "DSCR Indicator Legend" rule.   Most Recent
                                                                                     Debt Service Coverage Ratio using NOI
Most Recent Physical Occupancy                    71    Numeric        0.85        P29 - If Multiple properties, Use weighted
                                                                                     average by using the calculation [ Current
                                                                                     Allocated % (Prop) * Occupancy (Oper) ] for
                                                                                     each Property, if missing any then leave empty
Most Recent Financial As of Start Date            72      AN         YYYYMMDD      P73 - If Multiple properties and all the same
                                                                                     then print the date, if missing any then leave
                                                                                     empty
Most Recent Financial As of End Date              73      AN         YYYYMMDD      P74 - If Multiple properties and all the same
                                                                                     then print the date, if missing any then leave
                                                                                     empty
Most Recent Appraisal Date                        74      AN         YYYYMMDD      P24 - If Multiple properties and all the same
                                                                                     then print the date, if missing any then leave
                                                                                     empty
Most Recent Appraisal Value                       75    Numeric     100000.00      P25 - If Multiple properties then sum the value,
                                                                                     if missing any then leave empty
Workout Strategy Code                             76    Numeric         1          See Workout Strategy Codes Legend
Most Recent Special Servicer Transfer Date        77      AN         YYYYMMDD      Date Transferred To The Special Servicer
Most Recent Master Servicer Return Date           78      AN         YYYYMMDD      Date Returned To The Master Servicer or Primary
                                                                                     Servicer
Date Asset Expected to Be Resolved or Foreclosed  79      AN         YYYYMMDD      P26 - If Multiple properties then print the
                                                                                     latest date from the affiliated properties.
                                                                                     If in Foreclosure - Expected Date of
                                                                                     Foreclosure and if REO - Expected Sale Date.
Blank                                             80      AN          Blank        Left blank on purpose. (Note : was previously
                                                                                     Year Renovated.  Use the Property File field
                                                                                     15 instead)
Current Hyper Amortizing Date                     81      AN         YYYYMMDD      S79 - Current Anticipated Repayment Date.  Date
                                                                                     will be the same as setup file unless the loan
                                                                                     is modified and a new date assigned
Most Recent Financial Indicator                   82      AN          T or Y       P75 - T= Trailing 12 months Y = Year to Date,
                                                                                     Check Start & End Date Applies to field L66 to
                                                                                     L73.  If Multiple properties and all the same
                                                                                     then print the value, if missing any or if the
                                                                                     values are not the same, then leave empty
Last Setup Change Date                            83      AN         YYYYMMDD      S82 - Distribution Date that information changed
                                                                                    last in the setup file by loan
Last Loan Contribution Date                       84      AN         YYYYMMDD      Date the loan was contributed
Last Property Contribution Date                   85      AN         YYYYMMDD      P67 - Date the latest property or properties were
                                                                                     contributed.  For Multiple properties print the
                                                                                     latest date from the affiliated properties
Number of Properties                              86    Numeric       13.00        S54 - The Number of Properties Underlying the
                                                                                     Mortgage Loan
Preceding Year DSCR Indicator                     87      AN           Text        Flag used to explain how the DSCR was calculated
                                                                                     when there are multiple properties.  See DSCR
                                                                                     Indicator Legend.
Second Preceding Year DSCR Indicator              88      AN           Text        Flag used to explain how the DSCR was calculated
                                                                                     when there are multiple properties.  See DSCR
                                                                                     Indicator Legend.
Most Recent  DSCR Indicator                       89      AN           Text        Flag used to explain how the DSCR was calculated
                                                                                     when there are multiple properties.  See DSCR
                                                                                     Indicator Legend.
NOI/NCF Indicator                                 90      AN           Text        Indicates how NOI or Net Cash Flow was calculated
                                                                                     should be the same for each financial period.
                                                                                     See NOI/NCF Indicator Legend. P84 - If Multiple
                                                                                     Properties and all the same then print value,
                                                                                     if missing any or if the values are not the
                                                                                     same, then leave empty.
Date of Assumption                                91      AN         YYYYMMDD      Date the loan last assumed by a new borrower-
                                                                                     empty if never assumed
Preceding Fiscal Year NCF                         92    Numeric      1000.00       P78 - Preceding Fiscal Year Net Cash Flow related
                                                                                     to Financial As of Date L58.  If Multiple
                                                                                     properties then sum the value, if missing any
                                                                                     then populate using the "DSCR Indicator Legend"
                                                                                     rule
Preceding Fiscal Year DSCR (NCF)                  93    Numeric        2.55        P79 - Preceding Fiscal Yr Debt Service Coverage
                                                                                     Ratio using NCF related to Financial As of Date
                                                                                     L58.   If Multiple properties populate using
                                                                                     the "DSCR Indicator Legend" rule.
Second Preceding Fiscal Year NCF                  94    Numeric      1000.00       P80 - Second Preceding Fiscal Year Net Cash Flow
                                                                                     related to Financial As of Date L65.   If
                                                                                     Multiple properties then sum the value, if
                                                                                     missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Second Preceding Fiscal Year DSCR (NCF)           95    Numeric        2.55        P81 - Second Preceding Fiscal Year Debt Service
                                                                                     Coverage Ratio using Net Cash Flow related to
                                                                                     Financial As of Date L65.   If Multiple
                                                                                     properties populate using the "DSCR Indicator
                                                                                     Legend" rule.
Most Recent NCF                                   96    Numeric      1000.00       P82 - Most Recent Net Cash Flow related to
                                                                                     Financial As of Ending Date L73.   If Multiple
                                                                                     properties then sum the value, if missing any
                                                                                     then populate using the "DSCR Indicator Legend"
                                                                                     rule
Most Recent DSCR (NCF)                            97    Numeric      1000.00       P83 - Most Recent Debt Service Coverage Ratio
                                                                                     using Net Cash Flow related to Financial As of
                                                                                     Ending Date L73.  If Multiple properties
                                                                                     populate using the "DSCR Indicator Legend"
                                                                                     rule.
Defeasance Status                                 98      AN           Text        See Defeasance Status Legend
ARA Amount                                        99    Numeric      1000.00       Appraisal Reduction Amount - Excess of the
                                                                                     principal balance over the defined appraisal
                                                                                      % or as defined in the trust documents
ARA Date                                         100      AN         YYYYMMDD      Date of appraisal used to calculate ARA
Credit Tenant Lease                              101      AN            Y          S87 - Y=Yes,  N=No

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION

                        CMSA "LOAN PERIODIC" UPDATE FILE

                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"




-----------------------------------------
        WORKOUT STRATEGY CODE
               LEGEND
-----------------------------------------

 1   Modification
 2   Foreclosure
 3   Bankruptcy
 4   Extension
 5   Note Sale
 6   DPO
 7   REO
 8   Resolved
 9   Pending Return to Master Servicer
10   Deed In Lieu Of Foreclosure
11   Full Payoff
12   Reps and Warranties
13   Other or TBD
------------------------------------------

------------------------------------------
      LIQUIDATION/PREPAYMENT CODE
                 LEGEND
 -----------------------------------------
 1   Partial Liq'n (Curtailment)
 2   Payoff Prior To Maturity
 3   Disposition
 4   Repurchase/ Substitution
 5   Full Payoff At Maturity
 6   DPO
 7   Liquidation
 8   Payoff w/ penalty
 9   Payoff w/ yield Maintenance
10   Curtailment w/ Penalty
11   Curtailment w/ Yield Maintenance
------------------------------------------

------------------------------------------
           DEFEASANCE STATUS
               LEGEND
------------------------------------------
P     Partial Defeasance
F     Full Defeasance
N     No Defeasance Occurred
X     Defeasance not Allowable
------------------------------------------

--------------------------------------------------------------------------------
                             STATUS OF MORTGAGE LOAN
                                     LEGEND
--------------------------------------------------------------------------------

     A             Payment Not Received But Still In Grace Period
     B             Late Payment But Less Than 30 days Delinquent
     0             Current
     1             30-59 Days Delinquent
     2             60-89 Days Delinquent
     3             90+ Days Delinquent
     4             Assumed Scheduled Payment (Performing Matured Balloon)
     7             Foreclosure
     9             REO

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                MODIFICATION CODE
                                     LEGEND
--------------------------------------------------------------------------------
     1             Maturity Date Extension
     2             Amortization Change
     3             Principal Write-Off
     4             Combination
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  SCR INDICATOR
                                     LEGEND
--------------------------------------------------------------------------------
     P             Partial - Not all properties received financials, servicer to leave empty
     A             Average - Not all properties received financials, servicer allocates Debt Service only to properties where financials are received.
     F             Full - All Statements Collected for all properties
     W             Worst Case - Not all properties received financials, servicer allocates 100% of Debt Service to all properties where financials are received.
     N             None Collected - no financials were received
     C             Consolidated - All properties reported on one "rolled up"
                     financial from the borrower
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                NOI/NCF INDICATOR
                                     LEGEND
--------------------------------------------------------------------------------
      CMSA         Calculated using CMSA standard
      PSA          Calculated using a definition given in the PSA
      U/W          Calculated using the underwriting method
--------------------------------------------------------------------------------

                                   EXHIBIT V-1

               FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE

                          REQUEST BY BENEFICIAL HOLDER


                                                                  [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset-Backed Securities Trust Services Group-First Union
      Commercial Mortgage Securities, Inc., Series 2002-C1

      Re:   First Union National Bank Commercial Mortgage Trust,
            Commercial Mortgage Pass-Through Certificates, Series 2002-C1

          In accordance with Section 3.15 of the Pooling and Servicing Agreement dated as of February 10, 2002 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), First Union National Bank, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as paying agent (in such capacity, the "Paying Agent"), and Wells Fargo Bank Minnesota, N.A., as trustee, with respect to the First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a beneficial owner of the Class ____
          Certificates.

          2. The undersigned is requesting access to the information posted to the Paying Agent's Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information").

          3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the Paying Agent, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

          5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                       _________________________________________
                                                      BENEFICIAL HOLDER OF A
                                                          CERTIFICATE



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________
                                          Phone:______________________________

                                   EXHIBIT V-2

                     FORM PROSPECTIVE PURCHASER CERTIFICATE

                                                                  [Date]
LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset-Backed Securities Trust Services Group-First Union
      Commercial Mortgage Securities, Inc., Series 2002-C1

      Re:   First Union National Bank Commercial Mortgage Trust
            Commercial Mortgage Pass-Through Certificates,
            Series 2002-C1   (the "Certificates")


          In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of February 10, 2002 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), First Union National Bank, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as paying agent (in such capacity, the "Paying Agent"), and Wells Fargo Bank Minnesota, N.A. as trustee, with respect to the First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is contemplating an investment in the Class __ Certificates.

          2. The undersigned is requesting access to the information posted to the Paying Agent's Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information") for use in evaluating such possible investment.

          3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the Paying Agent, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

          4. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                       _______________________________________
                                                [PROSPECTIVE PURCHASER]



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________
                                          Phone:______________________________

                                    EXHIBIT W

                          FORM OF CMSA BOND FILE REPORT




                                                                            CSSA

                                                                   BOND LEVEL FILE LAYOUT
                                                     BOND LEVEL ONLY - REFLECTS DISTRIBUTION STATEMENTS

                                                                   VERSION 1.0 (12/31/98)


--------------------------------------- ------------------  ------------  ----------------------------------------------------------
                                                              FORMAT
             FIELD NAME                      #   TYPE         EXAMPLE                           DESCRIPTION/COMMENTS
-------------------------------------------  -------------  ------------  ----------------------------------------------------------
-------------------------------------------  -------------  ------------  ----------------------------------------------------------
Character Set                                      ASCII
Field Delineation                                  Comma
-------------------------------------------  -------------  ------------  ----------------------------------------------------------
-------------------------------------------  -------------  ------------  ----------------------------------------------------------
Transaction Id                                 1     AN        XXX97001   Unique Issue Identification Mnemonic (Consistent With CSSA
                                                                            Periodic Loan File)
Distribution Date                              2     AN        YYYYMMDD   Date Payments  Made To Certificateholders
Record Date                                    3     AN        YYYYMMDD   Date Class Must Be Held As Of To Be Considered Holder Of
                                                                            Record
Class Name/Class Id                            4     AN             A-1   Unique Class Identification Mnemonic
Cusip                                          5     AN       999999AA1   Cusip # (Null If No Cusip Exists)
Original Balance                               6  Numeric    1000000.00   The Class Balance At Inception Of The Issue
Notional Flag                                  7     AN               Y   "Y" For Notional
Beginning Balance                              8  Numeric     100000.00   The Outstanding Principal Balance Of The Class At The
                                                                            Beginning Of The Current Period
Scheduled Principal                            9  Numeric       1000.00   The Scheduled Principal Paid
Unscheduled Principal                         10  Numeric       1000.00   The Unscheduled Principal Paid
Total Principal Distribution                  11  Numeric       1000.00   Total Principal Payment Made
Deferred Interest                             12  Numeric       1000.00   Any Interest Added To The Class Balance Including Negative
                                                                            Amortization
Realized Loss (Gain)                          13  Numeric       1000.00   The Total Realized Loss of (Gain) Allocated
Cumulative Realized Losses                    14  Numeric     100000.00   Realized Losses Allocated Cumulative-To-Date.
Ending Balance                                15  Numeric       1000.00   Outstanding Principal Balance Of The Class At The End Of
                                                                            The Current Period
Current Index Rate                            16  Numeric         0.055   The Current Index Rate Applicable To The Calculation Of
                                                                            Current Period Remittance Interest Rate
Current Remittance Rate / Pass-Through Rate   17  Numeric         0.075   Annualized Interest Rate Applicable To The Calculation Of
                                                                            Current Period Remittance Interest
Accrual Method                                18  Numeric             1   1=30/360, 2=Actual/365, 3=Actual/360,4=Actual/Actual,
                                                                            5=Actual/366
Current Accrual Days                          19  Numeric            30   The Number Of Accrual Days Applicable To The Calculation
                                                                            Of Current Period Remittance Interest
Interest Accrued                              20  Numeric       1000.00   The Amount Of Accrued Interest
Prepayment Penalty/Premium Allocation         21  Numeric       1000.00   Total Amount Of Prepayment Penalties Allocated
Yield Maintenance Allocation                  22  Numeric       1000.00   Total Amount Of Yield Maintenance Penalties Allocated
Other Interest Distribution                   23  Numeric       1000.00   Other Specific Additions To Interest
Prepayment Interest Shortfall                 24  Numeric       1000.00   Total Interest Adjustments For PPIS
Appraisal Reduction Allocation                25  Numeric       1000.00   Total Current Appraisal Reduction Allocated
Other Interest Shortfall                      26  Numeric       1000.00   Total Interest Adjustments Other Than PPIS
Total Interest Distribution                   27  Numeric       1000.00   The Total Interest Payment Made
Cumulative Appraisal Reduction                28  Numeric       1000.00   Total Cumulative Appraisal Reduction Allocated
Cummualtive Prepayment Penalty/Premium
  Allocation                                  29  Numeric       1000.00   Total Amount Of Prepayment Penalties Allocated To Date
CummualtiveYield Maintenance Allocation       30  Numeric       1000.00   Total Amount Of Yield Maintenance Penalties Allocated To
                                                                            Date
Beginning Unpaid Interest Balance             31  Numeric       1000.00   Outstanding Interest Shortfall At The Beginning Of The
                                                                            Current Period
Ending Unpaid Interest Balance                32  Numeric       1000.00   Outstanding Interest Shortfall At The End Of The Current
                                                                            Period
DCR - Original Rating                         33     AN             AAA   The Original Rating Of The Class By Duff & Phelps
DCR - Most Recent Rating                      34     AN             AAA   The Most Recent Rating Of The Class By Duff & Phelps
DCR - Date Transmitted from Rating Agency     35     AN        YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
                                                                            The Trustee By Duff & Phelps
Fitch - Orignal Rating                        36     AN             AAA   The Original Rating Of The Class By Fitch
Fitch - Most Recent Rating                    37     AN             AAA   The Most Recent Rating Of The Class By Fitch
Fitch - Date Transmitted from Rating Agency   38     AN        YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
                                                                            The Trustee By Fitch
Moody's - Original Rating                     39     AN             AAA   The Original Rating Of The Class By Moody's
Moody's - Most Recent Rating                  40     AN             AAA   The Most Recent Rating Of The Class By Moody's
Moody's - Date Transmitted from Rating
  Agency                                      41     AN        YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
                                                                            The Trustee By Moody's
Standard & Poors - Original Rating            42     AN             AAA   The Original Rating Of The Class By Standard & Poors
Standard & Poors - Most Recent Rating         43     AN             AAA   The Most Recent Rating Of The Class By Standard & Poors
Standard & Poors - Date Transmitted from
  Rating Agency                               44     AN        YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
                                                                            The Trustee By Standard & Poors
-------------------------------------------  -------------  ------------  ----------------------------------------------------------

                                    EXHIBIT X

                      FORM OF CMSA COLLATERAL SUMMARY FILE


                                                                          CSSA

                                                             COLLATERAL SUMMARY FILE LAYOUT
                                             COLLATERAL LEVEL SUMMARY - SUMMARIZES CSSA 100.1 PERIODIC FILE

                                                                 VERSION 1.0 (12/31/98)



---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------
                                         PERIODIC
                                         FIELD                     FORMAT
             FIELD NAME                  REFERENCE # #   TYPE      EXAMPLE                       DESCRIPTION/COMMENTS
---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------
---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------
Character Set                                            ASCII
Field Delineation                                        Comma
---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------
---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------
Transaction Id                                        1    AN      XXX97001    Unique Issue Identification Mnemonic
Group Id                                              2    AN      XXX97001    Unique Identification Number Assigned To Each Loan
                                                                                 Group Within An Issue
Distribution Date                                     3    AN      YYYYMMDD    Date Payments  Made To Certificateholders
Original Loan Count                                   4  Numeric     100       Number of loans at time of securitization
Ending current period loan count                      5  Numeric      99       Number of loans at end of current period
Ending current period collateral balance    7         6  Numeric  1000000.00   Aggregate scheduled balance of loans at end of
                                                                                 current period
1 month Delinquent - number                           7  Numeric      1        Number of loans one month delinquent
1 month Delinquent - scheduled balance                8  Numeric   1000.00     Scheduled principal balance of loans one month
                                                                                 delinquent
2 months Delinquent - number                          9  Numeric      1        Number of loans two months delinquent
2 months Delinquent - scheduled balance              10  Numeric   1000.00     Scheduled principal balance of loans two months
                                                                                 delinquent
3 months Delinquent - number                         11  Numeric      1        Number of loans three months delinquent
3 months Delinquent - scheduled balance              12  Numeric   1000.00     Scheduled principal balance of loans three months
                                                                                 delinquent
Foreclosure - number                                 13  Numeric      1        Number of loans in foreclosure - overrides loans in
                                                                                 delinquency
Foreclosure - scheduled balance                      14  Numeric   1000.00     Scheduled principal balance of loans in foreclosure -
                                                                                 overrides loans in delinquency
REO - number                                         15  Numeric      1        Number of REOs - overrides loans in delinquency or
                                                                                 foreclosure
REO - scheduled balance                              16  Numeric   1000.00     Book value of REOs - overrrides loans in delinquency
                                                                                 or foreclosure
Specially serviced - number                          17  Numeric      1        Number of specially serviced loans - includes loans
                                                                                 in delinquency, foreclosure, REO
Specially serviced - scheduled balance               18  Numeric   1000.00     Scheduled principal of Specially Serviced loans
In Bankruptcy - number                               19  Numeric      1        Number of loans in bankruptcy - included in
                                                                                 delinquency aging category
In Bankruptcy - scheduled balance                    20  Numeric   1000.00     Scheduled principal balance of loans in bankruptcy -
                                                                                 included in delinquency aging category
Prepaid loans - number                               21  Numeric      1        Number of prepayments in full for the current period
Prepaid loans - principal                            22  Numeric   1000.00     Principal balance of loans prepaid in full for the
                                                                                 current period.
Total unscheduled principal               27+28      23  Numeric   1000.00     Includes prepayments in full, partial pre-payments,
                                                                                 curtailments in the current period
Total Penalty for the period                         24  Numeric   1000.00     The aggregate prepayment or yield maintenance
                                                                                 penalties on the loans for the period.
Current realized losses (gains)            47        25  Numeric   1000.00     Realized losses (gain) in the current period
Cumulative realized losses                           26  Numeric   1000.00     Cumulative realized losses
Appraisal Reduction Amount                 33        27  Numeric   1000.00     Total Current Appraisal Reduction Allocated
Cumulative Appraisal Reduction             35        28  Numeric   1000.00     Total Cumulative Appraisal Reduction Allocated
Total P&I Advance Outstanding              37        29  Numeric   1000.00     Outstanding P&I Advances At The End Of The Current
                                                                                 Period
Total T&I Advance Outstanding              38        30  Numeric   1000.00     Outstanding Taxes & Insurance Advances At The End Of
                                                                                 The Current Period
Other Expense Advance Outstanding          39        31  Numeric   1000.00     Other Outstanding Advances At The End Of The Current
                                                                                 Period
Reserve Balances                                     32  Numeric   1000.00     Balance of cash or equivalent reserve accounts
                                                                                 pledged as credit enhancement
LOC Balances                                         33  Numeric   1000.00     Balance of letter of credit reserve accounts pledged
                                                                                 as credit enhancement
Amortization WAM                                     34  Numeric     333       Weighted average maturity based on amortization term
Maturity WAM                                         35  Numeric     333       Weighted average maturity based on term to maturity
Calculated WAC                                       36  Numeric    0.105      Weighted average coupon used to calculate gross
                                                                                 interest
---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------

                                    EXHIBIT Y

                                  ATTACHMENT A:
                           FORM OF CMSA FINANCIAL FILE

                                              CMSA FINANCIAL FILE CATEGORY CODE MATRIX

            ------------------------------------------------------------------------------------------------------
                                                                                 Property Type
                                                                                 -------------

                Code/                                                         Multi-       Health
              Sort Order              Description             Commercial      family        Care        Lodging

            ------------------------------------------------------------------------------------------------------



  INCOME

           010GROSRNT       Gross Potential Rent                  o              o            o
           020VACANCY       Less: Vacancy/Collection Loss         o              o            o
           030BASERNT       Base Rent                             o              o
           040EXPREMB       Expense Reimbursement                 o
           050PCTRENT       Percentage Rent                       o
           060ROOMREV       Room Revenue                                                                    o
           070FOODBEV       Food & Beverage Revenues                                                        o
           080PHONE         Telephone Revenue                                                               o
           090OTHDREV       Other Departmental Revenue                                                      o
           100PVTPAY        Private Pay                                                       o
           110MEDCARE       Medicare/Medicaid                                                 o
           120NURSING       Nursing/Medical Income                                            o
           130MEALS         Meals Income                                                      o
           140LAUNDRY       Laundry/Vending Income                               o
           150PARKING       Parking Income                        o              o
           160OTHERIN       Other Income                          o              o            o             o

EXPENSES

           270ROOMS         Room (Department)                                                               o
           280FOODBEV       Food & Beverage (Departmental)                                                  o
           290PHONE         Telephone Expenses (Departmental)                                               o
           300OTHDEPT       Other Dept. Expenses                                                            o
           310RETAXES       Real Estate Taxes                     o              o            o             o
           320PROPINS       Property Insurance                    o              o            o             o
           330UTILITI       Utilities                             o              o            o             o
           340REPAIRS       Repairs and Maintenance               o              o            o             o
           350JANITOR       Janitorial                            o
           360FRANCHI       Franchise Fee                                                                   o
           370MANAGEM       Management Fees                       o              o            o             o
           380PAYROLL       Payroll & Benefits                    o              o            o             o
           390MARKETI       Advertising & Marketing               o              o            o             o
           400PROFESS       Professional Fees                     o              o            o             o
           410GENERAL       General and Administrative            o              o            o             o
           420ROOMS         Room Expense - Housekeeping                                        o
           430MEALS         Meal expense                                                      o
           440OTHEREX       Other Expenses                        o              o            o             o
           450GROUNDR       Ground Rent                           o              o            o             o

RESRV &
CAPEX

           490LEASING       Leasing Commissions                   o
           500TENANTI       Tenant Improvements                   o
           510CAPEX         Capital Expenditures                  o              o            o             o
           520EXCAPEX       Extraordinary Capital Expenditures    o              o            o             o


                 --------------------------------------------------------------
                                   DATA TYPES
                 --------------------------------------------------------------
                 YTD        Current Year - Year to Date
                  AN        Annual (prior 12 months' data fiscal year - audited)
                  TR        Trailing 12 months' data
                  UB        Underwriting Base Line

                 --------------------------------------------------------------
                                 STATEMENT TYPES
                 --------------------------------------------------------------
                 BOR        Borrower's Statement (as submitted)
                 ADJ        Adjustments to Borrower's Statement
                 NOR        Normalized Statement (to CMSA format)

                                  ATTACHMENT B:
                       CMSA FINANCIAL FILE SPECIFICATIONS

--------------------------------------------------------------------------------
                                  RECORD LAYOUT
--------------------------------------------------------------------------------

Fields:     Trans ID           From CMSA Loan Setup File, Field #1
            Loan #             From CMSA Property File, Field #2
            Property Seq #     001 - 999
            YYYYMM             Financial Statement Beginning Date
            YYYYMM             Financial Statement Ending Date
            Data Type          See attached values
            Stmt Type          See attached values
            Category Code      See attached values
            Amount             Example : 999999.99 (Enter as an Absolute Value)
--------------------------------------------------------------------------------
Key:        Trans ID
            Loan #
            Property Seq #
            YYYYMM             Financial Statement Ending Date
            Data Type
            Statement Type
            Category Code
--------------------------------------------------------------------------------

                      SAMPLE ASCII PRESENTATION (PREFERRED)

--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,010GROSRNT,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,020VACANCY,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,030BASERNT,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,160OTHERIN,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,310RETAXES,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,320PROPINS,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,330UTILITI,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,340REPAIRS,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,350JANITOR,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,370MANAGEM,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,380PAYROLL,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,390MARKETI,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,410GENERAL,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,440OTHEREX,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,500TENANTI,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,510CAPEX,999999.99

--------------------------------------------------------------------------------
                         SAMPLE SPREADSHEET PRESENTATION
--------------------------------------------------------------------------------
                          BEGIN     ENDING   DATA  STMT
TRANS ID  LOAN #  PROP #  YYYYMM    YYYYMM   TYPE  TYPE   CATEGORY    AMOUNT
--------------------------------------------------------------------------------

XX97D4    12768-34  001    199901    199903   YTD   NOR    010GROSRNT  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    020VACANCY  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    030BASERNT  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    160OTHERIN  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    310RETAXES  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    320PROPINS  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    330UTILITI  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    340REPAIRS  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    350JANITOR  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    370MANAGEM  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    380PAYROLL  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    390MARKETI  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    410GENERAL  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    440OTHEREX  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    500TENANTI  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    510CAPEX    999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    010GROSRNT  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    020VACANCY  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    030BASERNT  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    160OTHERIN  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    310RETAXES  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    320PROPINS  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    330UTILITI  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    340REPAIRS  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    350JANITOR  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    370MANAGEM  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    380PAYROLL  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    390MARKETI  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    410GENERAL  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    440OTHEREX  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    500TENANTI  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    510CAPEX    999999.99

                                   EXHIBIT Z

                          FORM OF CMSA LOAN SETUP FILE

                             CMSA "LOAN SETUP" FILE

                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"

-----------------------------------      -------------------------------------------------------------------------------------------

SPECIFICATION                            DESCRIPTION/COMMENTS
-----------------------------------      -------------------------------------------------------------------------------------------

Acceptable Media Types                   Magnetic Tape, Diskette, Electronic Transfer
Character Set                            ASCII
Field Delineation                        Comma
Density (Bytes-Per-Inch)                 1600 or 6250
Magnetic Tape Label                      None (unlabeled)
Magnetic Tape Blocking Factor            10285 (17 records per block)
Physical Media Label                     Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                           Factor; Record Length
Return Address Label                     Required for return of physical media (magnetic tape or diskette)


------------------------------------------------------------------------------------------------------------------------------------
                              FIELD             FORMAT
       FIELD NAME             NUMBER  TYPE      EXAMPLE        DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                   1     AN       XXX97001      Unique Issue Identification Mnemonic
Group Id                         2     AN       XXX9701A      Unique Indentification Number Assigned To Each Loan Group Within
                                                                An Issue
Loan Id                          3     AN    00000000012345   Unique Servicer Loan Number Number Assigned To Each Collateral Item
                                                                In A Pool
Prospectus Loan Id               4     AN         123         Unique Identification Number Assigned To Each Collateral Item In
                                                                The Prospectus
Original Note Amount             5   Numeric   1000000.00     The Mortgage Loan Balance At Inception Of The Note
Original Term Of Loan            6   Numeric      240         Original Number Of Months Until Maturity Of Loan
Original Amortization Term       7   Numeric      360         Original Number Of Months Loan Amortized Over
Original Note Rate               8   Numeric     0.095        The Note Rate At Inception Of The Note
Original Payment Rate            9   Numeric     0.095        Original Rate Payment Calculated On
First Loan Payment Due Date     10     AN       YYYYMMDD      First Payment Date On The Mortgage Loan
Grace Days Allowed              11   Numeric      10          Number Of Days From Due Date Borrower Is Permitted To Remit Payment
Interest Only (Y/N)             12     AN          Y          Y=Yes, N=No
Balloon (Y/N)                   13     AN          Y          Y=Yes, N=No
Interest Rate Type              14   Numeric       1          1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code    15   Numeric       1          1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual, 5=Actual/366,
                                                                6=Simple, 7=78's
Interest in Arrears (Y/N)       16     AN          Y          Y=Yes, N=No
Payment Type Code               17   Numeric       1          See Payment Type Code Legend
Prepayment Lock-out End Date    18     AN       YYYYMMDD      Date After Which Loan Can Be Prepaid
Yield Maintenance End Date      19     AN       YYYYMMDD      Date After Which Loan Can Be Prepaid Without Yield Maintenance
Prepayment Premium End Date     20     AN       YYYYMMDD      Date After Which Loan Can Be Prepaid Without Penalty
Prepayment Terms Description    21     AN         Text        Should reflect the information in Annex A or use the format of LO(36),
                                                                YM(28), 7(12), O(3). If manually derived, the Cutoff Date should be the start date for period counting.
ARM Index Code                  22     AN          A          See Arm Index Code Legend
First Rate Adjustment Date      23     AN       YYYYMMDD      Date Note Rate Originally Changed
First Payment Adjustment Date   24     AN       YYYYMMDD      Date Payment Originally Changed
ARM Margin                      25   Numeric      0.025       Rate Added To Index Used In The Determination Of The Gross Interest
                                                                Rate
Lifetime Rate Cap               26   Numeric      0.15        Maximum Rate That The Borrower Must Pay On An Arm Loan Per The
                                                                Loan Agreement
Lifetime Rate Floor             27   Numeric      0.05        Minimum Rate That The Borrower Must Pay On An Arm Loan Per The
                                                                Loan Agreement
Periodic Rate Increase Limit    28   Numeric      0.02        Maximum Periodic Increase To The Note Rate Allowed Per The Loan
                                                                Agreement
Periodic Rate Decrease Limit    29   Numeric      0.02        Minimum Periodic Decrease To The Note Rate Allowed Per The Loan
                                                                Agreement
Periodic Pay Adjustment Max-%   30   Numeric      0.03        Max Periodic % Increase To The P&I Payment Allowed Per The Loan
                                                                Agreement
Periodic Pay Adjustment Max-$   31   Numeric     5000.00      Max Periodic Dollar Increase To The P&I Payment Allowed Per The Loan
                                                                Agreement
Payment Frequency               32   Numeric       1          1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Rate Reset Frequency            33   Numeric       1          1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually, 365=Daily
Pay Reset Frequency             34   Numeric       1          1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually, 365=Daily
Rounding Code                   35   Numeric       1          Rounding Method For Sum Of Index Plus Margin (See Rounding Code
                                                                Legend)
Rounding Increment              36   Numeric     0.00125      Used In Conjunction With Rounding Code
Index Look Back In Days         37   Numeric      45          Use Index In Effect X Days Prior To Adjustment Date
Negative Amortization
  Allowed (Y/N)                 38     AN          Y          Y=Yes, N=No
Max Neg Allowed (% Of Orig Bal) 39   Numeric     0.075        Max Lifetime % Increase to the Original Balance Allowed Per The Loan
                                                                Agreement
Maximum Negate Allowed ($)      40   Numeric    25000.00      Max Lifetime Dollar Increase to the Original Balance Allowed Per
                                                                The Loan Agreement
Remaining Term At Contribution  41   Numeric      240         Remaining Number Of Months Until Maturity Of Loan At Cutoff
Remaining Amort Term At
  Contribution                  42   Numeric      360         Remaining Number Of Months Loan Amortized Over At Cutoff
Maturity Date At Contribution   43     AN       YYYYMMDD      The Scheduled Maturity Date Of The Mortgage Loan At Contribution
Scheduled Principal Balance
  At Contribution               44   Numeric   1000000.00     The Scheduled Principal Balance Of The Mortgage Loan At Contribution
Note Rate At Contribution       45   Numeric      0.095       Cutoff Annualized Gross Interest Rate Applicable To The Calculation
                                                                Of Scheduled Interest
Servicer And Trustee Fee Rate   46   Numeric     0.00025      Cutoff Annualized Fee Paid To The Servicer And Trustee
Fee Rate / Strip Rate 1         47   Numeric     0.00001      Cutoff Annualized Fee/Strip Netted Against Current Note Rate =
                                                                Net Rate
Fee Rate / Strip Rate 2         48   Numeric     0.00001      Cutoff Annualized Fee/Strip Netted Against Current Note Rate =
                                                                Net Rate
Fee Rate / Strip Rate 3         49   Numeric     0.00001      Cutoff Annualized Fee/Strip Netted Against Current Note Rate =
                                                               Net Rate
Fee Rate / Strip Rate 4         50   Numeric     0.00001      Cutoff Annualized Fee/Strip Netted Against Current Note Rate =
                                                                Net Rate
Fee Rate / Strip Rate 5         51   Numeric     0.00001      Cutoff Annualized Fee/Strip Netted Against Current Note Rate =
                                                                Net Rate
Net Rate At Contribution        52   Numeric     0.0947       Cutoff Annualized Interest Rate Applicable To The Calculation Of
                                                                Remittance Interest
Periodic P&I Payment At
  Contribution                  53   Numeric     3000.00      The Periodic Scheduled Principal & Interest Payment at Contribution
# Of Properties at
  Contribution                  54   Numeric       13         L86 - The Number Of Properties Underlying The Mortgage Loan
Property Name                   55     AN         Text        P7 - If Multiple properties print "Various"
Property Address                56     AN         Text        P8 - If Multiple properties print "Various"
Property City                   57     AN         Text        P9 - If Multiple properties have the same city then print the city, otherwise print "Various".  Missing information print "Incomplete"
Property State                  58     AN         Text        P10 - If Multiple properties have the same state then print the state, otherwise print "XX" to represent various. Missing information print
                                                                "ZZ"
Property Zip Code               59     AN         Text        P11 - If Multiple properties have the same zip code then print the zip code, otherwise print "Various". Missing information print
                                                                "Incomplete"
Property County                 60     AN         Text        P12 - If Multiple properties have the same county then print the county, otherwise print "Various". Missing information print
                                                                "Incomplete"
Property Type Code              61     AN          MF         P13 -  If Multiple properties have the same property type code then print the property code, otherwise print "XX" to represent various.
                                                                Missing information print "ZZ"
Net Square Feet At Contribution 62   Numeric     25000        P16 - For Multiple properties, if all the same Property Type, sum the values, if missing any leave empty
# Of Units/Beds/Rooms At
  Contribution                  63   Numeric       75         P17 - For Multiple properties, if all the same Property Type, sum the values, if missing any leave empty
Year Built                      64     AN         YYYY        P14 - If Multiple properties have the same Year Built then print Year
                                                                Built else leave empty
NOI At Contribution             65   Numeric    100000.00     P47 - If Multiple properties sum the values, if missing any then
                                                                populate using the "DSCR Indicator Legend" rule.   Should match
                                                                the prospectus if available.
DSCR (NOI) At Contribution      66   Numeric      2.11        P48 - If Multiple properties populate using the "DSCR Indicator
                                                                Legend" rule. DSCR At Contribution using NOI.   Should match the
                                                                prospectus if available.
Appraisal Value At Contribution 67   Numeric   1000000.00     P49 -  If Multiple properties sum the values , if missing any then leave empty
Appraisal Date At Contribution  68     AN       YYYYMMDD      P50 - If Multiple properties and all the same then print the date, if missing any then leave empty
Physical Occupancy At
  Contribution                  69   Numeric      0.88        P51 -  If Multiple properties, Use weighted average by using the calculation [ Current Allocated % (Prop) * Occupancy (Oper) ] for
                                                                each Property, if missing one then leave empty
Revenue At Contribution         70   Numeric   100000.00      P45 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule.  Should match the prospectus if available.
Operating Expenses At
  Contribution                  71   Numeric   100000.00      P46 -  If Multiple properties then sum the value, if missing any then
                                                                populate using the "DSCR Indicator Legend" rule.   Should match
                                                                the prospectus if available.
Contribution Financials
  As Of Date                    72     AN       YYYYMMDD      P44 - If Multiple properties and all the same then print the date, if missing any then leave empty
Recourse (Y/N)                  73     AN          Y          Y=Yes,  N=No
Ground Lease (Y/S/N)            74     AN          Y          Y=Yes, S=Subordinate, N= No ground lease, P22 - If Multiple properties and any one property is "Y" or "S" print  "Y"
Cross-Collateralized Loan
  Grouping                      75     AN        Text         P6 - All Loans With The Same Value Are Crossed, For example : "X02-1"
                                                                would be populated in this field for all related loans, "X02-2"
                                                                would be populated for the next group of related loans.
Collection Of Escrows (Y/N)     76     AN          Y          Y=Yes,  N=No  -  Referring to Taxes and Insurance
Collection Of Other
  Reserves (Y/N)                77     AN          Y          Y=Yes,  N=No -  Referring to Reserves other than Taxes and Insurance.
                                                                If any property has a value > 0 in P23,  this field should be "Y"
Lien Position At Contribution   78   Numeric       1          1=First, 2=Second...
Hyper Amortizing Begin Date     79     AN       YYYYMMDD      L81 - Date used to track Anticipated Repayment Date Loans
Defeasance Option Start Date    80     AN       YYYYMMDD      Date loan can start defeasance
Defeasance Option End Date      81     AN       YYYYMMDD      Date that defeasance ends
Last Setup Change Date          82     AN       YYYYMMDD      L83 - Distribution Date that the information was last changed by loan
NCF At Contribution             83   Numeric    100000.00     P76 - If Multiple properties sum the values, if missing any then populate using the "DSCR Indicator Legend" rule.  Net Cash Flow At
                                                                Contribution.   Should match the prospectus if available.
DSCR (NCF) At Contribution      84   Numeric     2.11         P77 - If Multiple properties populate using the "DSCR Indicator
                                                                Legend" rule. DSCR At Contribution using NCF to calculate.  Should match the prospectus if available.
DSCR Indicator at Contribution  85     AN        Text         Flag used to explain how the DSCR was calculated when there are multiple properties.  See DSCR Indicator Legend.
Loan Contributor to
  Securitization                86     AN        Text         Name of entity ultimately responsible for the reps and warranties of the loan contributed
Credit Tenant Lease             87     AN          Y          L101 - Y=Yes,  N=No


                                   EXHIBIT AA

                            INITIAL COMPANION HOLDER

          Capital Lease Funding, L.P. shall be the Initial Companion Holder for all Companion Loans.

                                   EXHIBIT BB
                       CLASS IO-II REFERENCE RATE SCHEDULE

INTEREST                   CLASS IO-II    INTEREST    DISTRIBUTION  CLASS IO-II
ACCRUAL    DISTRIBUTION     REFERENCE      ACCRUAL        DATE       REFERENCE
 PERIOD       DATE            RATE         PERIOD                      RATE
--------------------------------------------------------------------------------
    1        3/12/02        7.21443          43         9/12/05      7.45991
    2        4/12/02        7.46086          44        10/12/05      7.21744
    3        5/12/02        7.21836          45        11/12/05      7.45987
    4        6/12/02        7.46081          46        12/12/05      7.21740
    5        7/12/02        7.21831          47         1/12/06      7.21738
    6        8/12/02        7.46076          48         2/12/06      7.21736
    7        9/12/02        7.46074          49         3/12/06      7.21803
    8       10/12/02        7.21824          50         4/12/06      7.45976
    9       11/12/02        7.46069          51         5/12/06      7.21734
   10       12/12/02        7.21819          52         6/12/06      7.45972
   11        1/12/03        7.21816          53         7/12/06      7.21726
   12        2/12/03        7.21814          54         8/12/06      7.45967
   13        3/12/03        7.21860          55         9/12/06      7.45965
   14        4/12/03        7.46054          56        10/12/06      7.21451
   15        5/12/03        7.21805          57        11/12/06      7.45684
   16        6/12/03        7.46048          58        12/12/06      7.21446
   17        7/12/03        7.21799          59         1/12/07      7.21576
   18        8/12/03        7.46043          60         2/12/07      7.21573
   19        9/12/03        7.46040          61         3/12/07      7.21649
   20       10/12/03        7.21791          62         4/12/07      7.45809
   21       11/12/03        7.46034          63         5/12/07      7.21568
   22       12/12/03        7.21785          64         6/12/07      7.45805
   23        1/12/04        7.46029          65         7/12/07      7.21564
   24        2/12/04        7.21781          66         8/12/07      7.45801
   25        3/12/04        7.21798          67         9/12/07      7.45799
   26        4/12/04        7.46023          68        10/12/07      7.21559
   27        5/12/04        7.21775          69        11/12/07      7.45795
   28        6/12/04        7.46019          70        12/12/07      7.21555
   29        7/12/04        7.21771          71         1/12/08      7.45791
   30        8/12/04        7.46015          72         2/12/08      7.21551
   31        9/12/04        7.46013          73         3/12/08      7.21578
   32       10/12/04        7.21766          74         4/12/08      7.45785
   33       11/12/04        7.46010          75         5/12/08      7.21545
   34       12/12/04        7.21763          76         6/12/08      7.45781
   35        1/12/05        7.21761          77         7/12/08      7.21540
   36        2/12/05        7.21759          78         8/12/08      7.45776
   37        3/12/05        7.21820          79         9/12/08      7.45774
   38        4/12/05        7.46000          80        10/12/08      7.21534
   39        5/12/05        7.21754          81        11/12/08      7.45769
   40        6/12/05        7.45997          82        12/12/08      7.21529
   41        7/12/05        7.21750          83         1/12/09      7.21864
   42        8/12/05        7.45993          84         2/12/09      7.21862

                                   EXHIBIT CC

                         FORM OF PURCHASE OPTION NOTICE
                            PURSUANT TO SECTION 3.18


                                     [Date]

Wells Fargo Bank Minnesota, N.A
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attention:     Corporate Trust Services (CMBS) First Union National Bank
               Commercial Mortgage Pass-Through Certificates, Series 2002-C1

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:     Asset-Backed SecuritiesTrust Services Group - First Union
               National Bank Commercial Mortgage Trust, Commercial Mortgage
               Trust, Commercial Mortgage Pass-Through Certificates, Series
               2002-C1

First Union National Bank
NC 1075
8739 Research Drive URP4
Charlotte, North Carolina 28262-1075
Attention:     First Union National Bank Commercial Mortgage Trust, Commercial
               Mortgage Pass-Through Certificates, Series 2002-C1

               Re: First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C1

Ladies and Gentlemen:

        The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of February 10, 2002, by and among First Union Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank Minnesota, N.A., as trustee, GMAC Commercial Mortgage Corporation., as special servicer, First Union National Bank, as master servicer, and LaSalle Bank National Association, as paying agent. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

        The undersigned Option Holder [is the Special Servicer] [is the Majority Subordinate Certificateholder] [acquired its Purchase Option from the [Special Servicer] [Majority Subordinate Certificateholder] on _________].

        The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(d) of the Pooling and Servicing Agreement. Within ten
(10) Business Days of the date hereof, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Special Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage Loan File.

        The undersigned Option Holder agrees that it shall prepare and provide the Special Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan ____, together with such other documents or instruments as the Special Servicer shall reasonably require to consummate the purchase contemplated hereby.

        The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and that the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan in accordance with the terms and conditions of this letter and Section
3.18 of the Pooling and Servicing Agreement.

                                               Very truly yours,


                                               [Option Holder]


                                               By: _____________________________
                                                   Name:
                                                   Title:

        [By signing this letter in the space provided below, the [Special Servicer] [Majority Subordinate Certificateholder] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].


[-----------------------]


By:
Name:
Title:  ]